AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 19, 1997
                                                 REGISTRATION NO. 333-37047

===========================================================================
                  SECURITIES AND EXCHANGE COMMISSION
                        WASHINGTON, D.C. 20549
                    -----------------------------

                          AMENDMENT NO. 1 TO
                               FORM S-4
                        REGISTRATION STATEMENT
                                 UNDER
                      THE SECURITIES ACT OF 1933

                    -----------------------------
                        COUNTRYWIDE CAPITAL III
        (Exact name of registrant as specified in its charter)
                C/O COUNTRYWIDE CREDIT INDUSTRIES, INC.
                           4500 PARK GRANADA
                          CALABASAS, CA 91302
                            (818) 225-3000
        DELAWARE                (Address, including zip        APPLIED FOR
(State or other jurisdiction    code, and telephone number,  (I.R.S. Employer
   of incorporation or           including area code, of      Identification
     organization)               registrant's principal          Number)
                                   executive offices)


                     COUNTRYWIDE HOME LOANS, INC.
        (Exact name of registrant as specified in its charter)
                           4500 PARK GRANADA
                          CALABASAS, CA 91302
                            (818) 225-3000
        NEW YORK                (Address, including zip        13-2631719
(State or other jurisdiction    code, and telephone number,  (I.R.S. Employer
   of incorporation or           including area code, of      Identification
     organization)               registrant's principal          Number)
                                   executive offices)

                  COUNTRYWIDE CREDIT INDUSTRIES, INC.
        (Exact name of registrant as specified in its charter)
                           4500 PARK GRANADA
                          CALABASAS, CA 91302
                            (818) 225-3000
        DELAWARE                (Address, including zip        13-2641992
(State or other jurisdiction    code, and telephone number,  (I.R.S. Employer
   of incorporation or           including area code, of      Identification
     organization)               registrant's principal          Number)
                                   executive offices)
                    -----------------------------

                             DAVIS S. LOEB
                               DIRECTOR
                     COUNTRYWIDE HOME LOANS, INC.
                                  AND
                  PRESIDENT AND CHAIRMAN OF THE BOARD
                  COUNTRYWIDE CREDIT INDUSTRIES, INC.
                           4500 PARK GRANADA
                          CALABASAS, CA 91302
                            (818) 225-3000
           (Name, address, including zip code, and telephone
          number, including area code, of agent for service)

                    -----------------------------

                              COPIES TO:
       KENNETH R. BLACKMAN, ESQ.                   SANDOR E. SAMUELS, ESQ.
FRIED, FRANK, HARRIS, SHRIVER & JACOBSON          MANAGING DIRECTOR, LEGAL,
           ONE NEW YORK PLAZA                   GENERAL COUNSEL AND SECRETARY
        NEW YORK, NY 10004-1980              COUNTRYWIDE CREDIT INDUSTRIES, INC.
             (212) 859-8000                           4500 PARK GRANADA
                                                     CALABASAS, CA 91302
                                                        (818) 225-3000

                    -----------------------------

          THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

===========================================================================

     APPROXIMATE DATE OF COMMENCEMENT OF THE PROPOSED EXCHANGE OFFER: As soon as practicable after the effective date of this Registration
Statement.

                    -----------------------------

     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is a compliance with General Instruction G, check the following box. |_|


     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|


                    -----------------------------

                      CALCULATION OF REGISTRATION FEE

                                       MAXIMUM
                                       AMOUNT        PROPOSED MAXIMUM      PROPOSED MAXIMUM        AMOUNT OF
      TITLE OF EACH CLASS OF            TO BE         OFFERING PRICE          AGGREGATE           REGISTRATION
    SECURITIES TO BE REGISTERED     REGISTERED(1)     PER UNIT(1)(2)       OFFERING PRICE(1)(2)       FEE

Subordinated Capital Income
  Securities ("Capital
  Securities") of Countrywide
  Capital III....................

Junior Subordinated Debentures
  ("Debentures") of
  Countrywide Home Loans, Inc.
  (3)............................

Guarantees of Capital
  Securities of Countrywide
  Capital III by Countrywide
  Credit Industries, Inc. and
  certain back-up undertakings
  ("Capital Securities
  Guarantees") (4)(5)............

Guarantees of Debentures of
  Countrywide Home Loans, Inc.
  by Countrywide Credit
  Industries, Inc. ("Debt
  Guarantees") (5)...............
                                         200,000
                                         Capital
  Total..........................      Securities             100%                 $200,000,000        $60,607


(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(f)(2).
(2)  Exclusive of accrued interest and distributions, if any.
(3) The Debentures will be issued and sold to Countrywide Capital III. Such Debentures may later be distributed to the holders of Capital Securities upon a dissolution of Countrywide Capital III and the distribution of the assets thereof.
(4) Includes the rights of holders of the Capital Securities under the Capital Securities Guarantees and certain back-up undertakings comprised of obligations of Countrywide Home Loans, Inc. ("CHL"), guaranteed by Countrywide Credit Industries, Inc. (the "Company"), to provide certain indemnities in respect of, and pay and be responsible for certain costs, expenses, debts and liabilities of, Countrywide Capital III (other than with respect to the Capital Securities) and certain obligations of the Company as set forth in the Indenture and the Declaration of Countrywide Capital III, in each case as further described in the Registration Statement. The Company's obligations under the Capital Securities Guarantees, the Debt Guarantees, the Indenture and the Declaration, taken together with CHL's obligations under the Debentures and the Indenture, including CHL's obligations to pay all costs, expenses and liabilities of Countrywide Capital III (other than with respect to the Capital Securities), will provide a full and unconditional guarantee by the Company of all of Countrywide Capital III's obligations under the Capital Securities.
(5) No separate consideration will be received for any Capital Securities Guarantees or Debt Guarantees or back-up undertakings.



               SUBJECT TO COMPLETION, DATED NOVEMBER 19, 1997

                                PROSPECTUS
                          COUNTRYWIDE CAPITAL III
                           OFFER TO EXCHANGE ITS
      8.05% SUBORDINATED CAPITAL INCOME SECURITIES, SERIES B (SKISSM*)
  WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED,
                                  AND ARE
 FULLY AND UNCONDITIONALLY GUARANTEED AS TO DISTRIBUTIONS AND OTHER PAYMENTS,
        AS SET FORTH HEREIN, BY COUNTRYWIDE CREDIT INDUSTRIES, INC.

                     FOR ANY AND ALL OF ITS OUTSTANDING

      8.05% SUBORDINATED CAPITAL INCOME SECURITIES, SERIES A (SKISSM*)
              (LIQUIDATION AMOUNT $1,000 PER CAPITAL SECURITY)
                                 WHICH ARE
 FULLY AND UNCONDITIONALLY GUARANTEED AS TO DISTRIBUTIONS AND OTHER PAYMENTS,
        AS SET FORTH HEREIN, BY COUNTRYWIDE CREDIT INDUSTRIES, INC.
                    -----------------------------
---------------------------------------------------------------------------

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON
                  DECEMBER 19, 1997 UNLESS EXTENDED.

---------------------------------------------------------------------------

                    -----------------------------

          Countrywide Capital III, a Delaware statutory business trust (the "Trust"), hereby offers, upon the terms and subject to the conditions set forth in this Prospectus (as the same may be amended or supplemented from time to time, the "Prospectus") and in the accompanying Letter of Transmittal (which together constitute the "Exchange Offer"), to exchange up to $200,000,000 aggregate liquidation amount of its 8.05% Capital Income Securities, Series B (the "New Capital Securities"), which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to the Registration Statement (as defined herein) of which this Prospectus constitutes a part, for a like liquidation amount of its outstanding 8.05% Capital Income Securities, Series A (the "Old Capital Securities"), of which $200,000,000 aggregate liquidation amount is outstanding. As soon as practicable after the Exchange Offer: (i) Countrywide Credit Industries, Inc., a Delaware corporation (the "Company"), will exchange its full and unconditional guarantee with respect to the payment of Distributions (as defined herein) and payments on liquidation of the Trust or redemption of the Old Capital Securities (the "Old Trust Guarantee") for a like guarantee of the New Capital Securities (the "New Trust Guarantee," and together with the Old Trust Guarantee, the "Trust Guarantee"); (ii) all of the 8.05% Junior Subordinated Debentures due June 15, 2027, Series A (the "Old Debentures"), of Countrywide Home Loans, Inc., a New York corporation and a wholly-owned subsidiary of the Company ("CHL"), of which $206,200,000 aggregate principal amount is outstanding, will be exchanged for a like aggregate principal amount of CHL's 8.05% Junior Subordinated Debentures due June 15, 2027, Series B (the "New Debentures"); and (iii) the Company will exchange its full and unconditional guarantee with respect to the payment of principal of, premium, if any, and interest on the Old Debentures (the "Old Debt Guarantee") for a like guarantee of the New Debentures (the "New Debt Guarantee"). The New Trust Guarantee, the New Debentures and the New Debt Guarantee also have been registered under the Securities Act. The New Trust Guarantee, together with the New Debt Guarantee, are collectively referred to as the "New Guarantees," and the New Guarantees, together with the Old Trust Guarantee, to the extent it shall remain in effect because not all the Old Capital Securities are exchanged for New Capital Securities, are collectively referred to as the "Guarantees." The Exchange Offer is being made pursuant to the terms of a Registration Rights Agreement, dated June 4, 1997 (the "Registration Rights Agreement"), among the Company, CHL, the Trust and Lehman Brothers Inc., Countrywide Securities Corporation, Goldman, Sachs & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Salomon Brothers Inc (the "Initial Purchasers") pursuant to the terms of a Purchase Agreement, dated May 30, 1997, among the Company, CHL, the Trust and the Initial Purchasers. See "The Exchange Offer -- Purpose and Effect of the Exchange Offer." The Old Capital Securities, the Old Trust Guarantee, the Old Debentures and the Old Debt Guarantee are collectively referred to herein as the "Old Securities" and the New Capital Securities, the New Trust Guarantee, the New Debentures and the New Debt Guarantee are collectively referred to herein as the "New Securities."

          The terms of the New Securities are identical in all material respects to the terms of the Old Securities, except that the New Securities have been registered under the Securities Act and therefore will not be subject to certain restrictions on transfer applicable to the Old Securities.

                    -----------------------------

SEE "RISK FACTORS" BEGINNING ON PAGE 15 FOR A DISCUSSION OF CERTAIN FACTORS WHICH INVESTORS SHOULD CONSIDER IN CONNECTION WITH THE EXCHANGE OFFER AND AN INVESTMENT IN THE NEW CAPITAL SECURITIES.

                       -----------------------------

THESE  SECURITIES  HAVE NOT BEEN APPROVED OR  DISAPPROVED BY THE SECURITIES
  AND EXCHANGE  COMMISSION  OR ANY STATE  SECURITIES  COMMISSION  NOR HAS
    THE SECURITIES  AND  EXCHANGE  COMMISSION  OR ANY STATE  SECURITIES
          COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
            PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS
                          A CRIMINAL OFFENSE.

                    -----------------------------

*    SKIS is a servicemark of Lehman Brothers Inc.

                    -----------------------------

              THE DATE OF THIS PROSPECTUS IS          , 1997.


[RED HERRING]
INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO THE REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

     The New Capital Securities and the Old Capital Securities (together, the "Capital Securities") represent undivided beneficial ownership interests in the assets of the Trust and rank on a parity with each other. The Company is the owner of all of the beneficial ownership interests represented by common securities of the Trust (the "Common Securities," and together with the Capital Securities, the "Trust Securities"). The Trust was formed for the exclusive purposes of (i) issuing and selling the Trust Securities, (ii) investing the gross proceeds thereof in the Old Debentures and the Old Debt Guarantee, which will be exchanged for the New Debentures and the New Debt Guarantee, respectively, and (iii) engaging in only those other activities necessary or incidental thereto, including engaging in the Exchange Offer.

     The New Debentures will mature on June 15, 2027, or earlier in certain circumstances following the occurrence of a Tax Event (as defined herein). See "Description of Capital Securities -- Special Event Redemption or Distribution of New Debentures; Shortening of Stated Maturity." The Capital Securities will have a preference under certain circumstances with respect to cash distributions and amounts payable on liquidation, redemption or otherwise over the Common Securities. See "Description of Capital Securities -- Subordination of Common Securities."

     Holders of Capital Securities will be entitled to receive cumulative cash distributions ("Distributions"), accumulating from June 4, 1997, the date of original issuance of the Old Capital Securities, at a rate per annum equal to 8.05% of the liquidation amount of $1,000 per Capital Security. Distributions will be payable semi-annually in arrears on June 15 and December 15 of each year, commencing on December 15, 1997, and at maturity. At all times, the distribution rate in effect on the Capital Securities, the distribution payment dates and other payment dates for the Capital Securities will correspond to the interest rate, interest payment dates and other payment dates for the New Debentures, which, together with the New Debt Guarantee, will be the exclusive assets of the Trust. See "Description of Capital Securities -- Distributions."

     The Company will guarantee the payment of Distributions and payments on liquidation of the Trust or redemption of the Capital Securities, but only, in each case, to the extent of funds held by the Trust, which funds will not be available except to the extent CHL has made payments of interest or principal or other payments on the New Debentures or the Company has made such payments pursuant to the New Debt Guarantee. See "Description of Trust Guarantee" and "Description of New Debentures and New Debt Guarantee." If CHL does not make payments on the New Debentures held by the Trust, and the Company does not make such payments, to the extent required, under the New Debt Guarantee, the Trust will have insufficient funds to make payments on the Capital Securities, and the Trust Guarantee will not apply to such payments until the Trust has sufficient funds available therefor.


     The Company's obligations under the Guarantees, the Indenture (as defined herein) and the Declaration (as defined herein), taken together with CHL's obligations under the New Debentures and the Indenture, including CHL's obligation to pay all costs, expenses and liabilities of the Trust (other than with respect to the Trust Securities), constitute a full and unconditional guarantee by the Company of all of the Trust's obligations under the Capital Securities. See "Relationship Among the
Capital Securities, the New Debentures and the Guarantees." CHL's obligations under the New Debentures and the Indenture and the Company's obligations under the Guarantees and the Indenture will be subordinate and junior in right of payment to all existing and future Senior Indebtedness (as defined herein) of CHL and the Company, respectively, and will rank pari passu with the 8% Junior Subordinated Deferrable Interest Debentures due 2026 of CHL (the "1996 Debentures") and the related guarantee by the Company, respectively. See "Capitalization." In addition, at all times such obligations will be structurally subordinated to all existing and future liabilities and obligations of CHL's and the Company's subsidiaries, as the case may be. At August 31, 1997, CHL had approximately $5.7 billion aggregate principal amount of Senior Indebtedness outstanding and the Company had no indebtedness outstanding (excluding indebtedness of subsidiaries guaranteed by the Company). In addition, at such date, subsidiaries of the Company (other than CHL) had outstanding indebtedness of approximately $16.3 million. The terms of the Capital Securities, the New Debentures and the Guarantees place no limitation on the amount of Senior Indebtedness that may be incurred by the Company or CHL or on the amount of liabilities and obligations of the Company's or CHL's subsidiaries. See "Description of Trust Guarantee -- Status of the Trust Guarantee" and "Description of New Debentures and New Debt Guarantee -- Ranking."


     CHL has the right to defer payment of interest on the New Debentures at any time or from time to time for a period not exceeding 10 consecutive semi-annual periods with respect to each deferral period (each, an "Extension Period"), provided that no Extension Period may extend beyond the Stated Maturity (as defined herein) of the New Debentures. Upon the termination of any such Extension Period and the payment of all amounts then due on any Interest Payment Date (as defined herein), CHL may elect to begin a new Extension Period, subject to the requirements set forth herein. Accordingly, there could be multiple Extension Periods of varying lengths throughout the term of the New Debentures. If interest payments on the New Debentures are so deferred, Distributions on the Capital Securities will also be deferred and (a) the Company and CHL shall not declare or pay dividends on, or make a distribution with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, any of its capital stock (other than (i) purchases or acquisitions of shares of any such capital stock or rights to acquire such capital stock in connection with the satisfaction by the Company or CHL, respectively, of its obligations under any employee benefit plans, (ii) as a result of a reclassification of the Company's or CHL's capital stock or rights to acquire such capital stock or the exchange or conversion of one class or series of the Company's or CHL's capital stock or rights to acquire such capital stock for another class or series of the Company's or CHL's capital stock or rights to acquire such capital stock, (iii) the purchase of fractional interests in shares of the Company's or CHL's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged or (iv) dividends and distributions made on the Company's or CHL's capital stock or rights to acquire such capital stock with the Company's or CHL's capital stock or rights to acquire such capital stock) or make any guarantee payments with respect to any of the foregoing and (b) the Company and CHL shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities (including any guarantees, other than the Guarantees) issued by the Company or CHL that rank pari passu with or junior to the New Debentures. During an Extension Period, interest on the New Debentures will continue to accrue (and the amount of Distributions to which holders of the Capital Securities are entitled will accumulate) at 8.05% per annum, compounded semi-annually, and holders of the Capital Securities will be required to accrue income, in the form of original issue discount ("OID"), for United States federal income tax purposes prior to receipt of cash related to such interest income. See "Description of New Debentures and New Debt Guarantee -- Option to Extend Interest Payment Period" and "Certain United States Federal Income Tax Consequences -- Interest Income and Original Issue Discount."

     The Trust Securities are subject to mandatory redemption, in whole but not in part, upon repayment of the New Debentures held by the Trust at maturity or their earlier redemption, in an aggregate liquidation amount equal to the aggregate principal amount of related New Debentures maturing or being redeemed and at a redemption price equal to the redemption price of such New Debentures, in each case, plus accumulated and unpaid Distributions thereon to the date of redemption.

     The New Debentures are not redeemable at the option of CHL, other than in certain circumstances following a Special Event (as defined herein). Upon the occurrence and continuation of a Special Event, CHL will have the right, if certain conditions are met, (i) in the case of a Tax Event, to shorten the Stated Maturity of the New Debentures to a date not earlier than December 15, 2011 or (ii) to redeem the New Debentures in whole (but not in part) within 90 days following the occurrence of such Special Event, at a redemption price equal to 100% of the aggregate principal amount of such New Debentures, plus accrued and unpaid interest to the date of redemption. See "Description of New Debentures and New Debt Guarantee -- Redemption."

     The Company has the right at any time to dissolve the Trust, and cause the New Debentures to be distributed to the holders of the Trust Securities in exchange therefor upon liquidation of the Trust. In the event of the liquidation of the Trust, after satisfaction of the claims of creditors of the Trust, if any, as provided by applicable law, the holders of the Trust Securities will be entitled to receive a liquidation amount of $1,000 per Capital Security, plus accumulated and unpaid Distributions thereon to the date of payment, unless, in connection with such liquidation, New Debentures are distributed to the holders of Trust Securities. If such liquidation amount can be paid only in part because the Trust has insufficient assets available to pay in full the aggregate liquidation amount, then the amounts payable directly by the Trust on the Trust Securities will be paid on a pro rata basis. The holders of the Common Securities will be entitled to receive distributions upon any such liquidation pro rata with the holders of the Capital Securities, except that if an Indenture Event of Default (as defined herein) has occurred and is continuing, the Capital Securities will have a priority over the Common Securities. See "Description of Capital Securities -- Liquidation Distribution Upon Dissolution."

THIS PROSPECTUS AND THE RELATED LETTER OF TRANSMITTAL CONTAIN IMPORTANT INFORMATION. HOLDERS OF OLD CAPITAL SECURITIES ARE URGED TO READ THIS PROSPECTUS AND THE RELATED LETTER OF TRANSMITTAL CAREFULLY BEFORE DECIDING WHETHER TO TENDER THEIR OLD CAPITAL SECURITIES PURSUANT TO THE EXCHANGE OFFER.


     The Trust will accept for exchange any and all validly tendered Old Capital Securities on or prior to 5:00 p.m., New York City time, on December 19, 1997, unless extended by the Trust (as so extended, the "Expiration Date"). Tenders of Old Capital Securities may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date. The Exchange Offer is not conditioned upon any minimum liquidation amount of Old Capital Securities being tendered for exchange. However, the Exchange Offer is subject to certain conditions, which may be waived by the Trust, and to the terms and provisions of the Registration Rights Agreement. Old Capital Securities may be tendered only in blocks having a minimum aggregate liquidation amount of $100,000 (100 Old Capital Securities) and in integral multiples of $1,000 in excess thereof. CHL has agreed to pay all the expenses of the Exchange Offer. See "The Exchange Offer."


     Any waiver, extension or termination of the Exchange Offer will be publicly announced by the Trust through a release to the Dow Jones News Service and as otherwise required by applicable law or regulations.

     The New Capital Securities will be obligations of the Trust entitled to the benefits of the Declaration. The form and terms of the New Capital Securities will be identical in all material respects to the form and terms of the Old Capital Securities except that (i) the New Capital Securities will have been registered under the Securities Act and therefore will not contain terms with respect to transfer restrictions, (ii) the Distribution Rate (as defined herein) on the New Capital Securities will not be subject to increase in certain circumstances relating to the timing of the Exchange Offer and (iii) the holders of New Capital Securities will not be entitled to certain rights under the Registration Rights Agreement, which rights will terminate when the Exchange Offer is consummated. Any Old Capital Securities not tendered and accepted in the Exchange Offer will remain outstanding and, except as described herein, will be entitled to all the rights and preferences, and will be subject to the limitations applicable thereto, under the Declaration. Following consummation of the Exchange Offer, the holders of the Old Capital Securities will not be entitled to any increase in the Distribution Rate thereon and will continue to be subject to any existing restrictions upon transfer thereof, and none of the Company, CHL and the Trust will have any further obligation to such holders (other than under certain limited circumstances) to provide for the registration under the Securities Act of the Old Capital Securities held by them. See "The Exchange Offer."

     The Company, CHL and the Trust are making the Exchange Offer in reliance on the position of the staff of the Division of Corporation Finance of the Securities and Exchange Commission (the "Commission") as set forth in certain interpretive letters addressed to third parties in other transactions. However, none of the Company, CHL and the Trust has sought its own interpretive letter and there can be no assurance that the staff of the Division of Corporation Finance of the Commission would make a similar determination with respect to the Exchange Offer as it has in such interpretive letters to third parties. Based on these interpretations by the staff of the Division of Corporation Finance, and subject to the two immediately following sentences, the Company, CHL and the Trust believe that New Capital Securities issued pursuant to the Exchange Offer in exchange for Old Capital Securities may be offered for resale, resold and otherwise transferred by a holder thereof (other than a holder who is a broker-dealer or who is an "affiliate" of the Company, CHL or the Trust within the meaning of Rule 405 of the Securities Act) without further compliance with the registration and prospectus delivery requirements of the Securities Act, provided that (i) such New Capital Securities are acquired in the ordinary course of such holder's business and (ii) such holder is not participating, does not intend to participate and has no arrangement or understanding with any person to participate, in a distribution (within the meaning of the Securities Act) of such New Capital Securities. However, any holder of Old Capital Securities who is an "affiliate" of the Company, CHL or the Trust or who intends to participate in the Exchange Offer for the purpose of distributing New Capital Securities, or, as to unsold allotments, any broker-dealer who purchased Old Capital Securities from the Trust to resell pursuant to Rule 144A under the Securities Act ("Rule 144A") or any other available exemption under the Securities Act, (a) will not be able to rely on the interpretations of the staff of the Division of Corporation Finance of the Commission set forth in the above-mentioned interpretive letters, (b) will not be permitted or entitled to tender such Old Capital Securities in the Exchange Offer and
(c) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of such Old Capital Securities, with such resale covered by an effective registration statement containing the selling security holder information required by Item 507 of Regulation S-K under the Securities Act, unless such sale is made pursuant to an exemption from such requirements. In addition, as described below, if any broker-dealer holds Old Capital Securities acquired for its own account as a result of market-making or other trading activities and exchanges such Old Capital Securities for New Capital Securities, then such broker-dealer must deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of such New Capital Securities.

     Each holder of Old Capital Securities who wishes to exchange Old Capital Securities for New Capital Securities in the Exchange Offer will be required to represent that (i) it is not an "affiliate" of the Company, CHL or the Trust, (ii) any New Capital Securities to be received by it are being acquired in the ordinary course of its business, (iii) it has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of such New Capital Securities and (iv) if such holder is not a broker-dealer, or is a broker-dealer but will not receive New Capital Securities for its own account in exchange for Old Capital Securities, such holder is not engaged in, and does not intend to engage in, a distribution (within the meaning of the Securities Act) of such New Capital Securities. In addition, the Company, CHL and the Trust may require such holder, as a condition to such holder's eligibility to participate in the Exchange Offer, to furnish to the Company, CHL and the Trust (or an agent thereof) in writing information as to the number of "beneficial owners" (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) on behalf of whom such holder holds the Old Capital Securities to be exchanged in the Exchange Offer. Each broker-dealer that receives New Capital Securities for its own account pursuant to the Exchange Offer must acknowledge that it acquired the Old Capital Securities for its own account as a result of market-making activities or other trading activities and must agree that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Capital Securities. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. Based on the position taken by the staff of the Division of Corporation Finance of the Commission in the interpretive letters referred to above, the Company, CHL and the Trust believe that broker-dealers who acquired Old Capital Securities for their own accounts, as a result of market-making or other trading activities ("Participating Broker-Dealers") may fulfill their prospectus delivery requirements with respect to the New Capital Securities received upon exchange of such Old Capital Securities (other than Old Capital Securities which represent an unsold allotment from the original sale of the Old Capital Securities) with a prospectus meeting the requirements of the Securities Act, which may be the prospectus prepared for an exchange offer so long as it contains a description of the plan of distribution with respect to the resale of such New Capital Securities.
Accordingly, this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer during the period referred to below in connection with resales of New Capital Securities received in exchange for Old Capital Securities where such Old Capital Securities were acquired by such Participating Broker-Dealer for its own account as a result of market-making or other trading activities. Subject to certain provisions set forth in the Registration Rights Agreement, the Company, CHL and the Trust have agreed that this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of such New Capital Securities for a period ending 90 days after the Registration Statement of which this Prospectus constitutes a part is declared effective. However, a Participating Broker-Dealer who intends to use this Prospectus in connection with the resale of New Capital Securities received in exchange for Old Capital Securities pursuant to the Exchange Offer must notify the Company, CHL and the Trust, or cause the Company, CHL and the Trust to be notified, on or prior to the Expiration Date, that it is a Participating Broker-Dealer. Such notice may be given in the space provided for that purpose in the Letter of Transmittal or may be delivered to the Exchange Agent (as defined herein) at one of the addresses set forth herein under "The Exchange Offer -- Exchange Agent." Any Participating Broker-Dealer who is an "affiliate" of the Company, CHL or the Trust may not rely on such interpretive letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. See "The Exchange Offer -- Resales of New Capital Securities."

     In that regard, each Participating Broker-Dealer who surrenders Old Capital Securities pursuant to the Exchange Offer will be deemed to have agreed, by execution of the Letter of Transmittal, that, upon receipt of notice from the Company, CHL or the Trust of the occurrence of any event or the discovery of any fact which makes any statement contained in this Prospectus untrue in any material respect or which causes this Prospectus to omit to state a material fact necessary in order to make the statements contained herein, in light of the circumstances under which they were made, not misleading or of the occurrence of certain other events specified in the Registration Rights Agreement, such Participating Broker-Dealer will suspend the sale of New Capital Securities pursuant to this Prospectus until the Company, CHL and the Trust have amended or supplemented this Prospectus to correct such misstatement or omission and have furnished copies of the amended or supplemented Prospectus to such Participating Broker-Dealer or the Company, CHL or the Trust has given notice that the sale of the New Capital Securities may be resumed, as the case may be.

     The New Capital Securities will be a new issue of securities for which there currently is no established trading market. The Trust has been advised by the Initial Purchasers that following completion of the Exchange Offer, they currently intend to make a market in the New Capital Securities; however, they are not obligated to do so and any market-making activities with respect to the New Capital Securities may be discontinued at any time. There can be no assurance that an active trading market for the New Capital Securities will develop. See "Risk Factors -- Absence of Public Market for the New Capital Securities." The Trust and the Company do not currently intend to apply for listing of the New Capital Securities on the New York Stock Exchange (the "NYSE"). To the extent that Old Capital Securities are tendered and accepted in the Exchange Offer, a holder's ability to sell untendered Old Capital Securities could be adversely affected. See "Risk Factors -- Consequences of a Failure to Exchange Old Capital Securities."

     None of the Company, CHL and the Trust will receive any proceeds from the Exchange Offer. No dealer-manager is being used in connection with the Exchange Offer. See "Use of Proceeds" and "Plan of Distribution."

                    -----------------------------

NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATION CONCERNING THE COMPANY, CHL, THE TRUST, THE NEW CAPITAL SECURITIES OR THE EXCHANGE OFFER NOT CONTAINED IN THIS PROSPECTUS, THE DOCUMENTS INCORPORATED OR DEEMED INCORPORATED BY REFERENCE IN THIS
PROSPECTUS OR THE LETTER OF TRANSMITTAL AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY, CHL OR THE TRUST. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR THE OFFERING, SALE OR DELIVERY OF ANY NEW CAPITAL SECURITY SHALL CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AT ANY TIME AFTER THE DATE HEREOF OR THAT THERE HAS BEEN NO CHANGE IN THE BUSINESS, FINANCIAL CONDITION, RESULTS OF OPERATIONS OR PROSPECTS OF THE COMPANY, CHL OR THE TRUST SINCE THE DATE HEREOF. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR A SOLICITATION BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

                    -----------------------------

NO EMPLOYEE BENEFIT OR OTHER PLAN SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), NO ENTITY WHOSE UNDERLYING ASSETS INCLUDE "PLAN ASSETS" OF ANY SUCH PLAN BY REASON OF SUCH PLAN'S INVESTMENT IN THE ENTITY AND NO PERSON INVESTING "PLAN ASSETS" OF ANY PLAN, MAY ACQUIRE OR HOLD THE NEW CAPITAL SECURITIES OR ANY INTEREST THEREIN, UNLESS SUCH EXCHANGING PERSON OR HOLDER IS ELIGIBLE FOR THE EXEMPTIVE RELIEF AVAILABLE UNDER AN APPLICABLE U.S. DEPARTMENT OF LABOR PROHIBITED TRANSACTION CLASS EXEMPTION ("PTE"), INCLUDING BUT NOT LIMITED TO PTE 96-23, 95-60, 91-38, 90-1 OR 84-14 WITH RESPECT TO SUCH ACQUISITION OR HOLDING. ANY PERSON EXCHANGING OLD CAPITAL SECURITIES FOR NEW CAPITAL SECURITIES OR HOLDER OF THE NEW CAPITAL SECURITIES OR ANY INTEREST THEREIN WILL BE DEEMED TO HAVE REPRESENTED AND COVENANTED BY ITS PURCHASE AND HOLDING THEREOF THAT EITHER (I) THE EXCHANGING PERSON OR HOLDER IS NOT A PLAN OR ANY ENTITY WHOSE UNDERLYING ASSETS INCLUDE "PLAN ASSETS" BY REASON OF ANY PLAN'S INVESTMENT IN THE ENTITY AND IS NOT ACQUIRING SUCH NEW CAPITAL SECURITIES ON BEHALF OF OR WITH "PLAN ASSETS" OF ANY PLAN OR (II) THE EXCHANGE AND HOLDING OF THE NEW CAPITAL SECURITIES IS COVERED BY ONE OF THE PROHIBITED TRANSACTION CLASS EXEMPTIONS UNDER ERISA AND THE CODE DESCRIBED ABOVE.



                             TABLE OF CONTENTS

                                                                     Page
                                                                     ----

AVAILABLE INFORMATION..................................................1
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE......................2
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS......................2
PROSPECTUS SUMMARY.....................................................4
RISK FACTORS..........................................................15
USE OF PROCEEDS.......................................................20
RATIO OF EARNINGS TO FIXED CHARGES....................................20
ACCOUNTING TREATMENT..................................................20
CAPITALIZATION........................................................21
THE COMPANY...........................................................22
CHL...................................................................22
THE TRUST.............................................................23
THE EXCHANGE OFFER....................................................24
DESCRIPTION OF CAPITAL SECURITIES.....................................36
DESCRIPTION OF NEW DEBENTURES AND NEW DEBT GUARANTEE..................45
DESCRIPTION OF TRUST GUARANTEE........................................51
RELATIONSHIP AMONG THE CAPITAL SECURITIES, THE NEW DEBENTURES
  AND THE GUARANTEES..................................................53
CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES.................54
BOOK-ENTRY ISSUANCE...................................................58
ERISA CONSIDERATIONS..................................................60
PLAN OF DISTRIBUTION..................................................62
LEGAL MATTERS.........................................................62
INDEPENDENT AUDITORS..................................................62
INDEX OF CERTAIN TERMS................................................63

                    -----------------------------

                           AVAILABLE INFORMATION

     The Company, CHL and the Trust have filed with the Commission a Registration Statement on Form S-4 (together with all amendments, exhibits, schedules and supplements thereto, the "Registration Statement") under the Securities Act with respect to the New Capital Securities offered hereby. This Prospectus, which forms a part of the Registration Statement, does not contain all the information set forth in the Registration Statement, certain parts of which have been omitted in accordance with the rules and regulations of the Commission. For further information with respect to the Company, CHL, the Trust and the New Capital Securities, reference is made to the Registration Statement and the exhibits and schedules relating thereto. Any statements contained herein concerning the provisions of any document filed as an exhibit to the Registration Statement or otherwise filed with the Commission or incorporated by reference herein are not necessarily complete, and, in each instance, reference is made to the copy of such document so filed for a more complete description of the matter involved. Each such statement is qualified in its entirety by such reference. The Registration Statement (and the exhibits and schedules thereto) can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549; and at the Commission's regional offices at Suite 1400, Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661-2511, and Seven World Trade Center, 13th Floor, New York, New York 10048. Copies of such material can also be obtained from the Commission at prescribed rates through its Public Reference Section at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549.

     The Company is subject to the informational requirements of the Exchange Act, and in accordance therewith files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information filed by the Company with the Commission pursuant to the informational requirements of the Exchange Act can be inspected and copied at the public reference facilities maintained by the Commission at its offices and the Commission's regional offices at the locations listed above. Copies of such material can also be obtained from the Public Reference Section of the Commission in the manner described above. Such reports and other information can also be inspected at the offices of the following exchanges on which certain of the Company's securities are listed: The New York Stock Exchange, 20 Broad Street, New York, New York 10005 and the Pacific Stock Exchange, 115 Sansome Street, San Francisco, California 94104. The Commission also maintains a Web site (http://www.sec.gov) that makes available reports, proxy statements and other information regarding the Company.

     No separate  financial  statements  of the Trust have been included or incorporated by reference herein. The Company and CHL believe such financial statements would not be material to holders of the New Capital Securities because (i) all of the voting securities of the Trust are owned by the Company, a reporting company under the Exchange Act, (ii) the Trust has no independent operations but exists for the exclusive purposes of issuing the Trust Securities, representing undivided beneficial ownership interests in its assets, and investing the gross proceeds thereof in the Old Debentures and the Old Debt Guarantee, which Old Debentures and Old Debt Guarantee will be exchanged for the New Debentures and the New Debt Guarantee, respectively, pursuant to the Exchange Offer and (iii) the
Company's obligations under the Guarantees, the Indenture and the Declaration, taken together with CHL's obligations under the New Debentures and the Indenture, including CHL's obligation to pay all costs, expenses and liabilities of the Trust (other than with respect to the Trust Securities), constitute a full and unconditional guarantee by the Company of all of the Trust's obligations under the Capital Securities. See "Relationship Among the Capital Securities, the New Debentures and the Guarantees."

             INCORPORATION OF CERTAIN INFORMATION BY REFERENCE


     The Company's Annual Report on Form 10-K for the fiscal year ended February 28, 1997 and Quarterly Reports on Form 10-Q for the fiscal quarters ended May 31, 1997 and August 31, 1997, previously filed by the Company with the Commission, are incorporated by reference in this Prospectus and shall be deemed to be a part hereof.


     Each document filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of any offering of securities made by this Prospectus shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing such document. Any statement contained herein, or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company will provide without charge to any person to whom a copy of this Prospectus is delivered, upon written or oral request, a copy of any and all of the documents that have been or may be incorporated by reference herein (other than exhibits to such documents which are not specifically incorporated by reference into such documents). Request for such documents should be submitted in writing to the Company at 4500 Park Granada, Calabasas, California 91302, Attention: Investor Relations.

             SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

     The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for certain forward-looking statements. This Prospectus may contain or incorporate by reference forward-looking statements which reflect the Company's current views with respect to future events and financial performance. These forward-looking statements are subject to certain risks and uncertainties, including those identified below, which could cause future results to differ materially from historical results or those anticipated. The words "believe," expect," "anticipate," "intend," "estimate" and other expressions which indicate future events and trends identify forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The following factors, among others, could cause future results to differ materially from historical results or those anticipated: (1) the level of demand for mortgage credit, which is affected by such external factors as the level of interest rates, the strength of the various segments of the economy and demographics of the Company's lending markets; (2) the direction of interest rates; (3) the relationship between mortgage interest rates and the cost of funds; (4) federal and state regulation of the Company's mortgage banking operations; and (5) competition within the mortgage banking industry. See also "Risk Factors."

                             PROSPECTUS SUMMARY

     THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY, AND SHOULD BE READ IN CONJUNCTION WITH, THE MORE DETAILED INFORMATION AND THE FINANCIAL STATEMENTS, INCLUDING THE NOTES THERETO, APPEARING ELSEWHERE OR
INCORPORATED BY REFERENCE IN THIS PROSPECTUS. PROSPECTIVE INVESTORS ARE URGED TO READ THIS PROSPECTUS IN ITS ENTIRETY. FOR AN INDEX OF CERTAIN DEFINED TERMS USED IN THIS PROSPECTUS, SEE "INDEX OF CERTAIN TERMS."

                                 THE TRUST

     The Trust is a statutory business trust formed under Delaware law pursuant to (i) a declaration of trust, dated as of May 28, 1997 and (ii) the filing of a certificate of trust with the Secretary of State of the State of Delaware on May 28, 1997. The Trust exists for the exclusive purposes of (i) issuing and selling the Trust Securities representing undivided beneficial ownership interests in the assets of the Trust, (ii) investing the gross proceeds from such sales in the Old Debentures and the Old Debt Guarantee, which will be exchanged for the New Debentures and the New Debt Guarantee, respectively, pursuant to the Exchange Offer and (iii) engaging in only those other activities necessary or incidental thereto, including engaging in the Exchange Offer.

     The Trust's registered office in the State of Delaware is c/o The Bank of New York (Delaware), 400 White Clay Center, Route 273, Newark, Delaware 19711, Attn: Corporate Trust Administration. The principal place of business of the Trust is c/o Countrywide Credit Industries, Inc., 4500 Park Granada, Calabasas, California 91302, and its telephone number is (818) 225-3000.

                                THE COMPANY

     The Company is a holding company which through its principal subsidiary, CHL, is engaged primarily in the mortgage banking business. The Company, through its other wholly owned subsidiaries, offers products and services complementary to its mortgage banking business. The Company is a Delaware corporation and was originally incorporated in New York under the name of OLM Credit Industries, Inc. in 1969. Its principal executive offices are located at 4500 Park Granada, Calabasas, California 91302, and its telephone number is (818) 225-3000.

                                    CHL

     CHL, the principal subsidiary of the Company, is engaged primarily in the mortgage banking business and as such originates, purchases, sells and services mortgage loans. CHL is a New York corporation, originally incorporated in 1969. Its principal executive offices are located at 4500 Park Granada, Calabasas, California 91302, and its telephone number is
(818) 225-3000.

                                THE OFFERING


THE OLD CAPITAL SECURITIES:   The Old Capital  Securities  were sold by the
                              Trust in an offering consummated on June 4, 1997 (the "Offering"), and were subsequently resold to Qualified Institutional Buyers (as defined herein) pursuant to Rule 144A and to certain foreign purchasers in reliance on Regulation S under the Securities Act.


REGISTRATION RIGHTS           In connection with the Offering, the Company,
AGREEMENT:                    CHL   and  the   Trust   entered   into   the
                              Registration Rights Agreement,  which granted
                              holders of the Old Capital Securities certain
                              exchange   and   registration   rights.   The
                              Exchange  Offer is intended  to satisfy  such
                              exchange  and  registration   rights,   which
                              terminate  upon  the   consummation   of  the
                              Exchange   Offer,    except   under   limited
                              circumstances.  See  "The  Exchange  Offer --
                              Shelf Registration Statement."

                             THE EXCHANGE OFFER

SECURITIES OFFERED:           Up  to  $200,000,000   aggregate  liquidation
                              amount of New Capital Securities (liquidation
                              amount  $1,000  per  New  Capital   Security)
                              evidencing   undivided  beneficial  ownership
                              interests in the assets of the Trust. Holders
                              of New Capital Securities will be entitled to
                              a preference  over the Common  Securities  in
                              certain   circumstances   with   respect   to
                              Distributions    and   amounts   payable   on
                              liquidation, redemption or otherwise.


THE EXCHANGE OFFER:           Pursuant  to  the  Exchange   Offer,   $1,000
                              liquidation  amount of New Capital Securities
                              will be issued in  exchange  for each  $1,000
                              liquidation  amount of Old Capital Securities
                              that are validly  tendered and not withdrawn.
                              Old Capital  Securities  may be tendered only
                              in   blocks   having  a   minimum   aggregate
                              liquidation   amount  of  $100,000  (100  Old
                              Capital Securities) and in integral multiples
                              of $1,000 in excess  thereof.  As of November
                              17, 1997, there was one registered  holder of
                              Old   Capital   Securities.   On  such  date,
                              $200,000,000  aggregate liquidation amount of
                              Old Capital Securities were outstanding.


                              The Exchange Offer is not being made to, nor will the Trust accept surrenders of Old Capital Securities for exchange from, holders thereof in any jurisdiction in which the Exchange Offer or the acceptance thereof would not be in compliance with the securities or blue sky laws of such jurisdiction.


RESALES: The Company, CHL and the Trust are making the Exchange Offer in reliance on the position of the staff of the Division of Corporation Finance of the Commission as set forth in certain interpretive letters addressed to third parties in other transactions. However, none of the Company, CHL and the Trust has sought its own interpretive letter and there can be no assurance that the staff of the Division of Corporation Finance of the Commission would make a similar determination with respect to the Exchange Offer as it has in such interpretive letters to third parties. Based on these interpretations by the staff of the Division of Corporation Finance, and subject to the two immediately following sentences, the Company, CHL and the Trust believe that New Capital Securities issued pursuant to the Exchange Offer in exchange for Old Capital Securities may be offered for resale, resold and otherwise transferred by a holder thereof (other than a holder who is a broker-dealer or who is an "affiliate" of the Company, CHL or the Trust within the meaning of Rule 405 under the Securities Act) without further compliance with the registration and prospectus delivery requirements of the Securities Act, provided that (i) such New Capital Securities are acquired in the ordinary course of such holder's business and (ii) such holder is not participating, does not intend to participate and has no arrangement or understanding with any person to participate, in a distribution (within the meaning of the Securities Act) of such New Capital Securities. However, any holder of Old Capital Securities who is an "affiliate" of the Company, CHL or the Trust or who intends to participate in the Exchange Offer for the purpose of distributing New Capital Securities, or, as to any unsold allotments, any broker-dealer who purchased Old Capital Securities from the Trust to resell pursuant to Rule 144A or any other available exemption under the Securities Act,
                              (a) will not be able to rely on the interpretations of the staff of the Division of Corporation Finance of the Commission set forth in the above-mentioned interpretive
                              letters,   (b)  will  not  be   permitted  or
                              entitled to tender such Old Capital Securities in the Exchange Offer and (c) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of such Old Capital Securities, with such resale covered by an effective registration statement containing the selling security holder information required by Item 507 of Regulation S-K under the Securities Act, unless such resale is made pursuant to an exemption from such requirements. In addition, as described below, if any broker-dealer holds Old Capital Securities acquired for its own account as a result of market-making or other trading activities and exchanges such Old Capital Securities for New Capital Securities, then such broker-dealer must deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of such New Capital Securities.


                              Each holder of Old Capital Securities who wishes to exchange Old Capital Securities for New Capital Securities in the Exchange Offer will be required to represent that (i) it is not an "affiliate" of the Company, CHL or the Trust, (ii) any New Capital Securities to be received by it are being acquired in the ordinary course of its business, (iii) it has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of such New Capital Securities and (iv) if such holder is not a broker-dealer, or is a broker-dealer but will not receive New Capital Securities for its own account in exchange for Old Capital Securities, such holder is not engaged in, and does not intend to engage in, a distribution (within the meaning of the Securities Act) of such New Capital Securities. In addition, the Company, CHL and the Trust may require such holder, as a condition to such holder's eligibility to participate in the Exchange Offer, to furnish to the Company, CHL and the Trust (or an agent thereof) in writing information as to the number of "beneficial owners" (within the meaning of Rule 13d-3 under the Exchange Act on behalf of whom such holder holds the Old Capital Securities to be exchanged in the Exchange Offer. Each broker-dealer that receives New Capital Securities for its own account pursuant to the Exchange Offer must acknowledge that it acquired the Old Capital Securities for its own account as a result of market-making activities or other trading activities and must agree that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Capital Securities. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. Based on the position taken by the staff of the Division of Corporation Finance of the Commission in the interpretive letters referred to above, the Company, CHL and the Trust believe that broker-dealers who acquired Old Capital Securities for their own accounts, as a result of market-making or other trading
                              activities        (i.e.,        Participating
                              Broker-Dealers) may fulfill their prospectus delivery requirements with respect to the New Capital Securities received upon exchange of such Old Capital Securities (other than Old Capital Securities which represent an unsold allotment from the original sale of the Old Capital Securities) with a prospectus meeting the requirements of the Securities Act, which may be the prospectus prepared for an exchange offer so long as it contains a description of the plan of distribution with respect to the resale of such New Capital Securities. Accordingly, this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer during the period referred to below in connection with resales of New Capital Securities received in exchange for Old Capital Securities where such Old Capital Securities were acquired by such Participating Broker-Dealer for its own account as a result of market-making or other trading activities. Subject to certain provisions set forth in the Registration Rights Agreement, the Company, CHL and the Trust have agreed that this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of such New Capital Securities for a period ending 90 days after the Registration Statement of which this Prospectus constitutes a part is declared effective. However, a Participating Broker-Dealer who intends to use this Prospectus in connection with the resale of New Capital Securities received in exchange for Old Capital Securities pursuant to the Exchange Offer must notify the Company, CHL and the Trust, or cause the Company, CHL and the Trust to be notified, on or prior to the Expiration Date, that it is a Participating Broker-Dealer. Such notice may be given in the space provided for that purpose in the Letter of Transmittal or may be delivered to the Exchange Agent at one of the addresses set forth herein under "The Exchange Offer -- Exchange Agent." Any Participating Broker-Dealer who is an "affiliate" of the Company, CHL or the Trust may not rely on such interpretive letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

                              In that regard, each Participating Broker-Dealer who surrenders Old Capital Securities pursuant to the Exchange Offer will be deemed to have agreed, by execution of the Letter of Transmittal, that, upon receipt of notice from the Company, CHL or the Trust of the occurrence of any event or the discovery of any fact which makes any statement contained in this Prospectus untrue in any material respect or which causes this Prospectus to omit to state a material fact necessary in order to make the statements contained herein, in light of the circumstances under which they were made, not misleading or of the occurrence of certain other events specified in the Registration Rights Agreement, such Participating Broker-Dealer will suspend the sale of New Capital Securities pursuant to this Prospectus until the Company, CHL and the Trust have amended or supplemented this Prospectus to correct such misstatement or omission and has furnished copies of the amended or supplemented Prospectus to such Participating Broker-Dealer or the Company, CHL or the Trust have given notice that the sale of the New Capital Securities may be resumed, as the case may be. See "The Exchange Offer -- Resales of New Capital Securities."


EXPIRATION DATE:              The Exchange  Offer will expire at 5:00 p.m.,
                              New York City time, on December 19, 1997, unless extended, in which case the term
                              "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended. Any extension, if made, will be publicly announced through a release to the Dow Jones News Service and as otherwise required by applicable law or regulations.
                              See "The Exchange  Offer -- Expiration  Date;
                              Extensions; Amendments."


CONDITIONS TO THE EXCHANGE    The Exchange  Offer is not  conditioned  upon
OFFER:                        any minimum liquidation amount of Old Capital
                              Securities   being   tendered  for  exchange.
                              However, the Exchange Offer is subject to certain conditions, which may be waived by the Trust, and to the terms and provisions of the Registration Rights Agreement. See "The
                              Exchange  Offer -- Conditions of the Exchange
                              Offer."

                              The Company, CHL and the Trust reserve the right, in their sole discretion, subject to applicable law, (i) to delay accepting any Old Capital Securities, (ii) to terminate the Exchange Offer if any conditions set forth under "The Exchange Offer -- Conditions of the Exchange Offer" shall not have been satisfied, (iii) to extend the Expiration Date of the Exchange Offer and retain all Old Capital Securities tendered pursuant to the Exchange Offer, subject, however, to the right of holders of Old Capital Securities to withdraw their tendered Old Capital Securities and (iv) to waive any condition or otherwise amend the terms of the Exchange Offer in any manner. See "The Exchange Offer -- Expiration Date; Extensions; Amendments."

PROCEDURES FOR TENDERING      Each holder of Old Capital Securities wishing
OLD CAPITAL SECURITIES:       to  tender   their  Old  Capital   Securities
                              pursuant to the Exchange Offer must complete,
                              sign and date the Letter of Transmittal, or a
                              facsimile  thereof,  in  accordance  with the
                              instructions  contained  herein and  therein,
                              and mail or otherwise  deliver such Letter of
                              Transmittal, or a facsimile thereof, together
                              with any other  required  documentation,  and
                              either with the Old Capital  Securities to be
                              tendered or in compliance  with the specified
                              procedures  for  guaranteed  delivery  of Old
                              Capital Securities,  to The Bank of New York,
                              as exchange agent (the "Exchange Agent"),  at
                              the address  set forth  herein and therein or
                              effect   a  tender   of  such   Old   Capital
                              Securities  pursuant  to the  procedures  for
                              book-entry  transfers as provided  herein and
                              in  the  Letter  of  Transmittal.   See  "The
                              Exchange  Offer --  Procedures  for Tendering
                              Old Capital Securities."

                              Letters of Transmittal and certificates representing Old Capital Securities should not be sent to the Company, CHL or the Trust. Such documents should only be sent to the Exchange Agent. Questions regarding how to tender and requests for information should be directed to the Exchange Agent. See "The Exchange Offer -- Exchange Agent."

SPECIAL PROCEDURES FOR        Any   beneficial   owner  whose  Old  Capital
BENEFICIAL OWNERS:            Securities  are  registered  in the name of a
                              broker,   dealer,   commercial   bank,  trust
                              company  or other  nominee  and who wishes to
                              tender  such Old  Capital  Securities  in the
                              Exchange Offer should contact such registered
                              holder  promptly and instruct such registered
                              holder to tender on such  beneficial  owner's
                              behalf.  If such  beneficial  owner wishes to
                              tender on such owner's own behalf, such owner
                              must,  prior to completing  and executing the
                              Letter of  Transmittal  and  delivering  such
                              owner's Old Capital  Securities,  either make
                              appropriate    arrangements    to    register
                              ownership  of the Old Capital  Securities  in
                              such   owner's  name  or  obtain  a  properly
                              completed bond power from the registered holder. The transfer of registered ownership may take considerable time and may not be able to be completed prior to the Expiration
                              Date. See "The Exchange Offer -- Procedures for Tendering Old Capital Securities."

GUARANTEED DELIVERY           Holders of Old Capital Securities who wish to
PROCEDURES:                   tender their Old Capital Securities and whose
                              Old Capital  Securities  are not  immediately
                              available  or who  cannot  deliver  their Old
                              Capital Securities, the Letter of Transmittal
                              or  any  other  documents  required  by  such
                              Letter of  Transmittal  to the Exchange Agent
                              prior to the  Expiration  Date or who  cannot
                              complete  the   procedures   for   book-entry
                              transfer on a timely basis, must tender their
                              Old  Capital  Securities   according  to  the
                              guaranteed  delivery  procedures set forth in
                              "The  Exchange   Offer  --   Procedures   for
                              Tendering    Old   Capital    Securities   --
                              Guaranteed Delivery."

UNTENDERED OLD CAPITAL        Holders of Old  Capital  Securities  that are
SECURITIES:                   eligible to participate in the Exchange Offer
                              whose Old Capital Securities are not tendered
                              and  accepted  in  the  Exchange  Offer  will
                              continue to hold such Old Capital  Securities
                              and will be  entitled  to all the  rights and
                              preferences, and, except as described herein,
                              will be subject to the limitations applicable
                              thereto,  under  the  Declaration.  Following
                              consummation  of  the  Exchange  Offer,  such
                              holders  of  Old  Capital   Securities   will
                              continue  to  be  subject  to  any   existing
                              restrictions upon transfer thereof,  and none
                              of the  Company,  CHL and the Trust will have
                              any further obligation to such holders (other
                              than under certain limited  circumstances) to
                              provide  for  the   registration   under  the
                              Securities Act of the Old Capital  Securities
                              held by them and the Distribution Rate on the
                              New Capital Securities will not be subject to
                              increase as the Distribution  Rate on the Old
                              Capital  Securities.  To the extent  that Old
                              Capital  Securities are tendered and accepted
                              in the Exchange Offer, the liquidation amount
                              outstanding of Old Capital Securities will be
                              reduced   by  the   liquidation   amount   so
                              exchanged. Accordingly, a holder's ability to sell untendered Old Capital Securities could be adversely affected.

CONSEQUENCES OF FAILURE       Except for Old Capital Securities that become
TO EXCHANGE:                  unrestricted   securities   as  a  result  of
                              transfers  in  accordance  with  Regulation S
                              under the  Securities  Act,  any Old  Capital
                              Securities that are not exchanged pursuant to
                              the  Exchange  Offer will  remain  restricted
                              securities.  Accordingly,  such  Old  Capital
                              Securities  (if the  holders  thereof are not
                              entitled   to  the   benefit   of  the  shelf
                              registration  statement  described below) may
                              be resold only (i) to CHL,  (ii)  pursuant to
                              Rule 144A or Rule 144  under  the  Securities
                              Act or pursuant to some other  exemption from
                              registration  under the Securities Act, (iii)
                              outside  the United  States  pursuant  to the
                              requirements   of   Regulation  S  under  the
                              Securities   Act  or  (iv)   pursuant  to  an
                              effective  registration  statement  under the
                              Securities  Act. See "The  Exchange  Offer --
                              Consequences  of Failure to Exchange" and "--
                              Shelf   Registration   Statement"  and  "Risk
                              Factors  --  Consequences  of  a  Failure  to
                              Exchange  Old  Capital  Securities."  The New
                              Capital   Securities   and  any  Old  Capital
                              Securities  which  remain  outstanding  after
                              consummation   of  the  Exchange  Offer  will
                              constitute   a  single   class   of   Capital
                              Securities   under   the   Declaration   and,
                              accordingly,  will vote  together as a single
                              class for  purposes  of  determining  whether
                              holders  of  the   requisite   percentage  in
                              outstanding  liquidation  amount thereof have
                              taken  certain  actions or exercised  certain
                              rights    under    the    Declaration.    See
                              "Description   of   Capital   Securities   --
                              General" and "-- Voting Rights; Amendment of the Declaration."

SHELF REGISTRATION            If (i) the Company, CHL and the Trust are not
STATEMENT:                    required   to   file   an   Exchange    Offer
                              Registration   Statement   or   permitted  to
                              consummate  the  Exchange  Offer  because the
                              Exchange Offer is not permitted by applicable
                              law  or  Commission  policy,   (ii)  CHL  has
                              received an opinion of counsel  rendered by a
                              law firm  having a  recognized  national  tax
                              practice,  to the effect that, as a result of
                              the consummation of the Exchange Offer, there
                              is more than an  insubstantial  risk that (x)
                              the Trust  would be subject to United  States
                              federal  income  tax with  respect  to income
                              received  or accrued on the  Debentures,  (y)
                              interest  payable  by CHL on such  Debentures
                              would not be  deductible  by CHL, in whole or
                              in part, for United States federal income tax
                              purposes or (z) the Trust would be subject to
                              more than a de minimis amount of other taxes,
                              duties or other governmental charges or (iii)
                              any holder of Old Capital Securities provides
                              CHL with an  opinion  of counsel on or before
                              the   twentieth   Business  Day  (as  defined
                              herein)  following  the  consummation  of the
                              Exchange  Offer to the  effect  that (A) such
                              holder  is  prohibited  by law or  Commission
                              policy  from  participating  in the  Exchange
                              Offer, (B) such holder may not resell the New
                              Capital   Securities   it   acquired  in  the
                              Exchange   Offer   to  the   public   without
                              delivering a prospectus  and this  Prospectus
                              is not  appropriate  or  available  for  such
                              resales or (C) such holder is a broker-dealer
                              and  owns  Old  Capital  Securities  acquired
                              directly  from the Trust or an  affiliate  of
                              the  Trust,  then  the  Company,  CHL and the
                              Trust will use their  reasonable best efforts
                              to file a shelf  registration  statement with
                              respect   to  the   resale  of  Old   Capital
                              Securities    (the    "Shelf     Registration
                              Statement")  with the  Commission on or prior
                              to 150  days  after  such  filing  obligation
                              arises  and to cause the  Shelf  Registration
                              Statement  to be  declared  effective  by the
                              Commission on or prior to 180 days after such
                              obligation  arises  and  to  keep  the  Shelf
                              Registration   Statement  effective  for  two
                              years from the date of the original  issuance
                              of  the  Old  Capital  Securities;  provided,
                              however,  that  if  the  Company  or  CHL  is
                              engaged   in  a   material   acquisition   or
                              disposition     and    in    certain    other
                              circumstances, the Company, CHL and the Trust
                              may suspend  offers and sales under the Shelf
                              Registration  Statement,  subject  to certain
                              conditions,  for up to 30 days  in each  year
                              during which the Shelf Registration Statement
                              is  required  to  be   effective.   See  "The
                              Exchange   Offer   --   Shelf    Registration
                              Statement."

ACCEPTANCE OF OLD CAPITAL Subject to certain conditions (as described SECURITIES AND DELIVERY OF more fully in the "The Exchange Offer --
NEW CAPITAL SECURITIES:       Conditions of the Exchange Offer"), the Trust
                              will  accept  for  exchange  any  and all Old
                              Capital   Securities   which   are   properly
                              tendered  in  the  Exchange   Offer  and  not
                              withdrawn,  prior to 5:00 p.m., New York City
                              time, on the Expiration Date. The New Capital
                              Securities  issued  pursuant to the  Exchange
                              Offer  will  be   delivered  as  promptly  as
                              practicable following the Expiration Date.

WITHDRAWAL RIGHTS:            Except as otherwise provided herein,  tenders
                              of Old Capital Securities may be withdrawn at
                              any time  prior to 5:00  p.m.,  New York City
                              time,  on  the  Expiration   Date.  See  "The
                              Exchange Offer -- Withdrawal Rights."

TAX CONSIDERATIONS:           For a discussion of certain U.S.  federal tax
                              considerations  relating  to the  exchange of
                              the  New  Capital   Securities  for  the  Old
                              Capital    Securities   and   the   purchase,
                              ownership  and  disposition  of  New  Capital
                              Securities,   see  "Certain   United   States
                              Federal Income Tax Consequences."

EXCHANGE AGENT:               The Bank of New York is the  Exchange  Agent.
                              The   addresses,    telephone   numbers   and
                              facsimile numbers of the Exchange Agent are set forth in "The Exchange Offer -- Exchange
                              Agent" and in the Letter of Transmittal.

               SUMMARY OF TERMS OF THE NEW CAPITAL SECURITIES

GENERAL: The form and terms of the New Capital Securities will be identical in all material respects to the form and terms of the Old Capital Securities (which they replace) except that (i) the New Capital Securities will have been registered under the Securities Act and therefore will not contain terms with respect to transfer restrictions,
                              (ii) the Distribution Rate on the New Capital Securities will not be subject to increase in certain circumstances relating to the timing of the Exchange Offer and (iii) the holders of New Capital Securities will not be entitled to certain rights under the Registration Rights Agreement, which rights will terminate when the Exchange Offer is consummated. The New Capital Securities will evidence the same undivided beneficial ownership interests in the assets of the Trust as the Old Capital Securities and, except as described herein, will be entitled to the benefits of the Declaration. See "Description of Capital Securities."

DISTRIBUTIONS:                Holders  of New  Capital  Securities  will be
                              entitled to receive  Distributions  at a rate
                              per  annum  equal  to  8.05%  of  the  stated
                              liquidation  amount of $1,000 per New Capital
                              Security (the "Distribution Rate"),  accruing
                              from   the   most   recent   date  on   which
                              Distributions  were  made on the Old  Capital
                              Securities or, if no Distributions  have been
                              made on the Old Capital Securities, from June
                              4, 1997, and payable semi-annually in arrears
                              on June  15 and  December  15 of  each  year,
                              commencing   December   15,   1997,   and  at
                              maturity. The Distribution Rate, distribution payment dates and other payment dates for the New Capital Securities will correspond to the interest rate, interest payment dates and other payment dates on the New Debentures.
                              See  "Description  of Capital  Securities  --
                              Distributions."

NEW DEBENTURES:               $206,200,000  aggregate  principal  amount of
                              New  Debentures,  to be exchanged for the Old
                              Debentures.   The  Company   will  fully  and
                              unconditionally    guarantee    payment    of
                              principal of,  premium,  if any, and interest
                              on  the   New   Debentures   as   hereinafter
                              described.  The New Debentures will mature on
                              June  15,   2027,   or   earlier  in  certain
                              circumstances, following the occurrence of a Tax Event (the "Stated Maturity").

                              The New Debentures and the New Debt Guarantee will rank subordinate and junior in right of payment to all existing and future Senior Indebtedness of CHL and the Company, respectively, and will rank pari passu with the 1996 Debentures and the related guarantee by the Company, respectively. At all times, CHL's obligations under the New Debentures and the Company's obligations under the New Debt Guarantee will be structurally subordinated to all existing and future liabilities and obligations of CHL's and the Company's subsidiaries, respectively. See "Risk Factors -- Ranking of Obligations Under the Guarantees and the New Debentures" and "Description of New Debentures and New Debt Guarantee -- Ranking."

GUARANTEES:                   Payment of  Distributions  out of moneys held
                              by the Trust,  and payments on liquidation of
                              the  Trust  or  the   redemption  of  Capital
                              Securities,  are guaranteed by the Company to
                              the  extent  the Trust  has  funds  available
                              therefor,  which funds will not be  available
                              except to the extent CHL has made payments of
                              interest or  principal  or other  payments on
                              the New  Debentures  or the  Company has made
                              such  payments   pursuant  to  the  New  Debt
                              Guarantee.  If CHL does not make  payments on
                              the New Debentures,  and the Company does not
                              make such payments,  to the extent  required,
                              under the New Debt Guarantee,  the Trust will
                              not have sufficient funds to make payments on
                              the  Capital  Securities,  in which event the
                              Trust   Guarantee  will  not  apply  to  such
                              payments until the Trust has sufficient funds
                              available therefor. The Company's obligations
                              under the  Guarantees,  the Indenture and the
                              Declaration,   taken   together   with  CHL's
                              obligations  under the New Debentures and the
                              Indenture,  including CHL's obligation to pay
                              all costs,  expenses and  liabilities  of the
                              Trust  (other than with  respect to the Trust
                              Securities),    constitute    a   full    and
                              unconditional guarantee by the Company of all
                              of the Trust's  obligations under the Capital
                              Securities.   See   "Description   of   Trust
                              Guarantee"   and   "Relationship   Among  the
                              Capital  Securities,  the New  Debentures and
                              the   Guarantees."  The  obligations  of  the
                              Company  under  the  New  Guarantees  will be
                              subordinate and junior in right of payment to
                              all existing and future  Senior  Indebtedness
                              of the Company.  See "Risk Factors -- Ranking
                              of  Obligations  Under the Guarantees and the
                              New   Debentures,"   "Description   of  Trust
                              Guarantee" and "Description of New Debentures and New Debt Guarantee -- Ranking."

RIGHT TO DEFER INTEREST:      CHL  has  the  right  to  defer   payment  of
                              interest on the New  Debentures  by extending
                              the  interest   payment  period  on  the  New
                              Debentures,  from time to time,  for up to 10
                              consecutive  semi-annual periods. There could
                              be  multiple  Extension  Periods  of  varying
                              lengths   throughout  the  term  of  the  New
                              Debentures.  If interest  payments on the New
                              Debentures are so deferred,  Distributions on
                              the Capital  Securities will also be deferred
                              for an equivalent  period and (a) the Company
                              and CHL shall not  declare  or pay  dividends
                              on, or make a  distribution  with respect to,
                              or redeem,  purchase  or  acquire,  or make a
                              liquidation  payment  with respect to, any of
                              its capital  stock (other than (i)  purchases
                              or acquisitions of shares of any such capital
                              stock or rights to acquire such capital stock
                              in connection  with the  satisfaction  by the
                              Company   or   CHL,   respectively,   of  its
                              obligations under any employee benefit plans,
                              (ii) as a result of a reclassification of the
                              Company's or CHL's capital stock or rights to
                              acquire such capital stock or the exchange or
                              conversion  of one  class  or  series  of the
                              Company's or CHL's capital stock or rights to
                              acquire such capital  stock for another class
                              or series of the  Company's or CHL's  capital
                              stock  or  rights  to  acquire  such  capital
                              stock,   (iii)  the  purchase  of  fractional
                              interests in shares of the Company's or CHL's
                              capital stock  pursuant to the  conversion or
                              exchange  provisions of such capital stock or
                              the security being  converted or exchanged or
                              (iv) dividends and distributions  made on the
                              Company's or CHL's capital stock or rights to
                              acquire such capital stock with the Company's
                              or CHL's  capital  stock or rights to acquire
                              such  capital  stock)  or make any  guarantee
                              payments with respect to any of the foregoing
                              and (b) the  Company  and CHL  shall not make
                              any  payment  of   interest,   principal   or
                              premium,  if any, on or repay,  repurchase or
                              redeem  any debt  securities  (including  any
                              guarantees, other than the Guarantees) issued
                              by the  Company  or CHL that rank pari  passu
                              with or junior to the New Debentures.  During
                              an  Extension  Period,  interest  on the  New
                              Debentures  will  continue to accrue (and the
                              amount of  Distributions  to which holders of
                              the  Capital  Securities  are  entitled  will
                              accumulate)   at   the   Distribution   Rate,
                              compounded semi-annually. During an Extension
                              Period, holders of the New Capital Securities
                              will  be   required  to  include  the  stated
                              interest  on  their  pro  rata  share  of New
                              Debentures in their income as OID, subject to
                              United States federal income tax, even though
                              the cash payments  attributable  thereto have
                              not  been  made.  See   "Description  of  New
                              Debentures  and New Debt  Guarantee -- Option
                              to  Extend   Interest   Payment  Period"  and
                              "Certain  United  States  Federal  Income Tax
                              Consequences  -- Interest Income and Original
                              Issue Discount."

REDEMPTION:                   The  Trust  Securities  will  be  mandatorily
                              redeemed upon repayment of the New Debentures held by the Trust at maturity or their earlier redemption. The New Debentures are not redeemable at the option of CHL, other than in certain circumstances following the occurrence of a Special Event, as described under "-- Special Event" below.

SPECIAL EVENT:                Upon the  occurrence  and  continuation  of a
                              Special  Event,  CHL will have the right,  if
                              certain  conditions  are met, (i) in the case
                              of  a  Tax  Event,   to  shorten  the  Stated
                              Maturity of the New  Debentures to a date not
                              earlier  than  December  15,  2011 or (ii) to
                              redeem the New  Debentures  in whole (but not
                              in  part)  within  90  days   following   the
                              occurrence   of  such  Special  Event  (at  a
                              redemption   price   equal  to  100%  of  the
                              principal amount of such New Debentures, plus
                              accrued  and unpaid  interest  to the date of
                              redemption)  and  thereby  cause a  mandatory
                              redemption  of the  Capital  Securities.  See
                              "Description    of    Capital    Securities --
                              Redemption  -- Special  Event  Redemption  or
                              Distribution of New Debentures; Shortening of
                              Stated  Maturity."

LIQUIDATION OF THE TRUST:     The  Company  has the  right  at any  time to
                              dissolve   the  Trust,   and  cause  the  New
                              Debentures  and the New Debt  Guarantee to be
                              distributed  to the  holders  of the  Capital
                              Securities   in   exchange    therefor   upon
                              liquidation of the Trust. In the event of the
                              liquidation of the Trust,  after satisfaction
                              of the claims of creditors  of the Trust,  if
                              any,  as  provided  by  applicable  law,  the
                              holders  of the  Capital  Securities  will be
                              entitled to receive a  liquidation  amount of
                              $1,000 per Capital Security, plus accumulated
                              and unpaid Distributions  thereon to the date
                              of payment,  unless in  connection  with such
                              liquidation,  New Debentures are  distributed
                              to the holders of the Capital Securities.  If
                              such  liquidation  amount can be paid only in
                              part  because  the  Trust  has   insufficient
                              assets available to pay in full the aggregate
                              liquidation  amount, then the amounts payable
                              directly   by  the   Trust  on  the   Capital
                              Securities shall be paid on a pro rata basis.
                              The holders of the Common Securities will be entitled to receive distributions upon any such liquidation pro rata with the holders of the Capital Securities, except that if an Indenture Event of Default has occurred and is continuing, the Capital Securities shall have a priority over the Common Securities.
                              See  "Description  of Capital  Securities  --
                              Liquidation Distribution Upon Dissolution."

RATINGS: The New Capital Securities are expected to be rated "A" by Standard & Poor's Ratings Group, "a3" by Moody's Investors Service, Inc. and "A" by Fitch Investors Service, Inc., which ratings were the ratings assigned by such rating agencies to the Old Capital Securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization.

USE OF PROCEEDS:              None of the  Company,  CHL or the Trust  will
                              receive any proceeds from the issuance of the
                              New  Capital  Securities   pursuant  to  this
                              Prospectus. See "Use of Proceeds."

ABSENCE OF A PUBLIC           The  New  Capital  Securities  will  be a new
MARKET FOR THE NEW            issue of securities for which there currently
CAPITAL SECURITIES:           is no established  trading market.  The Trust
                              has been  advised by the  Initial  Purchasers
                              that  following  completion  of the  Exchange
                              Offer, they currently intend to make a market
                              in the New Capital Securities;  however, they
                              are   not   obligated   to  do  so  and   any
                              market-making activities with respect to the New Capital Securities may be discontinued at any time. There can be no assurance that an active trading market for the New Capital
                              Securities will develop. The Trust and the Company do not currently intend to apply for listing of the New Capital Securities on the NYSE. See "Risk Factors -- Absence of Public
                              Market for the New Capital Securities."


                                RISK FACTORS

          For a discussion of certain matters that should be considered in evaluating an investment in the New Capital Securities, see "Risk Factors."


                            ERISA CONSIDERATIONS

          Prospective investors must carefully consider the restrictions on purchase set forth under "ERISA Considerations."

                  SUMMARY HISTORICAL FINANCIAL INFORMATION


          The summary consolidated financial data with respect to the Company set forth below for each of the five fiscal years in the period ended February 28, 1997 have been derived from, and should be read in conjunction with, the Company's related audited financial statements and accompanying notes incorporated by reference herein. The consolidated financial information presented below as of and for the six-month periods ended August 31, 1997 and August 31, 1996 is unaudited; however, in the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation have been included. The results of operations for the six-month period ended August 31, 1997 are not necessarily indicative of the results of operations that may be expected for the full year. See "Incorporation of Certain Information by Reference."



                                                    SIX MONTHS ENDED
                                                        AUGUST 31,                      YEARS ENDED FEBRUARY 28 (29)
                                                     1997       1996        1997        1996       1995        1994        1993
                                                     ----       ----        ----        ----       ----        ----        ----
                                                                     (IN THOUSANDS, EXCEPT OPERATING DATA)
SELECTED STATEMENT OF EARNINGS DATA:
Revenues:
  Loan origination fees.........................  $ 118,654   $ 101,546  $ 193,079   $ 199,724  $ 203,426  $ 379,533  $  241,584
  Gain (loss) on sale of loans..................    185,631     105,491    247,450      92,341    (41,342)    88,212      67,537
                                                  ------------------------------------------------------------------------------
     Loan production revenue....................    304,285     207,037    440,529     292,065    162,084    467,745     309,121
  Interest earned...............................    185,862     174,886    350,263     308,449    249,560    300,999     179,785
  Interest charges..............................   (181,822)   (153,309)  (316,705)   (281,573)  (205,464)  (219,898)   (128,612)
                                                  ------------------------------------------------------------------------------
     Net interest income........................      4,040      21,577     33,558      26,876     44,096     81,101      51,173
  Loan servicing income.........................    436,083     368,414    773,715     620,835    460,351    326,695     188,895
  Amortization and impairment/recovery of
      mortgage servicing rights.................   (131,341)     13,662   (101,380)   (342,811)   (95,768)  (242,177)   (151,362)
  Servicing hedge benefit (expense) ............    (11,281)   (118,151)  (125,306)    200,135    (40,030)    73,400      74,075
  Less write-off of servicing hedge.............         --          --         --          --    (25,600)        --          --
                                                  ------------------------------------------------------------------------------
     Net loan administration income.............    293,461     263,925    547,029     478,159    298,953    157,918     111,608
  Commissions, fees and other income............     64,634      41,558     91,346      63,642     40,650     48,816      33,656
  Gain on sale of servicing.....................         --          --         --          --     56,880         --          --
  Gain on sale of subsidiary....................     57,381          --         --          --         --         --          --
                                                  ------------------------------------------------------------------------------
     Total revenues.............................    723,801     534,097  1,112,462     860,742    602,663    755,580     505,558
                                                  ------------------------------------------------------------------------------
Expenses:
  Salaries and related expenses.................    188,585     136,989    286,884     229,668    199,061    227,702     140,063
  Occupancy and other office expenses...........     79,488      61,313    129,877     106,298    102,193    101,691      64,762
  Guarantee fees................................     85,388      76,864    159,360     121,197     85,831     57,576      29,410
  Marketing expenses............................     20,642      17,922     34,255      27,115     23,217     26,030      12,974
  Other operating expenses......................     55,111      39,171     80,188      50,264     37,016     43,481      24,894
  Branch and administrative office
      consolidation costs.......................         --          --         --          --      8,000         --          --
                                                  ------------------------------------------------------------------------------
     Total expenses.............................    429,214     332,259    690,564     534,542    455,318    456,480     272,103
                                                  ------------------------------------------------------------------------------
  Earnings before income taxes..................    294,587     201,838    421,898     326,200    147,345    299,100     233,455
  Provision for income taxes....................    114,889      78,717    164,540     130,480     58,938    119,640      93,382
                                                  ------------------------------------------------------------------------------
  Net earnings..................................  $ 179,698     123,121    257,358     195,720     88,407    179,460     140,073
                                                  ==============================================================================
SELECTED BALANCE SHEET DATA AT END OF PERIOD:
  Mortgage loans and mortgage-backed securities
      shipped and held for sale................. $ 3,733,401 $2,280,778 $2,579,972  $4,740,087 $2,898,825 $3,714,261  $2,316,297
  Total assets..................................  10,359,482  8,747,269  8,089,292   8,657,653  5,710,182  5,631,061   3,369,499
  Short-term debt...............................   3,693,412  3,703,795  2,567,420   4,423,738  2,664,006  3,111,945   1,579,689
  Long-term debt................................   2,589,500  2,036,500  2,367,661   1,911,800  1,499,306  1,197,096     734,762
  Convertible preferred stock...................         --          --         --          --         --         --      25,800
  Common shareholders' equity...................   1,815,023  1,434,301  1,611,531   1,319,755    942,558    880,137     693,105

OPERATING DATA (DOLLAR AMOUNTS IN MILLIONS):
  Loan servicing portfolio (at period end)(1)...  $ 168,946   $ 148,623  $  158,585  $ 136,835  $ 113,111  $   84,678  $  54,484
  Volume of loans originated....................     19,921      20,172      37,811     34,584     27,866      52,459     32,388
  Ratio of earnings to fixed charges(2).........       2.60        2.29        2.30       2.13       1.69        2.32       2.76

------------------

(1)  Includes warehoused loans and loans under subservicing agreements.
(2) For purposes of calculating the ratio of earnings to fixed charges, earnings consist of income before federal income taxes, plus fixed charges. Fixed charges include interest expense on debt and the portion of rental expenses which is considered to be representative of the interest factor (one-third of operating leases).


                                RISK FACTORS


          Before investing in the New Capital Securities, prospective investors should carefully review the information contained elsewhere in this Prospectus and should particularly consider the following matters.

ENFORCEMENT OF CERTAIN RIGHTS BY HOLDERS OF CAPITAL SECURITIES

          If a Trust Enforcement Event (as defined herein) occurs and is continuing, then the holders of the Capital Securities would rely on, and in certain circumstances could cause, the enforcement by the Property Trustee (as defined herein) of its rights as a holder of the New Debentures and the New Debt Guarantee on behalf of the Trust against CHL and the Company, respectively. In addition, the holders of a majority in liquidation amount of the Capital Securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Property Trustee or to direct the exercise of any trust or power conferred upon the Property Trustee under the Declaration, including the right to direct the Property Trustee to exercise the remedies available to it as a holder of the New Debentures and the New Debt Guarantee. If the Property Trustee fails to enforce its rights with respect to the New Debentures or the New Debt Guarantee held by the Trust after a majority in liquidation amount of the Capital Securities have so directed the Property Trustee, any registered holder of Capital Securities may institute a legal proceeding directly against CHL to enforce the Property Trustee's rights under such New Debentures or against the Company to enforce the Property Trustee's rights under the New Debt Guarantee without first instituting any legal proceeding against the Property Trustee or any other person or entity.

          If CHL were to default on its obligation to pay amounts payable under the New Debentures and the Company does not make such payments, to the extent required, under the New Debt Guarantee, the Trust would lack funds for the payment of Distributions or amounts payable on redemption of the Capital Securities or otherwise, and, in such event, holders of the Capital Securities would not be able to rely upon the Trust Guarantee for payment of such amounts. However, in the event CHL failed to pay interest on, premium, if any, or principal of the New Debentures on the payment dates on which such payments are due and payable (including on any redemption date) and the Company does not make such payments, to the extent required, under the New Debt Guarantee, then a registered holder of Capital Securities may directly institute a proceeding against CHL or the Company, as the case may be, on or after such respective due dates specified in the New Debentures for enforcement of payment to such holder of the interest on, premium, if any, or principal of such New Debentures having an aggregate principal amount equal to the aggregate liquidation amount of the Capital Securities of such holder (a "Direct Action"). In connection with such Direct Action, the Company will be subrogated to the rights of such holder of Capital Securities under the Declaration to the extent of any payment made by the Company, pursuant to the New Debt Guarantee, to such holder of Capital Securities in such Direct Action. Except as described herein, holders of Capital Securities will not be able to exercise directly any other remedy available to the holders of New Debentures or assert directly any other rights in respect of the New Debentures or the New Debt Guarantee. See "Description of Capital Securities -- Trust Enforcement Events," "Description of Trust Guarantee" and "Description of New
Debentures and New Debt Guarantee -- Indenture Events of Default." In the case of the issuance of one or more New Capital Securities in registered global form (the "Global Securities"), the record owner will be The Depository Trust Company ("DTC") or its nominee for credit to the account of Participants (as defined herein) in DTC. Persons who are not direct or indirect Participants may beneficially own such Global Securities only through such direct or indirect Participants. See "Book-Entry Issuance." The Declaration provides that each holder of Capital Securities by acceptance thereof agrees to the provisions of the Guarantees and the Indenture.

RANKING OF OBLIGATIONS UNDER THE GUARANTEES AND THE NEW DEBENTURES


          The obligations of CHL under the New Debentures and the Indenture and the obligations of the Company under the Guarantees and the Indenture will be unsecured and rank subordinate and junior in right of payment to all existing and future Senior Indebtedness of the Company and CHL, respectively, but will at all times be senior to common and preferred equity of the Company and CHL, respectively. In addition, at all times such obligations will be structurally subordinated to all existing and future liabilities and obligations of the Company's and CHL's subsidiaries, respectively. At August 31, 1997, CHL had approximately $5.7 billion aggregate principal amount of Senior Indebtedness outstanding and the Company had no indebtedness outstanding (excluding indebtedness of subsidiaries guaranteed by the Company). In addition, at such date, subsidiaries of the Company (other than CHL) had outstanding indebtedness of approximately $16.3 million.


          The terms of the Capital Securities, the New Debentures and the Guarantees place no limitation on the amount of Senior Indebtedness that may be incurred by the Company or CHL or on the amount of liabilities and obligations of the Company's or CHL's subsidiaries. See "Description of Trust Guarantee -- Status of the Trust Guarantee" and "Description of New Debentures and New Debt Guarantee -- Ranking."

TRUST GUARANTEE COVERS DISTRIBUTION AND OTHER PAYMENTS ONLY TO THE EXTENT THE TRUST HAS AVAILABLE FUNDS; RELATED REMEDIES

          The following payments or distributions with respect to the Capital Securities, to the extent not paid by or on behalf of the Trust (the "Trust Guarantee Payments"), will be subject to the Trust Guarantee:
(i) any accumulated and unpaid Distributions required to be paid on the Capital Securities, to the extent that the Trust has sufficient funds available therefor at such time, (ii) the Redemption Price (as defined herein) with respect to any Capital Securities called for redemption, to the extent that the Trust has sufficient funds available therefor at such time, or (iii) upon a voluntary or involuntary dissolution, winding up or liquidation of the Trust (unless the New Debentures are distributed to holders of the Capital Securities), the lesser of (a) the aggregate liquidation amount of the Capital Securities and all accrued and unpaid Distributions thereon to the date of payment, to the extent that the Trust has sufficient funds available therefor at such time, and (b) the amount of assets of the Trust remaining available for distribution to holders of Capital Securities. The Company's obligation to make a Trust Guarantee Payment may be satisfied by direct payment of the required amounts by the Company to the holders of the Capital Securities or by causing the Trust to pay such amounts to such holders.

          The Trust Guarantee will apply only to the extent that the Trust has sufficient funds available to make such payments.

          If CHL does not make payments on the New Debentures held by the Trust and the Company does not make such payments, to the extent required, under the New Debt Guarantee, the Trust will not be able to make payments on the Capital Securities and will not have funds legally available therefor. The Trust Guarantee does not limit the incurrence or issuance of other secured or unsecured debt of the Company, whether under any existing indenture or under any other indenture that the Company may enter into in the future or otherwise.

          An event of default under the Trust Guarantee will occur upon the failure of the Company to perform any of its payment or other obligations thereunder. The holders of not less than a majority in aggregate liquidation amount of the Capital Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trust Securities Guarantee Trustee (as defined herein) in respect of the Trust Guarantee or to direct the exercise of any trust or power conferred upon the Trust Securities Guarantee Trustee under the Trust Guarantee. If the Trust Securities Guarantee Trustee fails to enforce the Trust Guarantee, then any holder of the Capital Securities may institute a legal proceeding directly against the Company to enforce the Trust Securities Guarantee Trustee's rights under the Trust Guarantee without first instituting a legal proceeding against the Trust, the Trust Securities Guarantee Trustee or any other person or entity. See "Description of Trust Guarantee."

OPTION TO EXTEND INTEREST PAYMENT PERIOD; TAX CONSEQUENCES

          CHL has the right under the Indenture to defer the payment of interest on the New Debentures at any time or from time to time for a period not exceeding 10 consecutive semi-annual periods, provided that no Extension Period may extend beyond the Stated Maturity of the New
Debentures. As a consequence of any such deferral, semi-annual Distributions on the Capital Securities by the Trust will be deferred during such Extension Period but will continue to accumulate at 8.05% per annum, compounded semi-annually during any such Extension Period. Prior to the termination of any such Extension Period, CHL may further extend the Extension Period, provided that no Extension Period may exceed 10 consecutive semi-annual periods or extend beyond the Stated Maturity of the New Debentures. Upon the termination of any Extension Period and the payment of all amounts then due on any Interest Payment Date, CHL may elect to begin a new Extension Period subject to the above requirements. See "Description of Capital Securities -- Distributions," "Description of New Debentures and New Debt Guarantee -- Option to Extend Interest Payment Period" and "-- Certain Covenants of CHL and the Company."

          During any Extension Period, a holder of Capital Securities will be required to accrue income (in the form of OID) for United States federal income tax purposes in respect of its pro rata share of the New Debentures held by the Trust. As a result, holders of Capital Securities will include such income in their income subject to United States federal income tax, in advance of the receipt of cash attributable to such income, and will not receive the cash related to such income from the Trust if the holder disposes of the Capital Securities prior to the record date for the payment of Distributions with respect to such Extension Period. See "Certain United States Federal Income Tax Consequences -- Interest Income and Original Issue Discount" and "-- Sales of New Capital Securities."

          CHL has no current intention of exercising its right to defer payments of interest by extending any interest payment period on the New Debentures. However, should CHL elect to exercise such right in the future, the market price of the Capital Securities is likely to be adversely affected. A holder that disposes of its Capital Securities during an Extension Period, therefore, might not receive the same return on its investment as a holder that continues to hold its Capital Securities. In addition, as a result of the existence of CHL's right to defer interest payments, the market price of the Capital Securities (which represent undivided beneficial ownership interests in the New Debentures and the New Debt Guarantee) may be more volatile than the market prices of other similar securities where the issuer does not have such right to defer interest payments.

LIQUIDATION DISTRIBUTION OF NEW DEBENTURES

          At any time, the Company will have the right to dissolve the Trust and, after the satisfaction of liabilities to creditors of the Trust (if any), cause the New Debentures, together with the New Debt Guarantee, to be distributed to the holders of the Trust Securities in liquidation of the Trust. In addition, upon certain other events, the Trust may be liquidated and the New Debentures and the New Debt Guarantee may be distributed to such holders. Under current United States federal income tax law and interpretations thereof and assuming, as expected, the Trust is treated as a grantor trust for United States federal income tax purposes, a distribution by the Trust of the New Debentures and the New Debt Guarantee pursuant to a liquidation of the Trust will not be a taxable event to the Trust or to holders of the Capital Securities and will result in a holder of the Capital Securities receiving directly such holder's pro rata share of the New Debentures and the New Debt Guarantee (previously held indirectly through the Trust). If, however, the liquidation of the Trust were to occur because the Trust is subject to United States federal income tax with respect to income accrued or received on the New Debentures as a result of the occurrence of a Tax Event or otherwise, the distribution of New Debentures and the New Debt Guarantee to holders of the Capital Securities by the Trust could be a taxable event to the Trust and each holder, and holders of the Capital Securities may be required to recognize gain or loss as if they had exchanged their Capital Securities for the New Debentures and the New Debt Guarantee they received upon the liquidation of the Trust. See "Certain United States Federal Income Tax Consequences -- Distribution of New Debentures or Cash Upon Liquidation of the Trust."

          There can be no assurance as to the market prices for the Capital Securities or the New Debentures and the New Debt Guarantee that may be distributed in exchange for the Capital Securities if a dissolution or liquidation of the Trust occurs. Accordingly, the Capital Securities that an investor may receive or purchase, whether pursuant to the Exchange Offer or in the secondary market, or the New Debentures and the New Debt Guarantee that a holder of Capital Securities may receive on dissolution or liquidation of the Trust, may trade at a discount to the price that the investor paid to purchase the Capital Securities. Because the ability of the Trust to pay amounts due on the Capital Securities is wholly dependent upon CHL's making payments on the New Debentures as and when required, or the Company's making payments on the New Debt Guarantee as and when required, and because holders of the Capital Securities may receive the New Debentures and the New Debt Guarantee upon a dissolution of the Trust, prospective purchasers of the Capital Securities are also making an investment decision with regard to the New Debentures and New Debt Guarantee and should carefully review all the information regarding the New Debentures, the New Debt Guarantee, CHL and the Company contained or incorporated herein, and evaluate the credit risk of CHL and the Company. See "Description of Capital Securities -- Redemption -- Special Event Redemption or Distribution of New Debentures; Shortening of Stated Maturity" and "Description of New Debentures and New Debt Guarantee -- General."

SPECIAL EVENT REDEMPTION; SHORTENING OF STATED MATURITY

          Upon the occurrence and continuation of a Special Event, CHL will have the right, if certain conditions are met, (i) in the case of a Tax Event, to shorten the Stated Maturity of the New Debentures to a date not earlier than December 15, 2011 or (ii) to redeem the New Debentures in whole (but not in part) within 90 days following the occurrence of such Special Event at a redemption price equal to 100% of the aggregate principal amount of such New Debentures, plus accrued and unpaid interest to the date of redemption, and thereby cause a mandatory redemption of the Capital Securities. See "Description of Capital Securities -- Redemption -- Special Event Redemption or Distribution of New Debentures; Shortening of Stated Maturity."

          There can be no assurance as to the market prices for the Capital Securities (or the New Debentures that may be distributed in exchange for Capital Securities if a dissolution or liquidation of the Trust were to occur) if the Stated Maturity of the New Debentures is shortened. Accordingly, the Capital Securities that an investor may receive or purchase, whether pursuant to the Exchange Offer or in the secondary market, or the New Debentures and the New Debt Guarantee that a holder of Capital Securities may receive on liquidation of the Trust, may trade at a discount to the price that the investor paid to purchase the Capital Securities. Because the ability of the Trust to pay amounts due on the Capital Securities is wholly dependent upon CHL's making payments on the New Debentures as and when required, or the Company's making payments on the New Debt Guarantee as and when required, and because holders of Capital Securities may receive the New Debentures and the New Debt Guarantee upon a dissolution of the Trust, prospective purchasers of Capital Securities are also making an investment decision with regard to the New Debentures and the New Debt Guarantee and should carefully review all the information regarding the New Debentures, the New Debt Guarantee, CHL and the Company contained or incorporated herein, and evaluate the credit risk of CHL and the Company. See "Description of Capital Securities -- Redemption -- Special Event Redemption or Distribution of New Debentures; Shortening of Stated Maturity."

RECENT TAX LEGISLATION

          Recently enacted U.S. federal income tax legislation will have no effect on the income tax treatment of the Capital Securities. However, there can be no assurance that future legislation will not adversely affect the ability of CHL to deduct interest on the New Debentures or otherwise affect the tax treatment of the transactions described herein. Moreover, such legislation could give rise to a Tax Event, which would permit CHL to shorten the maturity of the New Debentures or cause a redemption of the Capital Securities, as described more fully under "Description of Capital Securities -- Redemption -- Special Event Redemption or Distribution of New Debentures; Shortening of Stated Maturity."

DECLARATION MAY BE MODIFIED TO EFFECT ADVERSE CHANGES TO RIGHTS,
POWERS AND/OR PREFERENCES OF CAPITAL SECURITIES WITHOUT THE
CONSENT OF EACH HOLDER OF CAPITAL SECURITIES AFFECTED THEREBY

          The Declaration provides that it may be modified and amended if approved by the Regular Trustees (as defined herein) (and in certain circumstances, the Property Trustee and the Delaware Trustee (as defined herein)), provided that, if any proposed amendment would (i) adversely affect the powers, preferences or special rights of the Trust Securities or
(ii) result in the dissolution, winding-up or termination of the Trust other than pursuant to the terms of the Declaration, then the holders of the Trust Securities, voting together as a single class, will be entitled to vote on such amendment, and such amendment shall not be effective except with the approval of at least a majority in liquidation amount of the Trust Securities affected thereby; provided that if any amendment referred to in clause (i) above would adversely affect only the Capital Securities or the Common Securities, then only the affected class will be entitled to vote on such amendment and such amendment shall not be effective except with the approval of a majority in liquidation amount of such class of Trust
Securities.  Notwithstanding  any  provision of the  Declaration,  however,
Section 316(b) of the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act") provides that the right of any holder of Trust Securities to receive payment of Distributions and other payments upon redemption or otherwise on or after their respective due dates, or to institute suit for the enforcement of any such payment on or after such respective due dates, shall not be impaired or affected without the consent of such holder. Accordingly, amendments to the Declaration that may adversely affect the powers, preferences or special rights of the Capital Securities -- other than those affecting a holder's rights to receive payments on or after their respective due dates and to institute suit to enforce such payments on or after their respective due dates as described in Section 316(b) of the Trust Indenture Act -- may be effected with the consent of only a majority in liquidation amount of Capital Securities rather than with the consent of each holder of Capital Securities affected thereby.

LIMITED VOTING RIGHTS

          Holders of Capital Securities generally will have limited voting rights relating only to the modification of the Capital Securities and certain other matters described herein. Holders of Capital Securities will not be entitled to vote to appoint, remove or replace any of the Trustees (as defined herein), which voting rights are vested exclusively in the holder of the Common Securities. The Trustees and the Company may amend the Declaration without the consent of holders of Capital Securities to ensure that the Trust will be classified as a grantor trust for United States federal income tax purposes, even if such action adversely affects the interests of such holders. See "Description of Capital Securities -- Voting Rights; Amendment of the Declaration."

ABSENCE OF PUBLIC MARKET FOR THE NEW CAPITAL SECURITIES

          Although the New Capital Securities will generally be permitted to be resold or otherwise transferred by the holders (who are not affiliates of the Company, CHL or the Trust) without compliance with the registration requirements under the Securities Act, they will constitute a new issue of securities with no established trading market. Accordingly, no assurance can be given that an active public or other market will develop for the New Capital Securities or as to the liquidity of or the trading market for the New Capital Securities. The Trust and the Company do not currently intend to apply for a listing of the New Capital Securities on the NYSE. If an active public market does not develop, the market price and liquidity of the New Capital Securities may be adversely affected.

          If a public trading market develops for the New Capital Securities, future trading prices of such securities will depend on many factors, including, among other things, prevailing interest rates, results of operations and the market for similar securities. Depending on prevailing interest rates, the market for similar securities and other factors, including the financial condition of the Company, the New Capital Securities may trade at a discount.

          Notwithstanding the registration of the New Capital Securities, holders who are "affiliates" (as defined under Rule 405 of the Securities
Act) of the Company, CHL or the Trust may publicly offer for sale or resell the New Capital Securities only in compliance with the provisions of Rule 144 under the Securities Act.

          Each broker-dealer that receives New Capital Securities for its own account in exchange for Old Capital Securities, where such Old Capital Securities were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such New Capital Securities. See "Plan of Distribution."

CONSEQUENCES OF A FAILURE TO EXCHANGE OLD CAPITAL SECURITIES

          The Old Capital Securities have not been registered under the Securities Act or any state securities laws and therefore may not be offered, sold or otherwise transferred except in compliance with the registration requirements of the Securities Act and any other applicable securities laws, or pursuant to an exemption therefrom or in a transaction not subject thereto, and in each case in compliance with certain other conditions and restrictions, including the Trust's and the Property Trustee's right in certain cases to require the delivery of opinions of counsel, certifications and other information prior to any such transfer. After consummation of the Exchange Offer, Old Capital Securities that remain outstanding will continue to bear legends restricting transfers. In addition, upon consummation of the Exchange Offer, holders of Old Capital Securities which remain outstanding (subject to limited exceptions, if applicable) will not be entitled to any rights to have such Old Capital Securities registered under the Securities Act or to any similar rights under the Registration Rights Agreement. The Trust currently does not intend to register under the Securities Act any Old Capital Securities which remain outstanding after consummation of the Exchange Offer (subject to limited exceptions, if applicable).

          To the extent that Old Capital Securities are tendered and accepted in the Exchange Offer, the liquidation amount of outstanding Old Capital Securities will be reduced by the liquidation amount so tendered and exchanged and a holder's ability to sell untendered Old Capital Securities could be adversely affected. In addition, although the Old
Capital Securities have been designated for trading in the Private Offerings, Resale and Trading through Automatic Linkages ("PORTAL") market, to the extent that Old Capital Securities are tendered and accepted in connection with the Exchange Offer, any trading market for Old Capital
Securities which remain outstanding after the Exchange Offer could be adversely affected.

          The Old Capital Securities provide for certain Distribution Rate increases if the Exchange Offer is not consummated by January 14, 1998. Upon consummation of the Exchange Offer, holders of Old Capital Securities will not be entitled to any increase in the Distribution Rate thereon or any further registration rights under the Registration Rights Agreement, except under limited circumstances. See "The Exchange Offer -- Purpose and Effect of the Exchange Offer" and "-- Shelf Registration Statement."

          The New Capital Securities and any Old Capital Securities that remain outstanding after consummation of the Exchange Offer will constitute a single class of Capital Securities under the Declaration and, accordingly, will vote together as a single class for purposes of determining whether holders of a requisite percentage in outstanding liquidation amount thereof have taken certain actions or exercised certain rights under the Declaration. See "Description of Capital Securities -- General" and "-- Voting Rights; Amendment of the Declaration."

                              USE OF PROCEEDS

          None of the Company, CHL or the Trust will receive any proceeds from the issuance of the New Capital Securities offered hereby. In consideration for issuing the New Capital Securities as contemplated in this Prospectus, the Trust will receive in exchange Old Capital Securities in like liquidation amount, the terms and forms of which are identical in all material respects to the New Capital Securities.

                     RATIO OF EARNINGS TO FIXED CHARGES

          The following table sets forth the historical ratios of earnings to fixed charges for the Company and its subsidiaries. For purposes of calculating the ratio of earnings to fixed charges, earnings consist of income before federal income taxes, plus fixed charges. Fixed charges include interest expense on debt and the portion of rental expenses which is considered to be representative of the interest factor (one-third of operating leases).



                                                SIX MONTHS ENDED
                                                   AUGUST 31,         YEAR ENDED FEBRUARY 28 (29),
                                         1997      1996      1997      1996      1995     1994     1993
                                         ----      ----      ----      ----      ----     ----     ----

Ratio of Earnings to Fixed Charges       2.60      2.29      2.30      2.13      1.69     2.32     2.76

                            ACCOUNTING TREATMENT

          The financial statements of the Trust will be consolidated into the Company's consolidated financial statements, with the New Capital Securities shown as "Company-Obligated Mandatorily Redeemable Subordinated Capital Income Securities of Subsidiary Trust Holding Solely a Company-Guaranteed Related Subordinated Debt." The Trust's sole assets will be the New Debentures and the New Debt Guarantee. See "Capitalization."

                               CAPITALIZATION


          The following table sets forth the consolidated capitalization of the Company at August 31, 1997 on an historical basis and as adjusted to give effect to the Offering, the application of the proceeds thereof and the Exchange Offer. The table should be read in conjunction with the Company's consolidated financial statements and notes thereto incorporated by reference herein. See "Incorporation of Certain Information by Reference."



                                                                            AUGUST 31, 1997
                                                              ---------------------------------------
                                                                     ACTUAL             ADJUSTED
                                                               ------------------  ------------------
                                                                      (DOLLAR AMOUNTS IN THOUSANDS)

Long-term debt:....................................            $  2,589,500           $  2,589,500

Company-Obligated Mandatorily Redeemable preferred
    securities of subsidiary trust holding
    Company-guaranteed related subordinated debt(1)                 300,000                300,000

Company-Obligated Mandatorily Redeemable
    Subordinated Capital Income Securities of
    subsidiary trust holding a Company-guaranteed
    related subordinated debt(2)...................                 200,000                200,000(3)

Shareholders' equity:

Preferred Stock -- authorized 1,500,000 shares of
    $.05 par value; issued and outstanding, none...                       0                      0

Common Stock -- authorized, 240,000,000 shares of
    $.05 par value; 107,407,149 issued and
    outstanding, shares(4).........................                   5,370                  5,370
Additional paid-in capital.........................                 959,169                959,169
Unrealized loss on available-for-sale securities...                 (30,972)               (30,972)
Retained earnings..................................                 881,456                881,456
                                                               ------------           ------------

Total shareholders' equity.........................               1,815,023              1,815,023

Total Preferred Stock and common shareholders'
    equity.........................................            $  1,815,023           $  1,815,023
                                                               ------------           ------------
--------------------

(1) Represents the 8% Capital Trust Pass-through Securities of Countrywide Capital I, a Delaware business trust.
(2) As described herein, the Trust invested the gross proceeds from the sale of the Common Securities and the Old Capital Securities in the Old Debentures in an aggregate principal amount of approximately $206,200,000 on June 4, 1997. In connection with the Exchange Offer, CHL intends to exchange the New Debentures for such Old Debentures. Upon the redemption of such New Debentures, Trust Securities having an aggregate liquidation amount equal to the aggregate principal amount of New Debentures being redeemed will be mandatorily redeemable. None of the Company, CHL or the Trust will receive any proceeds from the issuance of the New Capital Securities or the New Debentures. As described herein, the sole assets of the Trust will be the New Debentures and the New Debt Guarantee. The Company owns all of the Common Securities of the Trust.
(3) Reflects the issuance of the Old Capital Securities on June 4, 1997 and the issuance of New Capital Securities in exchange therefor pursuant to the Exchange Offer. See Note (2).
(4) Does not include 11,541,477 shares reserved for issuance upon exercise of stock options of which options for 5,536,939 shares were exercisable as of August 31, 1997.

                                THE COMPANY



          The Company is a holding company which through its principal subsidiary, CHL, is engaged primarily in the mortgage banking business, and as such originates, purchases, sells and services mortgage loans. The Company's mortgage loans are principally prime credit quality first-lien mortgage loans secured by single- (one- to four-) family residences ("Prime mortgages"). The Company also offers home equity loans both in conjunction with newly produced Prime mortgages and as a separate product. In addition, the Company offers sub-prime credit quality first-lien single-family mortgage loans ("Sub-prime loans").


          The Company, through its other wholly-owned subsidiaries, offers products and services complementary to its mortgage banking business. One of these subsidiaries acts as an agent in the sale of insurance, including homeowners, fire, flood, earthquake, auto, annuities, home warranty, life and disability, to CHL's mortgagors and others. The Company also has a subsidiary that acts as a title insurance agent and provides escrow, credit reporting and home appraisal services. The Company also has subsidiaries that reinsure a portion of mortgage insurance losses on loans originated by the Company that are insured by the mortgage insurance companies with which the Company entered into the reinsurance agreement. Another subsidiary of the Company serves as trustee under deeds of trust in connection with foreclosures on loans in the Company's servicing portfolio in California and other states. There is a subsidiary of the Company which also provides tax services to ensure that property taxes are paid current at origination and throughout the life of the loan. On February 28, 1997, the Company acquired a mutual fund manager which provides investment advisory services for 15 affiliated mutual funds and individual investors and management services for unaffiliated funds. The Company also has a registered broker-dealer subsidiary, Countrywide Securities Corporation (which is one of the Initial Purchasers), which trades to other broker-dealers and institutional investors mortgage-backed securities and other mortgage-related assets. Through two subsidiaries, the Company issues mortgage- and asset-backed securities which are backed by Prime mortgage loans, Sub-prime loans or home equity loans.

          The Company is a Delaware corporation, and was originally incorporated in New York under the name of OLM Credit Industries, Inc. in 1969. Its principal executive offices are located at 4500 Park Granada, Calabasas, California 91302, and its telephone number is (818) 225-3000.

                                    CHL


          CHL,  the  principal   subsidiary  of  the  Company,  is  engaged
primarily in the mortgage banking business and as such originates, purchases, sells and services mortgage loans. CHL's mortgage loans are principally Prime mortgages. CHL also offers home equity loans, both in conjunction with newly produced Prime mortgages and as a separate product, and Sub-prime loans. The principal sources of revenue of CHL are: (i) loan origination fees, (ii) gains from the sale of loans, if any, (iii) interest earned on mortgage loans during the period that they are held by CHL pending sale, net of interest paid on funds borrowed to finance such mortgage loans, (iv) loan servicing fees and (v) interest benefit derived from the custodial balances associated with CHL's servicing portfolio.

          CHL produces mortgage loans through three separate divisions. The Consumer Markets Division originates loans using direct contact with consumers through its nationwide network of retail branch offices and its telemarketing systems. Through its Wholesale Division, CHL originates loans through and purchases loans from mortgage loan brokers. Through the Correspondent Division, CHL purchases loans primarily from other mortgage bankers, commercial banks, savings and loan associations, credit unions and other financial intermediaries. CHL customarily sells all loans that it originates or purchases. To guarantee timely and full payment of principal and interest on mortgage-backed securities and whole loans sold to permanent investors and to transfer the credit risk of the loans in the servicing portfolio, the Company pays guarantee fees to the Federal National Mortgage Association, the Federal Home Loan Mortgage Corporation and the Government National Mortgage Association.

          CHL services substantially all of the mortgage loans that it originates or purchases. In addition, CHL purchases bulk servicing contracts to service single-family residential mortgage loans originated by other lenders. Servicing mortgage loans includes collecting and remitting loan payments, making advances when required, accounting for principal and interest, holding custodial (impound) funds for payment of property taxes and hazard insurance, making any physical inspections of the property, counseling delinquent mortgagors, supervising foreclosures and property dispositions in the event of unremedied defaults and generally administering the loans. CHL receives fee income for servicing mortgage loans ranging generally from 1/4% to 1/2% per annum on the declining principal balances of the loans. CHL has sold, and may sell in the future, a portion of its portfolio of loan servicing rights to other mortgage servicers.

          CHL's principal financing needs are the financing of loan funding activities and the investment in servicing rights. To meet these needs, CHL currently utilizes commercial paper supported by its revolving credit facility, medium-term notes, mortgage-backed securities, repurchase agreements, subordinated notes, unsecured notes, pre-sale funding facilities and cash flows from operations. In the past, CHL has utilized whole loan repurchase agreements, servicing-secured bank facilities, direct borrowings from its revolving credit facility, privately-placed financings and contributions from the Company of the proceeds of public offerings of preferred and common stock.

          CHL is a New York corporation,  originally  incorporated in 1969.
Its  principal   executive  offices  are  located  at  4500  Park  Granada,
Calabasas, California 91302, and its telephone number is (818) 225-3000.

                                 THE TRUST

          The Trust is a statutory business trust formed under the Delaware Business Trust Act, as amended (the "Trust Act"), pursuant to (i) a declaration of trust, dated as of May 28, 1997, as amended and restated as of June 4, 1997 (as so amended and restated, the "Declaration"), executed by the Company and (ii) a certificate of trust, dated as of May 28, 1997, filed with the Secretary of State of the State of Delaware. The Declaration incorporates such provisions as are required by the Trust Indenture Act. The Company acquired Common Securities in an aggregate liquidation amount equal to approximately 3% of the total capital of the Trust, at the same time as the Old Capital Securities were sold. The Trust used all the proceeds derived from the issuance of the Trust Securities to purchase the Old Debentures and Old Debt Guarantee and, accordingly, the assets of the Trust currently consist solely of the Old Debentures and the Old Debt Guarantee. Subsequent to the exchange of New Debentures for Old Debentures and the Old Guarantee for the New Debt Guarantee as described herein, the assets of the Trust will consist solely of the New Debentures and the New Debt Guarantee. The Trust exists for the exclusive purposes of (i) issuing and selling the Trust Securities representing undivided beneficial ownership interests in the assets of the Trust, (ii) investing the gross proceeds from such sales in the Old Debentures and the Old Debt Guarantee which will be exchanged for the New Debentures and the New Debt Guarantee and (iii) engaging in only those other activities necessary or incidental thereto, including engaging in the Exchange Offer.

          Pursuant to the Declaration, there are five trustees of the Trust (the "Trustees"). Three of the Trustees (the "Regular Trustees") are individuals who are employees or officers of or who are affiliated with the Company. The fourth Trustee is a financial institution that is unaffiliated with the Company (the "Property Trustee"). The fifth Trustee is an entity that maintains its principal place of business in the State of Delaware
(the "Delaware Trustee"). The Bank of New York, a New York banking corporation, currently acts as Property Trustee, and its affiliate, The Bank of New York (Delaware), a Delaware corporation, currently acts as Delaware Trustee, and each will continue to serve in such capacity until it is removed or replaced by the Company as holder of the Common Securities. The Bank of New York also acts as trustee under the Trust Guarantee and under the Debt Guarantee and will act as trustee under the New Trust Guarantee (the "Trust Securities Guarantee Trustee") and the New Debt Guarantee.

          The Property Trustee will hold title to the New Debentures and New Debt Guarantee for the benefit of the holders of the Trust Securities and, as the holder of the New Debentures and New Debt Guarantee, the Property Trustee will have the power to exercise all rights, powers and privileges of a holder of the New Debentures and New Debt Guarantee under the Indenture. In addition, the Property Trustee will maintain exclusive control of a segregated non-interest bearing bank account (the "Property Account") to hold all payments made in respect of the New Debentures and New Debt Guarantee for the benefit of the holders of the Trust Securities. The Trust Securities Guarantee Trustee will hold the New Trust Guarantee for the benefit of the holders of the Trust Securities. The Property Trustee will make payments of Distributions and payments on liquidation, redemption and otherwise to registered holders of the Trust Securities out of funds in the Property Account. The Company, as the holder of all the Common Securities, has the right to appoint, remove or replace any of the Trustees and to increase or decrease the number of Trustees, provided that the number of Trustees will be at least three; provided further that at least one Trustee is a Delaware Trustee, at least one Trustee is the Property Trustee and at least one Trustee is a Regular Trustee. CHL is obligated to pay all fees and expenses related to the organization and operations of the Trust (including any taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes) imposed by the United States or any other domestic taxing authority upon the Trust), the Offering and the Exchange Offer and be responsible for all debts and obligations of the Trust (other than with respect to the Trust Securities).

          For so long as the Capital Securities remain outstanding, the Company has covenanted (i) to maintain directly or indirectly 100% ownership of the Common Securities, (ii) to cause the Trust to remain a statutory business trust and not to voluntarily dissolve, wind-up, liquidate or be terminated, except as permitted by the Declaration, (iii) to use its commercially reasonable efforts to ensure that the Trust will not be an "investment company" for purposes of the Investment Company Act of 1940, as amended (the "1940 Act") and (iv) to take no action that would be reasonably likely to cause the Trust to be classified as an association or a publicly-traded partnership taxable as a corporation for United States federal income tax purposes.

          The rights of the holders of the Capital Securities, including economic rights, rights to information and voting rights, are set forth in the Declaration and the Trust Indenture Act. See "Description of Capital Securities."

          The location of the principal executive office of the Trust is c/o Countrywide Credit Industries, Inc., 4500 Park Granada, Calabasas, California 91302, and its telephone number is (818) 225-3000.

                             THE EXCHANGE OFFER


PURPOSE AND EFFECT OF THE EXCHANGE OFFER

          The Old Capital Securities were sold by the Trust on June 4, 1997 to the Initial Purchasers in reliance on Section 4(2) of the Securities Act. The Initial Purchasers offered and sold the Old Capital Securities only (i) to "Qualified Institutional Buyers" (as defined in Rule 144A) in compliance with Rule 144A and (ii) outside the United States to persons other than U.S. Persons, which term includes dealers or other professional fiduciaries in the United States acting on a discretionary basis for foreign beneficial owners (other than an estate or trust), in reliance upon Regulation S under the Securities Act.

          In connection with the sale of the Old Capital Securities, the Company, CHL and the Trust and the Initial Purchasers entered into the Registration Rights Agreement, pursuant to which the Company, CHL and the Trust agreed to use their respective reasonable best efforts to file and to cause to be declared effective by the Commission a registration statement with respect to the exchange of the Old Capital Securities for capital income securities with terms identical in all material respects to the terms of the Old Capital Securities (except as described below). A copy of the Registration Rights Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus is a part.

          The Exchange Offer is being made pursuant to the Registration Rights Agreement to satisfy the Company's, CHL's and the Trust's obligations thereunder with regard to the Old Capital Securities. The form and terms of the New Capital Securities will be identical in all material respects to the form and terms of the Old Capital Securities except that
(i) the New Capital Securities will have been registered under the Securities Act and therefore will not contain terms with respect to transfer restrictions, (ii) the Distribution Rate on the New Capital Securities will not be subject to increase in certain circumstances relating to the timing of the Exchange Offer and (iii) the holders of New Capital Securities will not be entitled to certain rights under the
Registration Rights Agreement, which rights will terminate when the Exchange Offer is consummated. The Old Capital Securities provide, among other things, that if the Exchange Offer is not consummated by January 14, 1998 (the "Targeted Consummation Date"), the Distribution Rate will increase (as a result of a corresponding increase in interest payable on the Old Debentures) by $.05 per week per $1,000 liquidation amount of Old Capital Securities during the first 90-day period following the Targeted Consummation Date and then will increase by $.05 per week per $1,000 liquidation amount of Old Capital Securities during each subsequent 90-day period following the Targeted Consummation Date up to a maximum of $.25 per week per $1,000 liquidation amount of Old Capital Securities, until the Exchange Offer is consummated. See "Risk Factors -- Consequences of a Failure to Exchange Old Capital Securities" and "Description of Capital Securities."

          Upon the Registration Statement being declared effective, the Trust will offer the New Capital Securities in exchange for surrender of the Old Capital Securities. The Company will keep the Exchange Offer open for not less than 20 Business Days (or longer if required by applicable law) after the date notice of the Exchange Offer is mailed to the holders of the Old Capital Securities. For each Old Capital Security surrendered to the Trust pursuant to the Exchange Offer, the holder of such Old Capital Security will receive a New Capital Security having a liquidation amount equal to that of the surrendered Old Capital Security. Distributions on each New Capital Security will accrue from the last Distribution Payment Date on which Distributions were made on the Old Capital Security surrendered in exchange therefor or, if no Distributions have been made on such Old Capital Security, from June 4, 1997. The term "holder" with respect to the Exchange Offer means any person in whose name Old Capital Securities are registered on the Property Trustee's books or any other person who has obtained a properly completed bond power from the registered holder, or any person whose Old Capital Securities are held of record by DTC who desires to deliver such Old Capital Securities, by book-entry transfer at DTC. See "Book-Entry Issuance."


          As soon as practicable after the Expiration Date, and as an integral part of its obligations under the Registration Rights Agreement, the Trust will exchange the Old Trust Guarantee for the New Trust
Guarantee, all of the Old Debentures, of which $206,200,000 aggregate principal amount is outstanding, for a like aggregate principal amount of the New Debentures and the Old Debt Guarantee for the New Debt Guarantee. The New Trust Guarantee, the New Debentures and the New Debt Guarantee have been registered under the Securities Act.


          The Exchange Offer is not being made to, nor will the Trust accept surrenders of Old Capital Securities for exchange from, holders thereof in any jurisdiction in which the Exchange Offer or the acceptance thereof would not be in compliance with the securities or blue sky laws of such jurisdiction.

          Participation in the Exchange Offer is voluntary and holders should carefully consider whether to accept. Holders of the Old Capital Securities are urged to consult their financial and tax advisors in making their own decisions on whether to participate in the Exchange Offer.

TERMS OF THE EXCHANGE OFFER

          The Trust hereby offers, upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal, to exchange up to $200,000,000 aggregate liquidation amount of New Capital Securities for a like aggregate liquidation amount of Old Capital Securities properly tendered on or prior to the Expiration Date and not properly withdrawn in accordance with the procedures described below. Upon the terms and subject to the conditions set forth in this Prospectus and in the Letter of Transmittal, the Trust will accept any and all Old Capital Securities validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the Expiration Date. Subject to the minimum denomination requirements of the New Capital Securities, the Trust will issue $1,000 liquidation amount of New Capital Securities in exchange for each $1,000 liquidation amount of outstanding Old Capital Securities accepted in the Exchange Offer. Holders may tender some or all of their Old Capital Securities pursuant to the Exchange Offer. However, Old Capital Securities may be tendered only in amounts that are in blocks having a minimum aggregate liquidation amount of $100,000 (100 Old Capital Securities) and in integral multiples of $1,000 liquidation amount.


          The Exchange Offer is not conditioned upon any minimum aggregate liquidation amount of Old Capital Securities being tendered for exchange. As of November 17, 1997, $200,000,000 aggregate liquidation amount of Old Capital Securities was outstanding with one registered holder. This Prospectus, together with the Letter of Transmittal, is being sent to such registered holder.


          Holders of Old Capital Securities do not have any appraisal or dissenters' rights under the Declaration in connection with the Exchange Offer. The Company, CHL and the Trust intend to conduct the Exchange Offer in accordance with the provisions of the Registration Rights Agreement and the applicable requirements of the Exchange Act and the rules and regulations of the Commission thereunder. Old Capital Securities which are not tendered for exchange, are tendered but are validly withdrawn or are tendered but not accepted in connection with the Exchange Offer will remain outstanding, will continue to be entitled to the benefits of the Declaration, and Distributions thereon will continue to accrue, but such Old Capital Securities will not be entitled to any rights or benefits under the Registration Rights Agreement, except under limited circumstances. See "Risk Factors -- Consequences of a Failure to Exchange Old Capital Securities" and "Description of Capital Securities."

          The Trust shall be deemed to have accepted validly tendered Old Capital Securities when, as and if the Trust has given oral or written notice thereof to the Exchange Agent. The Exchange Agent will act as agent for the tendering holders for the purposes of receiving the New Capital Securities from the Trust. If any tendered Old Capital Securities are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth herein or otherwise, certificates for any such unaccepted Old Capital Securities will be returned, without expense, to the tendering holder thereof as promptly as practicable after the Expiration Date.

          Holders who tender Old Capital Securities in the Exchange Offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of Old Capital Securities pursuant to the Exchange Offer. CHL will pay all charges and expenses, other than certain applicable taxes described below, in connection with the Exchange Offer. See "-- Fees and Expenses."

          Each holder who tenders Old Capital Securities will warrant and agree in the Letter of Transmittal that it has full power and authority to tender, exchange, sell, assign and transfer Old Capital Securities, that the Trust will acquire good, marketable and unencumbered title to the tendered Old Capital Securities, free and clear of all liens, restrictions, charges and encumbrances, and the Old Capital Securities tendered for exchange are not subject to any adverse claims or proxies. The holder also will warrant and agree that it will, upon request, execute and deliver any additional documents deemed by the Trust or the Exchange Agent to be necessary or desirable to complete the exchange, sale, assignment, and transfer of the Old Capital Securities tendered pursuant to the Exchange Offer.

          The Trust reserves the right in its sole discretion to (a) purchase or make offers for any Old Capital Securities that remain outstanding subsequent to the Expiration Date, (b) as set forth under "-- Expiration Date; Extensions; Amendments," to terminate the Exchange Offer and (c) to the extent permitted by applicable law, purchase Old Capital Securities in the open market, in privately negotiated transactions or otherwise. The terms of any such purchases or offers may differ from the terms of the Exchange Offer.

NEITHER THE BOARD OF DIRECTORS OF THE COMPANY NOR ANY TRUSTEE OF THE TRUST MAKES ANY RECOMMENDATION TO HOLDERS OF OLD CAPITAL SECURITIES AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING ALL OR ANY PORTION OF THEIR OLD CAPITAL SECURITIES PURSUANT TO THE EXCHANGE OFFER. IN ADDITION, NO ONE HAS BEEN AUTHORIZED TO MAKE ANY SUCH RECOMMENDATION. HOLDERS OF OLD CAPITAL SECURITIES MUST MAKE THEIR OWN DECISION WHETHER TO TENDER PURSUANT TO THE EXCHANGE OFFER AND IF SO, THE AGGREGATE LIQUIDATION AMOUNT OF OLD CAPITAL SECURITIES TO TENDER AFTER READING THIS PROSPECTUS AND THE LETTER OF TRANSMITTAL AND CONSULTING WITH THEIR ADVISORS, IF ANY, BASED ON THEIR OWN FINANCIAL POSITION AND REQUIREMENTS.

EXPIRATION DATE; EXTENSIONS; AMENDMENTS


          The term "Expiration Date" shall mean 5:00 p.m., New York City time, on December 19, 1997, unless the Company and the Trust extend the Exchange Offer, in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended. Although the Company and the Trust have no current intention to extend the Exchange Offer, the Company and the Trust reserve the right to extend the Exchange Offer at any time and from time to time by giving oral or written notice to the Exchange Agent and by timely public announcement communicated, unless otherwise required by applicable law or regulation, by making a release to the Dow Jones News Service. During any extension of the Exchange Offer, all Old Capital Securities previously tendered pursuant to the Exchange Offer and not withdrawn will remain subject to the Exchange Offer. The date of the exchange of the New Capital Securities for Old Capital Securities will be the first New York Stock Exchange trading day following the Expiration Date.

          The Company, CHL and the Trust reserve the right, in their sole discretion, subject to applicable law, (i) to delay accepting any Old Capital Securities, (ii) to terminate the Exchange Offer if any of the conditions set forth below under "-- Conditions of the Exchange Offer" shall not have been satisfied in the good faith determination of the Trust,
(iii) to extend the Expiration Date of the Exchange Offer and retain all Old Capital Securities tendered pursuant to the Exchange Offer, subject, however, to the right of holders of Old Capital Securities to withdraw their tendered Old Capital Securities as described under "-- Withdrawal Rights" and (iv) to waive any condition or otherwise amend the terms of the Exchange Offer in any manner. If the Exchange Offer is amended in any manner determined by the Company and the Trust to constitute a material change, the Company and the Trust will promptly disclose such amendment by means of a prospectus supplement that will be distributed to the registered holders and the Company and the Trust will extend the Exchange Offer for a period of time, depending upon the significance of the amendment and the manner of disclosure to the registered holders, if the Exchange Offer would otherwise expire during such period.


          Any such delay in acceptance, extension, termination, waiver or amendment will be followed as promptly as practicable by oral or written notice thereof to the Exchange Agent and by making public announcement thereof, and such announcement in the case of an extension will be made no later than 9:00 a.m., New York City time, on the next Business Day after the previously scheduled Expiration Date. Without limiting the manner in which the Company and the Trust may choose to make any public announcement, and subject to applicable law, the Company and the Trust shall have no obligation to publish, advertise or otherwise communicate any such public announcement other than by issuing a release to an appropriate news agency.


          In all cases, issuance of the New Capital Securities for Old Capital Securities that are accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of properly completed and duly executed Letters of Transmittal and all other required documents; provided, however, that the Trust reserves the absolute right to waive any conditions of the Exchange Offer or defects or irregularities in the tender of Old Capital Securities. If any tendered Old Capital Securities are not accepted for any reason set forth in the terms and conditions of the Exchange Offer or if Old Capital Securities are submitted for a greater liquidation amount at maturity than the holder desires to exchange, as the case may be, such unaccepted or non-exchanged Old Capital Securities or substitute Old Capital Securities evidencing the unaccepted portion, as appropriate, will be returned without expense to the tendering holder, unless otherwise provided in the Letter of Transmittal, as promptly as practicable after the expiration or termination of the Exchange Offer.


DISTRIBUTIONS ON THE NEW CAPITAL SECURITIES

          Each New Capital Security will pay cumulative Distributions from the most recent date Distributions were made on the Old Capital Securities surrendered in exchange for such New Capital Securities or, if no distributions have been paid on such Old Capital Securities, from June 4, 1997. Holders of the Old Capital Securities whose Old Capital Securities are accepted for exchange will not receive accumulated Distributions on such Old Capital Securities for any period from and after the last date Distributions were made on such Old Capital Securities prior to the original issue date of the New Capital Securities or, if no such Distributions have been paid, will not receive any accumulated Distributions on such Old Capital Securities.

ACCEPTANCE FOR EXCHANGE AND ISSUANCE OF NEW CAPITAL SECURITIES

          Upon the terms and subject to the conditions of the Exchange Offer, the Trust will exchange, and will issue to the Exchange Agent, New Capital Securities for Old Capital Securities validly tendered and not withdrawn (pursuant to the withdrawal rights described under "-- Withdrawal Rights") promptly after the Expiration Date.

          In all cases, delivery of New Capital Securities in exchange for Old Capital Securities tendered and accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of (i) Old Capital Securities or a book-entry confirmation of a book-entry transfer of Old Capital Securities into the Exchange Agent's account at DTC, including an Agent's Message if the tendering holder has not delivered a Letter of Transmittal, (ii) the Letter of Transmittal (or facsimile thereof), properly completed and duly executed, with any required signature guarantees or (in the case of a book-entry transfer) an Agent's Message in lieu of the Letter of Transmittal and (iii) any other documents required by the Letter of Transmittal.

          The term "book-entry confirmation" means a timely confirmation of a book-entry transfer of Old Capital Securities into the Exchange Agent's account at DTC. The term "Agent's Message" means a message, transmitted by DTC to and received by the Exchange Agent and forming a part of a book-entry confirmation, which states that DTC has received an express acknowledgement from the tendering Participant, which acknowledgement states that such Participant has received and agrees to be bound by the Letter of Transmittal and that the Trust and the Company may enforce such Letter of Transmittal against such Participant.

          Subject to the terms and conditions of the Exchange Offer, the Company and the Trust will be deemed to have accepted for exchange, and thereby exchanged, Old Capital Securities validly tendered and not withdrawn as, if and when the Trust gives oral or written notice to the Exchange Agent of the Company's and the Trust's acceptance of such Old Capital Securities for exchange pursuant to the Exchange Offer. The
Exchange Agent will act as agent for the Company and the Trust for the purpose of receiving tenders of Old Capital Securities, Letters of Transmittal and related documents, and as agent for tendering holders for the purpose of receiving Old Capital Securities, Letters of Transmittal and related documents and transmitting New Capital Securities to validly tendering holders. Such exchange will be made promptly after the Expiration Date. If, for any reason whatsoever, acceptance for exchange or the exchange of any Old Capital Securities tendered pursuant to the Exchange Offer is delayed (whether before or after the Company's and the Trust's acceptance for exchange of Old Capital Securities) or the Company and the Trust extend the Exchange Offer or are unable to accept for exchange or exchange Old Capital Securities tendered pursuant to the Exchange Offer, then, without prejudice to the Company's and the Trust's rights set forth herein, the Exchange Agent may, nevertheless, on behalf of the Company and the Trust and subject to Rule 14e-1(c) under the Exchange Act, retain tendered Old Capital Securities and such Old Capital Securities may not be withdrawn except to the extent tendering holders are entitled to withdrawal rights as described under "-- Withdrawal Rights."

          Pursuant to the Letter of Transmittal or Agent's Message in lieu thereof, a holder of Old Capital Securities will warrant and agree in the Letter of Transmittal that it has full power and authority to tender, exchange, sell, assign and transfer Old Capital Securities, that the Trust will acquire good, marketable and unencumbered title to the tendered Old Capital Securities, free and clear of all liens, restrictions, charges and encumbrances, and the Old Capital Securities tendered for exchange are not subject to any adverse claims or proxies. The holder also will warrant and agree that it will, upon request, execute and deliver any additional documents deemed by the Company, the Trust or the Exchange Agent to be necessary or desirable to complete the exchange, sale, assignment, and transfer of the Old Capital Securities tendered pursuant to the Exchange Offer.

PROCEDURES FOR TENDERING OLD CAPITAL SECURITIES

          VALID TENDER

          Except as set forth below, in order for Old Capital Securities to be validly tendered pursuant to the Exchange Offer, a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees or (in the case of a book-entry tender) an Agent's Message in lieu of the Letter of Transmittal and any other required documents, must be received by the Exchange Agent at its address set forth under "-- Exchange Agent," on or prior to the Expiration Date and (i) tendered Old Capital Securities must be received by the Exchange Agent, or
(ii) such Old Capital Securities must be tendered pursuant to the procedures for book-entry transfer set forth below and a book-entry confirmation, including an Agent's Message if the tendering holder has not delivered a Letter of Transmittal, must be received by the Exchange Agent, in each case on or prior to the Expiration Date, or (iii) the guaranteed delivery procedures set forth below must be complied with.

          If less than all of the Old Capital Securities are tendered, a tendering holder should fill in the amount of Old Capital Securities being tendered in the appropriate box on the Letter of Transmittal or so indicate in an Agent's Message in lieu of the Letter of Transmittal. The entire amount of Old Capital Securities delivered to the Exchange Agent will be deemed to have been tendered unless otherwise indicated.


THE METHOD OF DELIVERY OF CERTIFICATES, THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT THE OPTION AND SOLE RISK OF THE TENDERING HOLDER AND DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE EXCHANGE AGENT. IF DELIVERY IS BY MAIL, REGISTERED MAIL, RETURN RECEIPT
REQUESTED, PROPERLY INSURED, OR AN OVERNIGHT DELIVERY SERVICE IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE TIMELY DELIVERY.


          BOOK-ENTRY TRANSFER

          The Exchange Agent will establish an account with respect to the Old Capital Securities at DTC for purposes of the Exchange Offer within two Business Days after the date of this Prospectus. Any financial institution that is a participant in DTC's book-entry transfer facility system may make a book-entry delivery of the Old Capital Securities by causing DTC to transfer such Old Capital Securities into the Exchange Agent's account at DTC in accordance with DTC's procedures for transfers. However, although delivery of Old Capital Securities may be effected through book-entry transfer into the Exchange Agent's account at DTC, the Letter of Transmittal (or facsimile thereof), properly completed and duly executed, with any required signature guarantees, or an Agent's Message in lieu of a Letter of Transmittal, and any other required documents, must in any case be delivered to and received by the Exchange Agent at its address set forth under "-- Exchange Agent" on or prior to the Expiration Date, or the guaranteed delivery procedures set forth below must be complied with.

          DELIVERY OF DOCUMENTS TO DTC IN ACCORDANCE WITH DTC'S PROCEDURES DOES NOT CONSTITUTE DELIVERY TO THE EXCHANGE AGENT.

          SIGNATURE GUARANTEES

          Certificates for the Old Capital Securities need not be endorsed and signature guarantees on the Letter of Transmittal are unnecessary unless (i) a certificate for the Old Capital Securities is registered in a name other than that of the person surrendering the certificate or (ii) such registered holder completes the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" in the Letter of Transmittal. In the case of (i) or (ii) above, such certificates for Old Capital Securities must be duly endorsed or accompanied by a properly executed bond power, with the endorsement or signature on the bond power and on the Letter of Transmittal guaranteed by a firm or other entity identified in Rule 17Ad-15 under the Exchange Act as an "eligible guarantor institution," including (as such terms are defined therein): (i) a bank;
(ii) a broker, dealer, municipal securities broker or dealer or government securities broker or dealer; (iii) a credit union; (iv) a national securities exchange, registered securities association or clearing agency; or (v) a savings association that is a participant in a Securities Transfer Association (an "Eligible Institution"), unless surrendered on behalf of such Eligible Institution. See Instruction 1 to the Letter of Transmittal.

          GUARANTEED DELIVERY

          If a holder desires to tender Old Capital Securities pursuant to the Exchange Offer and the certificates for such Old Capital Securities are not immediately available or time will not permit all required documents to reach the Exchange Agent on or before the Expiration Date, or the procedures for book-entry transfer cannot be completed on a timely basis, such Old Capital Securities may nevertheless be tendered, provided that all of the following guaranteed delivery procedures are complied with:

                    (i) such tenders are made by or through an Eligible Institution;

                    (ii) a properly completed and duly executed Notice of Guaranteed Delivery, substantially in the form accompanying the Letter of Transmittal, is received by the Exchange Agent, as provided below, on or prior to the Expiration Date; and

                    (iii) the certificates (or a book-entry confirmation) representing all tendered Old Capital Securities, in proper form for transfer, together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof or Agent's Message in lieu thereof), with any required signature guarantees and any other documents required by the Letter of Transmittal are received by the Exchange Agent within three New York Stock Exchange trading days after the date of execution of such Notice of Guaranteed Delivery.

          The Notice of Guaranteed Delivery may be delivered by hand or transmitted by facsimile or mail to the Exchange Agent and must include a guarantee by an Eligible Institution in the form set forth in such notice.

          Notwithstanding any other provision hereof, the delivery of New Capital Securities in exchange for Old Capital Securities tendered and accepted for exchange pursuant to the Exchange Offer will in all cases be made only after timely receipt by the Exchange Agent of Old Capital Securities, or of a book-entry confirmation with respect to such Old Capital Securities, and a properly completed and duly executed Letter of Transmittal (or facsimile thereof or an Agent's Message in lieu thereof), together with any required signature guarantees and any other documents required by the Letter of Transmittal. Accordingly, the delivery of New Capital Securities might not be made to all tendering holders at the same time, and will depend upon when Old Capital Securities, book-entry confirmations or an Agent's Message in lieu thereof with respect to Old Capital Securities and other required documents are received by the Exchange Agent.

          The Company and the Trust's acceptance for exchange of Old Capital Securities tendered pursuant to any of the procedures described above will constitute a binding agreement among the tendering holder, the Company and the Trust upon the terms and subject to the conditions of the Exchange Offer.

          DETERMINATION OF VALIDITY

          All questions as to the form of documents, validity, eligibility (including time of receipt) and acceptance for exchange of any tendered Old Capital Securities will be determined by the Company and the Trust, in their sole discretion, whose determination shall be final and binding on all parties. The Company and the Trust reserve the absolute right, in their sole discretion, to reject any and all tenders determined by them not to be in proper form or the acceptance of which, or exchange for, may, in the view of counsel to the Company or the Trust, be unlawful. The Company and the Trust also reserve the absolute right, subject to applicable law, to waive any of the conditions of the Exchange Offer as set forth under "-- Conditions to the Exchange Offer" or any condition or irregularity in any tender of Old Capital Securities of any particular holder whether or not similar conditions or irregularities are waived in the case of other holders.

          The Company's and the Trust's interpretation of the terms and conditions of the Exchange Offer (including the Letter of Transmittal and the instructions thereto) will be final and binding. No tender of Old Capital Securities will be deemed to have been validly made until all irregularities with respect to such tender have been cured or waived. None of the Company, the Trust, any affiliates or assigns of the Company or the Trust, the Exchange Agent or any other person shall be under any duty to give any notification of any irregularities in tenders or incur any liability for failure to give any such notification.

          If any Letter of Transmittal, endorsement, bond power, power of attorney, or any other document required by the Letter of Transmittal is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and unless waived by the Trust, proper evidence satisfactory to the Company and the Trust, in their sole discretion, of such person's authority to so act must be submitted.

          A beneficial owner of Old Capital Securities that are held by or registered in the name of a broker, dealer, commercial bank, trust company or other nominee or custodian is urged to contact such entity promptly if such beneficial holder wishes to participate in the Exchange Offer.

WITHDRAWAL RIGHTS

          Except as otherwise provided herein, tenders of Old Capital Securities may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date.

          To withdraw a tender of Old Capital Securities in an Exchange Offer, a written or facsimile transmission notice of withdrawal must be received by the Exchange Agent at its address set forth herein prior to 5:00 p.m., New York City time, on the Expiration Date. Any such notice of withdrawal must (i) specify the name of the person having deposited the Old Capital Securities to be withdrawn (the "Depositor"), (ii) identify the Old Capital Securities to be withdrawn (including the certificate number or numbers and liquidation amount of such Old Capital Securities), (iii) contain a statement that such holder is withdrawing its election to have such Old Capital Securities exchanged, (iv) be signed by such holder in the same manner as the original signature on the Letter of Transmittal by which such Old Capital Securities were tendered (including any required signature guarantees) or be accompanied by documents of transfer sufficient to have the Trustee with respect to the Old Capital Securities register the transfer of such Old Capital Securities in the name of the person withdrawing the tender and (v) specify the name in which any such Old Capital Securities are to be registered, if different from that of the Depositor. If Old Capital Securities have been tendered pursuant to the procedures for book-entry transfer set forth in "-- Procedures for Tendering Old Capital Securities," the notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawal of Old Capital Securities, in which case a notice of withdrawal will be effective if delivered to the Exchange Agent by written, telegraphic, telex or facsimile transmission. Any notice of withdrawal must specify the name and number of the account at the book-entry transfer facility.

          All questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by the Company and the Trust, in their sole discretion, whose determination shall be final and binding on all parties. None of the Company, the Trust, the Exchange Agent or any other person will be under any duty to give notification of any defects or irregularities in any notice of withdrawal or incur any liability for failure to give any such notification. Any Old Capital Securities so withdrawn will be deemed not to have been validly tendered for purposes of the Exchange Offer and no New Capital Securities will be issued with respect thereto unless the Old Capital Securities so withdrawn are validly retendered. Withdrawals of tenders of Old Capital Securities may not be rescinded. Any Old Capital Securities which have been tendered but which are not accepted for exchange will be returned to the holder thereof without cost to such holder as soon as practicable after withdrawal, rejection of tender or termination of the Exchange Offer. Properly withdrawn Old Capital Securities may be retendered by following one of the procedures described above under "-- Procedures for Tendering Old Capital Securities " at any time prior to the Expiration Date.

CONDITIONS OF THE EXCHANGE OFFER


          Notwithstanding any other terms of the Exchange Offer, or any extension of the Exchange Offer, the Company and the Trust shall not be required to accept for exchange, or to exchange New Capital Securities for, any Old Capital Securities, and, as described below, may terminate the Exchange Offer (whether or not any Old Capital Securities have theretofore been accepted for exchange) or may waive any conditions to, or amend, the Exchange Offer, if any of the following conditions have occurred or exist or have not been satisfied:


                    (a) there shall occur a change in the current interpretation by the staff of the Division of Corporation Finance of the Commission which permits the New Capital Securities issued pursuant to the Exchange Offer in exchange for Old Capital Securities to be offered for resale, resold and otherwise transferred by holders thereof (other than broker-dealers and any such holder which is an "affiliate" of the Company, CHL or the Trust within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such New Capital Securities are acquired in the ordinary course of such holders' business and such holders are not participating and have no arrangement or understanding with any person to participate in the distribution of such New Capital Securities;

                    (b) any action or proceeding shall have been instituted or threatened in any court or by or before any governmental agency or body with respect to the Exchange Offer which, in the Company's and the Trust's judgment, would reasonably be expected to impair the ability of the Trust or the Company to proceed with the Exchange Offer;

                    (c) any law, statute, rule or regulation shall have been adopted or enacted which, in the Company's and the Trust's judgment, would reasonably be expected to impair the ability of the Trust or the Company to proceed with the Exchange Offer;

                    (d) a banking moratorium shall have been declared by United States federal or New York State authorities which, in the Company's and the Trust's judgment, would reasonably be expected to impair the ability of the Trust or the Company to proceed with the Exchange Offer;

                    (e) trading on the NYSE or generally in the United States over-the-counter market shall have been suspended by order of the Commission or any other governmental authority which, in the Company's and the Trust's judgment, would reasonably be expected to impair the ability of the Trust or the Company to proceed with the Exchange Offer;

                    (f) a stop order shall have been issued by the Commission or any state securities authority suspending the effectiveness of the Registration Statement or proceedings shall have been initiated or, to the knowledge of the Company or the Trust, threatened for that purpose or that any governmental approval has not been obtained, which approval the Company and the Trust shall, in their sole discretion, deem necessary for the consummation of the Exchange Offer as contemplated hereby;

                    (g) any change, or any development involving a prospective change, in the business or financial affairs of the Trust or the Company or any of its subsidiaries has occurred which, in the sole judgment of the Company and the Trust, might materially impair the ability of the Trust or the Company to proceed with the Exchange Offer; or

                    (h) there is a reasonable likelihood in the Company's judgment that, or a material uncertainty exists in the Company's judgment as to whether, consummation of the Exchange Offer would result in an adverse tax consequence to the Company.


          If the Company and the Trust determine in their sole and absolute discretion that any of the above conditions are not satisfied, the Company and the Trust may, subject to applicable law, (i) terminate the Exchange Offer (whether or not any Old Capital Securities have theretofore been accepted for exchange), refuse to accept any Old Capital Securities and return all tendered Old Capital Securities to the tendering holders, (ii) extend the Exchange Offer and retain all Old Capital Securities tendered prior to the Expiration Date, subject, however, to the right of holders to withdraw such Old Capital Securities (see " -- Terms of the Exchange Offer" and " -- Withdrawal Rights") or (iii) waive such unsatisfied conditions with respect to the Exchange Offer, or amend the terms of the Exchange Offer, and accept all validly tendered Old Capital Securities which have not been withdrawn. If such waiver or amendment constitutes a material change to the Exchange Offer, the Company and the Trust will promptly disclose such waiver or amendment by means of a prospectus supplement that will be distributed to the registered holders, and the Company and the Trust will extend the Exchange Offer for a period of time, depending upon the significance of the waiver and the manner of disclosure to the registered holders, if the Exchange Offer would otherwise expire during such period.


EXCHANGE AGENT


          The Bank of New York has been appointed as Exchange Agent for the Exchange Offer. Delivery of the Letters of Transmittal and any other required documents, questions and requests for assistance, requests for additional copies of this Prospectus or of the Letter of Transmittal and requests for the Notice of Guaranteed Delivery should be directed to the Exchange Agent addressed as follows:

           By Hand or Overnight Courier:        By Registered or Certified mail:

                The Bank of New York                  The Bank of New York
                 101 Barclay Street                    101 Barclay Street
          Corporate Trust Services Window                   Floor 7E
                    Ground Floor                    New York, New York 10286
              New York, New York 10286         Attention: Reorganization Section
         Attention: Reorganization Section


                          Facsimile Transmission:
                        (Eligible Institutions Only)
                               (212) 815-6339
                           Confirm by Telephone:
                               (212) 815-3428
                                Marcia Brown
         For information with respect to the Exchange Offer, call:
                            The Bank of New York
                              at (212) 815-3428


          Delivery to other than the above addresses or facsimile numbers will not constitute a valid delivery.

FEES AND EXPENSES

          The expenses of soliciting tenders will be borne by CHL. The principal solicitation is being made by mail; however, additional solicitation may be made by telecopy, telephone or in person by officers and regular employees of the Company, CHL, the Trust and their respective affiliates. No additional compensation will be paid to any such officers and employees who engage in soliciting tenders.

          Neither the Company nor the Trust has retained any dealer-manager or other soliciting agent in connection with the Exchange Offer, and CHL will not make any payments to brokers, dealers or others soliciting acceptance of the Exchange Offer. CHL, however, will pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith. CHL may also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this Prospectus, the Letter of Transmittal and related documents to the beneficial owners of the Old Capital Securities and in handling or forwarding tenders for exchange.

          The expenses to be incurred in connection with the Exchange Offer will be paid by CHL. Such expenses include fees and expenses of the Exchange Agent and transfer agent and registrar, accounting and legal fees and printing costs, among others.

          CHL will pay all transfer taxes, if any, applicable to the exchange of the Old Capital Securities pursuant to the Exchange Offer. If, however, New Capital Securities, or Old Capital Securities for principal amounts not tendered or accepted for exchange, are to be delivered to, or to be issued in the name of, any person other than the registered holder of the Old Capital Securities tendered or if a transfer tax is imposed for any reason other than the exchange of the Old Capital Securities pursuant to the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the Letter of Transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

RESALES OF NEW CAPITAL SECURITIES

          The Company, CHL and the Trust are making the Exchange Offer in reliance on the position of the staff of the Division of Corporation Finance of the Commission as set forth in certain interpretive letters addressed to third parties in other transactions. However, none of the Company, CHL and the Trust has sought its own interpretive letter and there can be no assurance that the staff of the Division of Corporation Finance of the Commission would make a similar determination with respect to the Exchange Offer as it has in such interpretive letters to third parties. Based on these interpretations by the staff of the Division of Corporation Finance, and subject to the two immediately following sentences, the Company, CHL and the Trust believe that New Capital Securities issued pursuant to the Exchange Offer in exchange for Old Capital Securities may be offered for resale, resold and otherwise transferred by a holder thereof (other than a holder who is a broker-dealer or who is an "affiliate" of the Company, CHL or the Trust within the meaning of Rule 405 of the Securities
Act) without further compliance with the registration and prospectus delivery requirements of the Securities Act, provided that (i) such New Capital Securities are acquired in the ordinary course of such holder's business and (ii) such holder is not participating, does not intend to participate and has no arrangement or understanding with any person to participate, in a distribution (within the meaning of the Securities Act) of such New Capital Securities. However, any holder of Old Capital Securities who is an "affiliate" of the Company, CHL or the Trust or who intends to participate in the Exchange Offer for the purpose of distributing New Capital Securities, or, as to any unsold allotments, any broker-dealer who purchased Old Capital Securities from the Trust to resell pursuant to Rule 144A or any other available exemption under the Securities Act, (a) will not be able to rely on the interpretations of the staff of the Division of Corporation Finance of the Commission set forth in the above-mentioned interpretive letters, (b) will not be permitted or entitled to tender such Old Capital Securities in the Exchange Offer and (c) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of such Old Capital Securities, with such resale covered by an effective registration statement containing the selling security holder information required by Item 507 of Registration S-K under the Securities Act, unless such resale is made pursuant to an exemption from such requirements. In addition, as described below, if any broker-dealer holds Old Capital Securities acquired for its own account as a result of market-making or other trading activities and exchanges such Old Capital Securities for New Capital Securities, then such broker-dealer must deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of such New Capital Securities.

          Each holder of Old Capital Securities who wishes to exchange Old Capital Securities for New Capital Securities in the Exchange Offer will be required to represent that (i) it is not an "affiliate" of the Company, CHL or the Trust, (ii) any New Capital Securities to be received by it are being acquired in the ordinary course of its business, (iii) it has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of such New Capital Securities and (iv) if such holder is not a broker-dealer or is a broker-dealer but will not receive New Capital Securities for its own account in exchange for Old Capital Securities, such holder is not engaged in, and does not intend to engage in, a distribution (within the meaning of the Securities Act) of such New Capital Securities. In addition, the Company, CHL and the Trust may require such holder, as a condition to such holder's eligibility to participate in the Exchange Offer, to furnish to the Company, CHL and the Trust (or an agent thereof) in writing information as to the number of "beneficial owners" (within the meaning of Rule 13d-3 under the Exchange Act) on behalf of whom such holder holds the Old Capital Securities to be exchanged in the Exchange Offer. Each broker-dealer that receives New Capital Securities for its own account pursuant to the Exchange Offer must acknowledge that it acquired the Old Capital Securities for its own account as a result of market-making activities or other trading activities and must agree that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Capital Securities. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. Based on the position taken by the staff of the Division of Corporation Finance of the Commission in the interpretive letters referred to above, the Company, CHL and the Trust believe that broker-dealers who acquired Old Capital Securities for their own accounts, as a result of market-making or other trading activities (i.e., Participating Broker-Dealers) may fulfill their prospectus delivery requirements with respect to the New Capital Securities received upon exchange of such Old Capital Securities (other than Old Capital Securities which represent an unsold allotment from the original sale of the Old Capital Securities) with a prospectus meeting the requirements of the Securities Act, which may be the prospectus prepared for an exchange offer so long as it contains a description of the plan of distribution with respect to the resale of such New Capital Securities. Accordingly, this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer during the period referred to below in connection with resales of New Capital Securities received in exchange for Old Capital Securities where such Old Capital Securities were acquired by such Participating Broker-Dealer for its own account as a result of market-making or other trading activities. Subject to certain provisions set forth in the Registration Rights Agreement, the Company, CHL and the Trust have agreed that this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of such New Capital Securities for a period ending 90 days after the Registration Statement of which this Prospectus constitutes a part is declared effective. However, a Participating Broker-Dealer who intends to use this Prospectus in connection with the resale of New Capital Securities received in exchange for Old Capital Securities pursuant to the Exchange Offer must notify the Company, or cause the Company to be notified, on or prior to the Expiration Date, that it is a Participating Broker-Dealer. Such notice may be given in the space provided for that purpose in the Letter of Transmittal or may be delivered to the Exchange Agent at one of the addresses set forth herein under " -- Exchange Agent." Any Participating Broker-Dealer who is an
"affiliate" of the Company, CHL or the Trust may not rely on such interpretive letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

          In that regard, each Participating Broker-Dealer who surrenders Old Capital Securities pursuant to the Exchange Offer will be deemed to have agreed, by execution of the Letter of Transmittal, that, upon receipt of notice from the Company, CHL or the Trust of the occurrence of any event or the discovery of any fact which makes any statement contained in this Prospectus untrue in any material respect or which causes this Prospectus to omit to state a material fact necessary in order to make the statements contained herein, in light of the circumstances under which they were made, not misleading or of the occurrence of certain other events specified in the Registration Rights Agreement, such Participating Broker-Dealer will suspend the sale of New Capital Securities pursuant to this Prospectus until the Company, CHL and the Trust has amended or supplemented this Prospectus to correct such misstatement or omission and have furnished copies of the amended or supplemented Prospectus to such Participating Broker-Dealer or the Company, CHL or the Trust has given notice that the sale of the New Capital Securities may be resumed, as the case may be.

CONSEQUENCES OF FAILURE TO EXCHANGE

          The Old Capital Securities have not been registered under the Securities Act or any state securities laws and therefore may not be offered, sold or otherwise transferred except in compliance with the registration requirements of the Securities Act and any other applicable securities laws, or pursuant to an exemption therefrom or in a transaction not subject thereto, and in each case in compliance with certain other conditions and restrictions, including the Trust's and the Property Trustee's right in certain cases to require the delivery of opinions of counsel, certifications and other information prior to any such transfer. After consummation of the Exchange Offer, Old Capital Securities that remain outstanding will continue to bear legends restricting transfer. In addition, upon consummation of the Exchange Offer, holders of Old Capital Securities which remain outstanding (subject to limited exceptions, if applicable) will not be entitled to any rights to have such Old Capital Securities registered under the Securities Act or to any similar rights under the Registration Rights Agreement. The Trust currently does not intend to register under the Securities Act any Old Capital Securities which remain outstanding after consummation of the Exchange Offer (subject to limited exceptions, if applicable).

          To the extent that Old Capital Securities are tendered and accepted in the Exchange Offer, the liquidation amount of outstanding Old Capital Securities will be reduced by the liquidation amount so tendered and exchanged and a holder's ability to sell untendered Old Capital Securities could be adversely affected. In addition, although the Old Capital Securities have been designated for trading in the PORTAL market, to the extent that Old Capital Securities are tendered and accepted in connection with the Exchange Offer, any trading market for Old Capital
Securities which remain outstanding after the Exchange Offer could be adversely affected.

          The New Capital Securities and any Old Capital Securities which remain outstanding after consummation of the Exchange Offer will constitute a single Capital Securities under the Declaration and, accordingly, will vote together as a single class for purposes of determining whether holders of the requisite percentage in outstanding liquidation amount thereof have taken certain actions or exercised certain rights under the Declaration. See "Description of Capital Securities -- General" and " -- Voting Rights; Amendment of the Declaration."

SHELF REGISTRATION STATEMENT

          If (i) the Company, CHL and the Trust are not required to file an Exchange Offer Registration Statement or permitted to consummate the Exchange Offer because the Exchange Offer is not permitted by applicable law or Commission policy, (ii) CHL has received an opinion of counsel rendered by a law firm having a recognized national tax practice, to the effect that, as a result of the consummation of the Exchange Offer, there is more than an insubstantial risk that (x) the Trust would be subject to United States federal income tax with respect to income received or accrued on the Debentures, (y) interest payable by CHL on such Debentures would not be deductible by CHL, in whole or in part, for United States federal income tax purposes or (z) the Trust would be subject to more than a de minimis amount of other taxes, duties or other governmental charges or (iii) any holder of Old Capital Securities provides CHL with an opinion of counsel on or before the twentieth Business Day following the consummation of the Exchange Offer to the effect that (A) such holder is prohibited by law or Commission policy from participating in the Exchange Offer, (B) such holder may not resell the New Capital Securities it acquired in the Exchange Offer to the public without delivering a prospectus and this Prospectus is not appropriate or available for such resales or (C) such holder is a broker-dealer and owns Old Capital Securities acquired directly from the Trust or an affiliate of the Trust, then the Company, CHL and the Trust will use their reasonable best efforts to file a shelf registration statement with respect to the resale of Old Capital Securities with the Commission on or prior to 150 days after such filing obligation arises and to cause the Shelf Registration Statement to be declared effective by the Commission on or prior to 180 days after such obligation arises and to keep the Shelf Registration Statement effective for two years from the date of the original issuance of the Old Capital Securities; provided, however, that if the Company or CHL is engaged in a material acquisition or disposition and in certain other circumstances, the Company, CHL and the Trust may suspend offers and sales under the Shelf Registration Statement, subject to certain conditions, for up to 30 days in each year during which the Shelf Registration Statement is required to be effective. Each holder of the Old Capital Securities will be required to deliver information to be used in connection with the Shelf Registration Statement and to provide comments on the Shelf Registration Statement within the time periods set forth in the Registration Rights Agreement in order to have their Old Capital Securities included in the Shelf Registration Statement.

ACCOUNTING TREATMENT

          The New Capital Securities would be recorded at the same carrying value as the Old Capital Securities, as reflected in the Company's accounting records on the date of the exchange. Accordingly, no gain or loss for accounting purposes will be recognized by the Company. The costs of the Exchange Offer and the unamortized expenses related to the issuance of the Old Capital Securities will be amortized over the terms of the Capital Securities.

                     DESCRIPTION OF CAPITAL SECURITIES

          The Old Capital Securities offered in the Offering were issued, and the New Capital Securities offered pursuant to the Exchange Offer will be issued, under the Declaration. Upon the consummation of the Exchange Offer, the Declaration will be subject to and governed by the Trust Indenture Act. The following summary of the material provisions of the Declaration does not purport to be complete and is subject to, and
qualified  in  its  entirety  by  reference  to,  the   provisions  of  the
Declaration (a copy of which has been filed as an exhibit to the Registration Statement of which this Prospectus constitutes a part), including the definitions of certain terms contained therein and those terms made part of the Declaration by reference to the Trust Act and the Trust Indenture Act. For definitions of certain capitalized terms used in the following summary, see "Index of Certain Terms." References to "Section" are to sections of the Declaration.

GENERAL

          The Capital Securities will rank on a parity, and payments will be made thereon pro rata, with the Common Securities except as described under "-- Subordination of Common Securities." Legal title to the New Debentures and the New Debt Guarantee will be held by the Property Trustee in trust for the benefit of the holders of the Trust Securities. The Trust Guarantee executed by the Company for the benefit of the holders of the Capital Securities will be a guarantee with respect to the Capital Securities but will not guarantee payment of Distributions or amounts payable on redemption or liquidation of the Capital Securities when the Trust does not have sufficient funds available to make such payments. See "Description of Trust Guarantee." The Company's obligations under the Guarantees, the Indenture and the Declaration, taken together with CHL's obligations under the New Debentures and the Indenture, including CHL's obligation to pay all costs, expenses and liabilities of the Trust (other than with respect to the Trust Securities), constitute a full and unconditional guarantee by the Company of all of the Trust's obligations under the Capital Securities.

          Holders of the Capital Securities have no preemptive or similar rights.

DISTRIBUTIONS

          Distributions will accumulate from the most recent date Distributions were made on the Old Capital Securities or, if no Distributions have been made on the Old Capital Securities, from June 4, 1997, at a rate per annum equal to 8.05% of the stated liquidation amount of $1,000 per Capital Security. Distributions will be payable semi-annually in arrears on June 15 and December 15 of each year, commencing December 15, 1997, and at maturity. In the event that any date on which Distributions are payable on the Capital Securities is not a Business Day, then payment of the Distributions payable on such date will be made on the next succeeding day that is a Business Day (and without any additional Distributions or other payments in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment will be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the date such payment was originally payable (each date on which Distributions are payable in accordance with the foregoing, a "Distribution Date"). A "Business Day" means any day other than a Saturday or a Sunday, or a day on which banking institutions in The City of New York or Los Angeles, California are authorized or required by law or executive order to remain closed or a day on which the principal corporate trust office of the Indenture Trustee (as defined herein) or the principal corporate trust office of the Property Trustee is closed for business. The amount of Distributions payable for any semi-annual distribution period will be computed (i) for any full 180-day semi-annual distribution period, on the basis of a 360-day year of twelve 30-day months and (ii) for any period shorter than a full 180-day semi-annual distribution period for which Distributions are computed, on the basis of the actual number of days elapsed in such 180-day semi-annual period (assuming each full month elapsed in such period consists of 30 days).

          Distributions on the Capital Securities (other than distributions on a redemption date) will be payable to the holders thereof as they appear on the register of the Trust as of the close of business on the relevant record dates, which, as long as the Capital Securities are represented by one or more global certificated securities ("Global Certificates"), will be the close of business on the Business Day prior to the relevant Distribution Dates, unless otherwise provided in the Declaration or unless a different regular record date is established or provided for the corresponding interest payment date on the New Debentures. If the Capital Securities are no longer represented by one or more Global Certificates, the Regular Trustees will have the right to select record dates, which will be at least one Business Day prior to the relevant payment dates. Distributions payable on any Capital Securities that are not punctually paid on any Distribution Date will cease to be payable to the person in whose name such Capital Securities are registered on the relevant record date, and such defaulted Distribution will instead be payable to the person in whose name such Capital Securities are registered on the special record date or other specified date determined in accordance with the Declaration.

          At all times, the Distribution Rate, the Distribution Dates and other payment dates for the Capital Securities will correspond to the interest rate, interest payment dates and other payment dates on the New Debentures, which, together with the New Debt Guarantee, will be the sole assets of the Trust.

          Distributions on the Capital Securities must be paid on the dates payable to the extent that the Trust has funds available for the payment of such Distributions. The revenue of the Trust available for distribution to holders of its Capital Securities will be limited to payments received from CHL under the New Debentures or from the Company under the New Debt Guarantee. See "Description of New Debentures and New Debt Guarantee." If CHL does not make payments on the New Debentures and the Company does not make such payments, to the extent required, pursuant to the New Debt Guarantee, the Property Trustee will not have funds available to make payments on the Capital Securities, and the Trust Guarantee will not apply to such payments until the Trust has sufficient funds therefor.

          CHL will have the right under the Indenture to defer the payment of interest on the New Debentures at any time or from time to time for a period not exceeding 10 consecutive semi-annual periods provided that no Extension Period may extend beyond the Stated Maturity of the New Debentures. Accordingly, there could be multiple Extension Periods of varying terms throughout the term of the New Debentures. As a consequence of any such extension, semi-annual Distributions on the Capital Securities will be deferred by the Trust during any such Extension Period. Distributions to which holders of the Capital Securities are entitled will accumulate and compound semi-annually at the Distribution Rate from the relevant Distribution Date for such Distributions. The term "Distributions" as used herein includes any such compounded amounts unless the context otherwise requires. During any such Extension Period, (a) the Company and CHL shall not declare or pay dividends on, or make a distribution with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, any of its capital stock (other than (i) purchases or acquisitions of shares of any such capital stock or rights to acquire such capital stock in connection with the satisfaction by the Company or CHL, respectively, of its obligations under any employee benefit plans, (ii) as a result of a reclassification of the Company's or CHL's capital stock or rights to acquire such capital stock or the exchange or conversion of one class or series of the Company's or CHL's capital stock or rights to acquire such capital stock for another class or series of the Company's or CHL's capital stock or rights to acquire such capital stock, (iii) the purchase of fractional interests in shares of the Company's or CHL's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged or (iv) dividends and distributions made on the Company's or CHL's capital stock or rights to acquire such capital stock with the Company's or CHL's capital stock or rights to acquire such capital stock) or make any guaranteed payments with respect to any of the foregoing and (b) the Company and CHL shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities (including any guarantees, other than the Guarantees) issued by the Company or CHL that rank pari passu with or junior to the New Debentures. Prior to the termination of any such Extension Period, CHL may further extend the Extension Period, provided that no Extension Period may exceed 10 consecutive semi-annual periods or extend beyond the Stated Maturity of the New Debentures. Upon the termination of any such Extension Period and the payment of all amounts then due on any Interest Payment Date, CHL may elect to begin a new Extension Period, subject to the foregoing requirements. See "Description of the New Debentures and New Debt Guarantee -- Option to Extend Interest Payment Period" and "Certain United States Federal Income Tax Consequences -- Interest Income and Original Issue Discount." CHL has no current intention of exercising its right to defer any payments of interest by extending any interest payment period of the New Debentures.

REDEMPTION

          GENERAL

          Upon the repayment or redemption of the New Debentures held by the Trust, whether at Stated Maturity or upon earlier redemption as provided in the Indenture, the proceeds from such repayment or redemption will be applied by the Property Trustee to redeem the Trust Securities. The New Debentures are not redeemable at the option of CHL other than in certain circumstances following a Special Event. See "Description of New Debentures and New Debt Guarantee -- Redemption."

          SPECIAL EVENT REDEMPTION OR DISTRIBUTION OF NEW DEBENTURES; SHORTENING OF STATED MATURITY

          If, at any time, either a Tax Event or an Investment Company Event (as defined herein) (each, a "Special Event") shall have occurred and be continuing, the Regular Trustees may, within 90 days following the occurrence of such Special Event, elect to dissolve the Trust upon not less than 30 nor more than 60 days' notice and, after satisfaction of liabilities to creditors of the Trust, if any, cause the New Debentures and the New Debt Guarantee to be distributed to the holders of the Trust Securities in liquidation of the Trust. If an Investment Company Event shall have occurred and be continuing, CHL also has the option to redeem the New Debentures, in whole but not in part (and thereby cause a mandatory redemption of the Capital Securities), at any time within 90 days following the occurrence of such Investment Company Event at a redemption price equal to 100% of the aggregate principal amount thereof, plus accrued and unpaid interest to the date of redemption. In addition, if a Tax Event shall have occurred and be continuing and in the opinion of counsel, rendered by a law firm having a recognized national tax practice, there would in all cases, after effecting the dissolution of the Trust and the distribution of the New Debentures and the New Debt Guarantee to the holders of the Trust Securities in exchange therefor upon liquidation of the Trust, be more than an insubstantial risk that the Tax Event would continue to exist, then CHL will have the right (a) to shorten the Stated Maturity of the New Debentures to a date not earlier than December 15, 2011 (a "Maturity Advancement") such that, in the opinion of such counsel, after advancing the Stated Maturity of the New Debentures, interest paid on the New Debentures will be deductible by CHL for United States federal income tax purposes or (b) to redeem the New Debentures, in whole but not in part (and thereby cause a mandatory redemption of the Capital Securities), at any time within 90 days following the occurrence of a Tax Event at a redemption price equal to 100% of the aggregate principal amount thereof, plus accrued and unpaid interest to the date of redemption. Under current United States federal income tax law and interpretations thereof and assuming that, as expected, the Trust is treated as a grantor trust, a distribution of the New Debentures and the New Debt Guarantee would not be a taxable event to holders of the Capital Securities. Should there be a change in law, a change in legal interpretation, a Tax Event or other circumstances, however, the distribution could be a taxable event to holders of the
Capital   Securities.   See  "Certain  United  States  Federal  Income  Tax
Consequences."

          If CHL does not elect any of the options described above, the Capital Securities will remain outstanding until the repayment of the New Debentures, whether at maturity or their earlier redemption, and in the event a Tax Event shall have occurred and be continuing, CHL will be obligated to pay any additional taxes, duties, assessments and other governmental charges (other than withholding taxes) to which the Trust has become subject as a result of a Tax Event. See "Description of New Debentures and New Debt Guarantee."

          As used herein:

                         (i) "Tax Event" means that the Regular Trustees shall have received an opinion of counsel, rendered by a law firm having a recognized national tax practice, to the effect that, as a result of (a) any amendment to, or change (including any announced proposed change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein or (b) any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or such proposed change, pronouncement or decision is announced on or after the date of original issuance of the Old Capital Securities, there is more than an insubstantial risk that
          (i) the Trust is, or will be within 90 days after the date thereof, subject to United States federal income tax with respect to interest accrued or received on the New Debentures, (ii) the Trust is, or will be within 90 days after the date thereof, subject to more than a de minimis amount of other taxes, duties or other governmental charges, or (iii) interest payable on the New Debentures is not, or within 90 days of the date thereof will not, be deductible, in whole or in part, by CHL for United States federal income tax purposes.

                         (ii) "Investment Company Event" means that the Regular Trustees shall have received an opinion of counsel, rendered by a law firm having a recognized national securities practice, to the effect that, as a result of the occurrence of a change in law or regulation or a change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority (a "Change in 1940 Act Law"), there is more than an insubstantial risk that the Trust is or will be considered an "investment company" which is required to be registered under the 1940 Act, which Change in 1940 Act Law becomes effective on or after the date of original issuance of the Old Capital Securities.

          REDEMPTION PROCEDURES

          Capital Securities redeemed on each redemption date will be redeemed at the redemption price in respect of the New Debentures plus an amount equal to accrued and unpaid Distributions thereon through the date of redemption (the "Redemption Price") with the applicable proceeds from the contemporaneous redemption or payment of the New Debentures. Redemptions of the Capital Securities will be made and the Redemption Price will be payable on each redemption date only to the extent that the Trust has sufficient funds available for the payment of such Redemption Price. See also "-- Subordination of Common Securities."

          Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of Capital Securities to be redeemed at its registered address. If the Trust gives a notice of redemption in respect of the Capital Securities, then, by 12:00 noon, New York City time, on the redemption date, to the extent funds are available, the Property Trustee will deposit irrevocably with DTC funds
sufficient  to  pay  the  applicable   Redemption  Price  for  all  Capital
Securities held by DTC and will give DTC irrevocable instructions and authority to pay the Redemption Price to the holders of the Capital Securities. See "Book-Entry Issuance." If any Capital Securities are not represented by one or more Global Certificates, the Trust, to the extent funds are available, will irrevocably deposit with the Paying Agent (as defined herein) for such Capital Securities funds sufficient to pay the applicable Redemption Price and will give the Paying Agent irrevocable instructions and authority to pay the Redemption Price to the holders thereof upon surrender of their certificates evidencing the Capital Securities. Notwithstanding the foregoing, Distributions payable on or prior to the redemption date for any Capital Security called for redemption will be payable to the holders of such Capital Security on the relevant record dates for the related Distribution Dates. If notice of redemption shall have been given and funds deposited as required, then immediately prior to the close of business on the date of such deposit, all rights of the holders of such Capital Securities so called for redemption will cease, except the right of the holders of such Capital Securities to receive the Redemption Price, but without interest on such Redemption Price, and such Capital Securities will cease to be outstanding. In the event that any date fixed for redemption of Capital Securities is not a Business Day, then payment of the Redemption Price payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the date such payment was originally payable.

          In the event that payment of the Redemption Price in respect of Capital Securities called for redemption is improperly withheld or refused and not paid either by the Trust or by the Company pursuant to the Trust Guarantee as described under "Description of Trust Guarantee," Distributions on such Capital Securities will continue to accumulate at the Distribution Rate, to the extent permitted by applicable law, from the redemption date originally established by the Trust for the Capital
Securities to the date such Redemption Price is actually paid, in which case the actual payment date will be the date fixed for redemption for purposes of calculating the Redemption Price. See " -- Distributions."

          Subject to applicable law (including, without limitation, United States federal securities law), the Company or any of its subsidiaries may at any time and from time to time purchase outstanding New Capital Securities by tender, in the open market or by private agreement.

SUBORDINATION OF COMMON SECURITIES

          Payment of Distributions on, and the Redemption Price of, the Trust Securities, as applicable, shall be made pro rata based on the liquidation amount of such Trust Securities; provided, however, that, if on any Distribution Date or redemption date an Indenture Event of Default shall have occurred and be continuing, no payment of any Distribution on, or Redemption Price of, any of the Common Securities, and no other payment on account of the redemption, liquidation or other acquisition of such Common Securities, shall be made unless payment in full in cash of all accumulated and unpaid Distributions on all of the outstanding Capital Securities for all Distribution periods terminating on or prior thereto, or in the case of payment of the Redemption Price, the full amount of such Redemption Price on all of the outstanding Capital Securities then called for redemption, shall have been made or provided for, and all funds available to the Property Trustee shall first be applied to the payment in full in cash of all Distributions on, or Redemption Price of, the Capital Securities then due and payable.

DISTRIBUTION OF THE NEW DEBENTURES

          At any time, the Company will have the right to dissolve the Trust and, after satisfaction of the liabilities of creditors of the Trust as provided by applicable law, cause the New Debentures and the New Debt Guarantee to be distributed to the holders of the Trust Securities in liquidation of the Trust. Under current United States federal income tax law and interpretation and assuming, as expected, the Trust is treated as a grantor trust, a distribution of the New Debentures and the New Debt Guarantee would not be a taxable event to holders of the Capital
Securities.   Should   there  be  a  change  in  law,  a  change  in  legal
interpretation, a Tax Event or other circumstances, however, the distribution could be a taxable event to the holders of the Capital Securities. In addition, a dissolution of the Trust in which holders of the Capital Securities receive cash would be a taxable event to such holders. See "Certain United States Federal Income Tax Consequences."

LIQUIDATION DISTRIBUTION UPON DISSOLUTION


          Pursuant to the Declaration, the Trust shall automatically dissolve on the first to occur of: (i) the bankruptcy of the Company or CHL, (ii) the filing of a certificate of dissolution or its equivalent with respect to the Company or CHL and the revocation of the charter of the Company or CHL and the expiration of 90 days after the date of revocation without a reinstatement thereof, (iii) the entry of a decree of judicial dissolution of the Company, CHL or the Trust, (iv) the time when all of the Trust Securities shall have been called for redemption and the amounts then due thereon shall have been paid to the holders thereof in accordance with the terms of the Trust Securities, (v) upon the election of the Regular Trustees, following the occurrence and continuation of a Special Event pursuant to which the Trust shall have been dissolved in accordance with the terms of the Trust Securities and all of the New Debentures and the New Debt Guarantee shall have been distributed to the holders of the Trust Securities in exchange for all of the Trust Securities or (vi) the time when all of the Regular Trustees and the Company shall have consented to termination of the Trust provided such action is taken before the issuance of any Trust Securities.


          If an early dissolution  occurs as described in clause (i), (ii),
(iii), (v) or (vi) above, the Trust shall be liquidated by the Trustees as expeditiously as the Trustees determine to be possible by distributing, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, to the holders of the Trust Securities their pro rata interest in the New Debentures and the New Debt Guarantee, unless such distribution is determined by the Property Trustee not to be practical, in which event such holders will be entitled to receive out of the assets of the Trust available for distribution to holders, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, an amount equal to the aggregate of the stated liquidation amount of $1,000 per Capital Security, plus accrued and unpaid Distributions thereon to the date of payment (such amount being the "Liquidation Distribution"). If such Liquidation Distribution can be paid only in part because the Trust has insufficient assets available to pay in full the aggregate Liquidation Distribution, then the amounts payable directly by the Trust on the Trust Securities shall be paid on a pro rata basis. The holder(s) of the Common Securities will be entitled to receive distributions upon any such liquidation pro rata with the holders of the Capital Securities, except that if an Indenture Event of Default has occurred and is continuing, the Capital Securities shall have a priority over the Common Securities with regard to such distributions.

          After the liquidation date is fixed for any distribution of New Debentures to holders of the Capital Securities, (i) the Capital Securities will no longer be deemed to be outstanding, (ii) DTC or its nominee, as a record holder of Capital Securities, will receive a registered Global Certificate or Certificates representing the New Debentures to be delivered upon such distribution and (iii) any certificates representing Capital Securities not held by DTC or its nominee will be deemed to represent New Debentures having an aggregate principal amount equal to the aggregate liquidation amount of such Capital Securities, and bearing accrued and unpaid interest in an amount equal to the accrued and unpaid Distributions on such Capital Securities until such certificates are presented for cancellation whereupon CHL will issue to such holder(s), and the Indenture Trustee will authenticate, a certificate representing such New Debentures.

TRUST ENFORCEMENT EVENTS

          An Indenture Event of Default that has occurred and is continuing constitutes a "Trust Enforcement Event" under the Declaration with respect to the Trust Securities, provided that pursuant to the Declaration, the holder of the Common Securities will be deemed to have waived any Trust Enforcement Event with respect to the Common Securities until all Trust Enforcement Events with respect to the Capital Securities have been cured, waived or otherwise eliminated. Until such Trust Enforcement Event with respect to the Capital Securities has been so cured, waived or otherwise eliminated, the Property Trustee will be deemed to be acting solely on behalf of the holders of the Capital Securities and only the holders of the Capital Securities will have the right to direct the Property Trustee with respect to certain matters under the Declaration, and therefore the Indenture.

          Upon the occurrence of a Trust Enforcement Event, the Indenture Trustee or the Property Trustee as the holder of the New Debentures will have the right under the Indenture to declare the principal of, premium, if any, and interest on the New Debentures to be immediately due and payable. Each of the Company and the Trust is required to file annually with the Property Trustee an officers' certificate as to its compliance with all conditions and covenants under the Declaration.

          If the Property Trustee fails to enforce its rights with respect to the New Debentures or the New Debt Guarantee held by the Trust, after holders of a majority in liquidation amount of the Capital Securities have so directed the Property Trustee, any registered holder of Capital Securities may institute a legal proceeding directly against CHL or the Company, respectively, to enforce the Property Trustee's rights under the Indenture and the New Debt Guarantee without first instituting any legal proceeding against the Property Trustee or any other person or entity. In addition, if a Trust Enforcement Event has occurred and is continuing and such event is attributable to the failure of CHL to pay interest, principal or other required payments on the New Debentures on the date such interest, principal or other payment is otherwise payable (including any redemption date), and the Company does not make such payments, to the extent required, under the New Debt Guarantee, then a registered holder of Capital Securities may, on or after the respective due dates specified in the New Debentures, institute a Direct Action against CHL or the Company, respectively. In connection with such Direct Action, the rights of the Company will be subrogated to the rights of such holder of Capital Securities to the extent of any payment made by the Company pursuant to the New Debt Guarantee to such holder of Capital Securities. In the case of the issuance of one or more Global Securities, the record owner will be DTC or its nominee for credit to the account of Participants or Indirect
Participants in DTC. Persons who are not Participants or Indirect Participants may beneficially own such Global Securities only through such Participants or Indirect Participants. See "Book-Entry Issuance."

          The Declaration provides that the Property Trustee may, under certain circumstances, withhold from the holders of Capital Securities notice of a Trust Enforcement Event (except for any default in the payment of principal of, premium, if any, or interest on the New Debentures) if the Property Trustee considers it in the interest of such holders to do so.

VOTING RIGHTS; AMENDMENT OF THE DECLARATION

          Except as provided below and under "Description of Trust Guarantee -- Amendments and Assignment" and as otherwise required by law and the Declaration, the holders of the Capital Securities will have no voting rights.

          So long as any New Debentures are held by the Property Trustee, the holders of a majority in liquidation amount of the Capital Securities shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Property Trustee, or to direct the exercise of any trust or power conferred upon the Property Trustee under the Declaration, including the right to direct the Property Trustee, as holder of the New Debentures and the New Debt Guarantee, to (i) exercise the remedies available to it under the Indenture and the New Debt Guarantee, (ii) consent to any amendment or modification of the Indenture or the New Debentures where such consent shall be required or (iii) waive any past default and its consequences that is waivable under the Indenture; provided, however, that if an Indenture Event of Default has occurred and is continuing, then the holders of 25% of the aggregate liquidation amount of the Capital Securities may direct the Property Trustee to declare the principal of, premium, if any, and interest on the New Debentures due and payable; provided, further, that where a consent or action under the Indenture would require the consent or act of the holders of more than a majority of the aggregate principal amount of New Debentures affected thereby, only the holders of the percentage of the aggregate stated liquidation amount of the Capital Securities which is at least equal to the percentage required under the Indenture may direct the Property Trustee to give such consent to take such action. The Property Trustee shall notify each holder of the Capital Securities of any notice of any Indenture Event of Default which it receives from CHL with respect to the New Debentures. Except with respect to directing the time, method, and place of conducting a proceeding for a remedy, the Property Trustee shall be under no obligation to take any of the actions described in clauses (i) and (ii) and
(iii) above unless the Property Trustee has obtained an opinion of independent tax counsel to the effect that the Trust will not fail to be classified as a grantor trust for United States federal income tax purposes, as a result of such action, and each holder will be treated as owning an undivided beneficial ownership interest in the New Debentures and the New Debt Guarantee.

          The Declaration may also be amended without the consent of the holders of the Trust Securities to (i) cure any ambiguity, (ii) correct or supplement any provision in the Declaration that may be defective or inconsistent with any other provision of the Declaration, (iii) add to the covenants, restrictions or obligations of the Company, (iv) conform to any change in Rule 3a-5 under the 1940 Act ("Rule 3a-5") or written change in interpretation or application of Rule 3a-5 by any legislative body, court, government agency or regulatory authority which amendment does not have a material adverse effect on the rights, preferences or privileges of the holders or (v) modify, eliminate and add to any provision of the Declaration to ensure that the Trust will be classified as a grantor trust for United States federal income tax purposes at all times that any Trust Securities are outstanding or to ensure that the Trust will not be required to register as an "investment company" under the 1940 Act, provided, however, that such modification, elimination or addition would not adversely affect in any material respect the rights, privileges or preferences of any holder of the Trust Securities.

          The Declaration provides that it may be modified and amended if approved by the Regular Trustees (and in certain circumstances, the Property Trustee and the Delaware Trustee) provided that, if any proposed amendment would (i) adversely affect the powers, preferences or special rights of the Trust Securities or (ii) result in the dissolution, winding-up or termination of the Trust other than pursuant to the terms of the Declaration, then the holders of the Trust Securities voting together as a single class will be entitled to vote on such amendment and such amendment shall not be effective except with the approval of at least a majority in liquidation amount of the Trust Securities affected thereby; provided that if any amendment referred to in clause (i) above would adversely affect only the Capital Securities or the Common Securities, then only the affected class will be entitled to vote on such amendment and such amendment shall not be effective except with the approval of a majority in liquidation amount of such class of Trust Securities. Notwithstanding any provision of the Declaration, however, Section 316(b) of the Trust Indenture Act provides that the right of any holder of Trust Securities to receive payment of Distributions and other payments upon redemption or otherwise on or after their respective due dates, or to institute suit for the enforcement of any such payment on or after such respective due dates, shall not be impaired or affected without the consent of such holder. Accordingly, amendments to the Declaration that may adversely affect the powers, preferences or special rights of the Capital Securities -- other than those affecting a holder's rights to receive payments on or after their respective due dates and to institute suit to enforce such payments on or after their respective due dates as described in Section 316(b) of the Trust Indenture Act -- may be effected with the consent of only a majority in liquidation amount of Capital Securities rather than with the consent of each holder of Capital Securities affected thereby.

          In addition, the Declaration provides that no amendment shall be made, and any such purported amendment shall be void and ineffective which would (i) cause the Trust to be classified other than as a grantor trust for United States federal income tax purposes, (ii) reduce or otherwise adversely affect the powers of the Property Trustee in contravention of the Trust Indenture Act or (iii) cause the Trust to be deemed to be an "investment company" required to be registered under the 1940 Act.

          Any required approval or direction of holders of Capital Securities may be given at a meeting of holders of Capital Securities convened for such purpose or pursuant to written consent. The Regular Trustees will cause a notice of any meeting at which holders of Capital Securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be given to each holder of record of Capital Securities in the manner set forth in the Declaration.

          No vote or consent of the holders of Capital Securities will be required for the Trust to redeem and cancel its Capital Securities in accordance with the Declaration.

          Notwithstanding that holders of Capital Securities are entitled to vote or consent under any of the circumstances described above, any of the Capital Securities that are owned by the Company, the Trustees or any affiliate of the Company or any Trustees, shall, for purposes of such vote or consent, be treated as if they were not outstanding.

EXPENSES AND TAXES

          In the Indenture, CHL, as borrower, has agreed to pay all debts and other obligations (other than with respect to the Trust Securities) and all costs and expenses of the Trust (including costs and expenses relating to the organization of the Trust, the fees and expenses of the Trustees and the costs and expenses relating to the operation of the Trust) and to pay any and all taxes and all costs and expenses with respect thereto (other than United States withholding taxes) to which the Trust might become subject. The foregoing obligations of CHL under the Indenture are for the benefit of, and shall be enforceable by, any person to whom any such debts, obligations, costs, expenses and taxes are owed (a "Creditor") whether or not such Creditor has received notice thereof. Any such Creditor may enforce such obligations of CHL directly against CHL, and CHL has irrevocably waived any right or remedy to require that any such Creditor take any action against the Trust or any other person before proceeding against CHL. CHL has also agreed in the Indenture to execute such additional agreements as may be necessary or desirable to give full effect to the foregoing.

REGISTRAR AND TRANSFER AGENT

          The Property Trustee will act as registrar and transfer agent for the Capital Securities.

          Registration of transfers or exchanges of Capital Securities will be effected without charge by or on behalf of the Trust, but upon payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange, the Trust may charge a sum sufficient to cover any such payment. The Trust will not be required (i) to issue, register or cause to be registered the transfer or exchange of any Capital Securities during a period beginning at the opening of business 15 days before the day of the mailing of the relevant notice of redemption and ending at the close of business on the day of such mailing or (ii) to register or cause to be registered the transfer or exchange of any Capital Securities to be redeemed.

INFORMATION CONCERNING THE PROPERTY TRUSTEE

          The Property Trustee, other than during the occurrence and continuance of a Trust Enforcement Event, undertakes to perform only such duties as are specifically set forth in the Declaration (and no implied covenants shall be read into the Declaration against the Property Trustee) and, after the occurrence of such Trust Enforcement Event (which has not been cured or waived), must exercise the same degree of care and skill as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs. Subject to this provision, the Property Trustee is under no obligation to exercise any of the powers vested in it by the Declaration at the request of any holder of Capital Securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that might be incurred thereby, provided that the Property Trustee, upon the occurrence of an Indenture Event of Default, will not be relieved of its obligation to exercise the rights and powers vested in it under the Declaration. If no Trust Enforcement Event has occurred and is continuing and the Property Trustee is required to decide between alternative courses of action, construe ambiguous provisions in the Declaration or is unsure of the application of any provision of the Declaration, and the matter is not one on which holders of Capital Securities are entitled under the Declaration to vote, then the Property Trustee may, but shall be under no duty to, take such action as is directed by the Company and, if not so directed, shall take such action as it deems advisable and in the best interests of the holders of the Trust Securities and will have no liability except for its own bad faith, negligence or willful misconduct.

PAYMENT AND PAYING AGENCY

          Payments in respect of the Global Certificates shall be made to DTC, which shall credit the relevant accounts at DTC on the applicable Distribution Dates or, if the Capital Securities are not represented by one or more Global Certificates, such payments shall be made by check mailed to the address of the holder entitled thereto as such address shall appear on the register in respect of the registrar. The paying agent (the "Paying Agent") shall initially be the Property Trustee and any co-paying agent chosen by the Property Trustee and acceptable to the Regular Trustees and the Company. The Paying Agent shall be permitted to resign as Paying Agent upon 30 days' written notice to the Property Trustee and the Company. In the event that the Property Trustee shall no longer be the Paying Agent, the Regular Trustees shall appoint a successor (which shall be a bank or trust company acceptable to the Regular Trustees and the Company) to act as Paying Agent.

MERGERS, CONSOLIDATIONS, AMALGAMATIONS OR REPLACEMENTS OF THE TRUST

          The Trust may not merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to any corporation or other Person (as defined in the Declaration), except as described below. The Trust may, at the request of the Company, with the consent of the Regular Trustees or, if there are more than two, a majority of the Regular Trustees, and without the consent of the holders of the Capital Securities, the Delaware Trustee or the Property Trustee, merge with or into, consolidate, amalgamate, be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to a trust organized as such under the laws of any State, provided that (i) such successor entity (if not the Trust) either (a) expressly assumes all of the obligations of the Trust with respect to the Capital Securities or (b) substitutes for the Capital Securities other securities having substantially the same terms as the Capital Securities (the "Successor Securities") so long as the Successor Securities rank the same as the Capital Securities rank in priority with respect to distributions and payments upon liquidation, redemption and otherwise, (ii) the Company expressly appoints a trustee of such successor entity possessing the same powers and duties as the Property Trustee as the holder of the New Debentures and the New Debt Guarantee, (iii) the Capital Securities or any Successor Securities continue to be listed or quoted, or any Successor Securities will be listed or quoted upon notification of issuance, on any national securities exchange or with any other organization on or through which the Capital Securities are then listed or quoted immediately prior to the effective date of such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease,
(iv) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the Capital Securities (including any Successor Securities) to be downgraded by any nationally recognized statistical rating organization, (v) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Capital Securities (including any Successor Securities) in any material respect (other than with respect to any dilution of the holders' percentage interest in the successor entity), (vi) such successor entity has a purpose identical to that of the Trust, (vii) prior to such merger, consolidation, amalgamation, replacement, conveyance, transfer, or lease, the Company has received an opinion from independent counsel to the Trust experienced in such matters to the effect that (a) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Capital Securities (including any Successor Securities) in any material respect (other than with respect to any dilution of the holders' percentage interest in the successor entity) and (b) following such merger, consolidation,  amalgamation,  replacement,  conveyance, transfer or lease,
(1) neither the Trust nor such successor entity will be required to register as an "investment company" under the 1940 Act and (2) the Trust or the successor entity will continue to be classified as a grantor trust for United States federal income tax purposes, (viii) the Company or any permitted successor or assignee owns all of the Common Securities of such successor entity and guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the Trust Guarantee and (ix) such successor entity expressly assumes all of the obligations of the Trust with respect to the Trustees. Notwithstanding the foregoing, the Trust shall not, except with the consent of holders of 100% in aggregate liquidation amount of the Capital Securities, consolidate, amalgamate, merge with or into, be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if such consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause the Trust or the successor entity to be classified as other than a grantor trust for United States federal income tax purposes and each holder of the Capital Securities not to be treated as owning an undivided beneficial interest in the New Debentures and the New Debt Guarantee.

MERGER OR CONSOLIDATION OF TRUSTEES

          Any corporation into which the Property Trustee, the Delaware Trustee or any Regular Trustee that is not a natural person may be merged or converted or with which such Trustee may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of such Trustee, shall be the successor of such Trustee under the Declaration, provided such corporation shall be otherwise qualified and eligible.

MISCELLANEOUS

          The Regular Trustees are authorized and directed to conduct the affairs of and to operate the Trust in such a way that the Trust will not be deemed to be an "investment company" required to be registered under the 1940 Act or classified as other than a grantor trust for United States federal income tax purposes and so that the New Debentures will be treated as indebtedness of CHL for United States federal income tax purposes. In this connection, the Company and the Regular Trustees are authorized to take any action, not inconsistent with applicable law, the Certificate of Trust or the Declaration, that the Company and the Regular Trustees determine in their discretion to be necessary or desirable for such purposes, as long as such action does not materially adversely affect the interests of the holders of the Capital Securities.

          The Trust may not borrow money, issue debt, reinvest proceeds derived from investments, mortgage or pledge any of its assets. In addition the Trust may not undertake any activity that would cause the Trust not to be classified as a grantor trust for United States federal income tax purposes.

            DESCRIPTION OF NEW DEBENTURES AND NEW DEBT GUARANTEE

          The New Debentures and the New Debt Guarantee are to be issued pursuant to an Indenture (the "Indenture"), among CHL, as issuer, the Company, as guarantor, and The Bank of New York, as trustee (the "Indenture Trustee"). This summary of material terms and provisions of the New Debentures, the Indenture and the New Debt Guarantee does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the provisions of the Indenture (a copy of which has been filed as an exhibit to the Registration Statement of which this Prospectus constitutes a part), including the definitions of certain terms contained therein and those terms made part of the Indenture by reference to the Trust Indenture Act. The New Debentures will be fully and unconditionally guaranteed as to principal, premium, if any, and interest by the Company pursuant to the New Debt Guarantee. Certain capitalized terms used herein are defined in the Indenture.

GENERAL

          The New Debentures will be in an aggregate principal amount equal to the aggregate liquidation amount of the Trust Securities. The New Debentures will accrue interest at a rate equal to 8.05% of the principal amount thereof, payable semi-annually in arrears on June 15 and December 15 of each year, commencing December 15, 1997, and at maturity. Each of the foregoing semi-annual interest payment dates is herein referred to as an "Interest Payment Date."

          Interest on the New Debentures is payable to the person in whose name the New Debentures are registered, subject to certain exceptions, at the close of business on the Business Day next preceding the relevant Interest Payment Date. In the event the Capital Securities shall not continue to be represented by one or more Global Certificates and the New Debentures are not represented by one or more Global Certificates, CHL shall have the right to select record dates, which shall be at least one Business Day before the relevant Interest Payment Date. It is anticipated that, until the liquidation, if any, of the Trust, each New Debenture will be held in the name of the Property Trustee in trust for the benefit of the holders of the Trust Securities. The amount of interest payable for any semi-annual interest period will be computed (i) for any full 180-day semi-annual interest payment period, on the basis of a 360-day year of twelve 30-day months and (ii) for any period shorter than a full 180-day semi-annual interest payment period for which interest payments are computed, on the basis of the actual number of days elapsed in such period (assuming each full month elapsed in such period consists of 30 days). In the event that any date on which interest is payable on the New Debentures is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (and without any additional interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the date such payment was originally payable. Accrued interest that is not paid on the applicable Interest Payment Date will bear additional interest on the amount thereof (to the extent permitted by law) at the interest rate specified for the New Debentures, compounded semi-annually. The term "interest" as used herein shall include interest payments and interest on interest payments not paid on the applicable Interest Payment Date.

          The New Debentures will mature on June 15, 2027, or earlier, in certain circumstances, upon the occurrence and continuation of a Tax Event. See "Description of Capital Securities -- Redemption -- Special Event Redemption or Distribution of New Debentures; Shortening of Stated Maturity."

          The New Debentures and the New Debt Guarantee will be unsecured and will rank junior and be subordinate in right of payment to all existing and future Senior Indebtedness of CHL and the Company, respectively. The Indenture does not limit the incurrence or issuance of other secured or unsecured debt of CHL or the Company, whether under any existing indenture or under any other indenture that CHL or the Company may enter into in the future or otherwise. See "-- Ranking" and "Risk Factors -- Ranking of Obligations under the Guarantees and the New Debentures."

          The general provisions of the Indenture do not afford holders of the New Debentures protection in the event of a highly leveraged or other transaction involving CHL or the Company that may adversely affect holders of the New Debentures.

NEW DEBT GUARANTEE

          The Indenture provides that the Company will fully and unconditionally guarantee the due and punctual payment of the principal of, premium, if any, and interest on the New Debentures when the same shall become due and payable, whether at maturity, upon redemption or otherwise. Because the Company is a holding company, the right of the Company and, hence, the right of creditors of the Company (including the holders of the New Debentures with respect to the New Debt Guarantee) to participate in any distribution of the assets of any subsidiaries of the Company, whether upon liquidation, reorganization or otherwise, is subject to prior claims of creditors of its subsidiaries, except to the extent that claims of the Company itself as a creditor of a subsidiary may be recognized.

OPTION TO EXTEND INTEREST PAYMENT PERIOD

          So long as no Indenture Event of Default has occurred and is continuing, CHL has the right under the Indenture to defer the payment of interest at any time or from time to time for a period not exceeding 10 consecutive semi-annual periods with respect to each Extension Period, provided that no Extension Period may extend beyond the Stated Maturity of the New Debentures. At the end of any Extension Period, CHL must pay all interest then accrued and unpaid (together with interest thereon at the rate specified for the New Debentures, compounded semi-annually, to the extent permitted by applicable law). During an Extension Period, interest will continue to accrue and holders of New Debentures (or holders of Capital Securities while the Capital Securities are outstanding) will be required to accrue interest income (as OID) for United States federal income tax purposes. See "Certain United States Federal Income Tax Consequences -- Interest Income and Original Issue Discount."

          During any such Extension Period, (a) the Company and CHL shall not declare or pay dividends on, or make a distribution with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, any of its capital stock (other than (i) purchases or acquisitions of shares of any such capital stock or rights to acquire such capital stock in connection with the satisfaction by the Company or CHL, respectively, of its obligations under any employee benefit plans, (ii) as a result of a reclassification of the Company's or CHL's capital stock or rights to acquire such capital stock or the exchange or conversion of one class or series of the Company's or CHL's capital stock or rights to acquire such capital stock for another class or series of the Company's or CHL's capital stock or rights to acquire such capital stock, (iii) the purchase of fractional interests in shares of the Company's or CHL's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged or (iv) dividends and distributions made on the Company's or CHL's capital stock or rights to acquire such capital stock with the Company's or CHL's capital stock or rights to acquire such capital stock) or make any guarantee payments with respect to any of the foregoing and (b) the Company and CHL shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities (including any guarantees, other than the Guarantees) issued by the Company or CHL that rank pari passu with or junior to the New Debentures. Prior to the termination of any such Extension Period, CHL may further extend the Extension Period, provided that no Extension Period may exceed 10 consecutive semi-annual periods or extend beyond the Stated Maturity of the New Debentures. Upon the termination of any such Extension Period and the payment of all amounts then due on any Interest Payment Date, CHL may elect to begin a new Extension Period, subject to the above requirements. Accordingly, there could be multiple Extension Periods of varying lengths throughout the term of the New Debentures. No interest shall be due and payable during an Extension Period, except at the end thereof. CHL must give the Company, the Property Trustee, the Regular Trustees and the Indenture Trustee written notice of its election of such Extension Period not less than one Business Day prior to the record date for the applicable Interest Payment Date. The Property Trustee shall give notice of CHL's election to begin a new Extension Period to the holders of the Capital Securities.

REDEMPTION

          The New Debentures are not redeemable at the option of CHL, unless a Special Event shall have occurred and be continuing. If, at any time, a Special Event shall have occurred and be continuing, the New Debentures are redeemable at the option of CHL, in whole (but not in part), in certain circumstances within 90 days of the occurrence of such Special Event, at a redemption price equal to 100% of the aggregate principal amount of such New Debentures, plus accrued and unpaid interest, if any, to the date of redemption. See "Description of Capital Securities -- Redemption -- Special Event Redemption or Distribution of New Debentures; Shortening of Stated Maturity."

          If the New Debentures are redeemed, the Trust must redeem the Trust Securities having an aggregate liquidation amount equal to the aggregate principal amount of New Debentures so redeemed. See "Description of Capital Securities -- Redemption."

          Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of New Debentures to be redeemed at its registered address. Unless CHL defaults in payment of the redemption price, on and after the redemption date interest ceases to accrue on such New Debentures to be redeemed.

CERTAIN COVENANTS OF CHL AND THE COMPANY

          CHL has covenanted in the Indenture that if and so long as the Trust is the holder of all the New Debentures, CHL, as borrower, will pay all debts and obligations of the Trust (other than with respect to the Trust Securities), all costs and expenses related to the organization and operation of the Trust and all other costs and expenses of the Trust (including any taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes) imposed by the United States or any domestic taxing authority upon the Trust.


          The Company and CHL have also covenanted that they will not (i) declare or pay any dividends or distributions on, or make a distribution with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, any of its capital stock (other than (1) purchases or acquisitions of shares of any such capital stock or rights to acquire such capital stock in connection with the satisfaction by the Company or CHL, respectively, of its obligations under any employee benefit plans, (2) as a result of a reclassification of the Company's or CHL's capital stock or rights to acquire such capital stock or the exchange or conversion of one class or series of the Company's or CHL's capital stock or rights to acquire such capital stock for another class or series of the Company's or CHL's capital stock or rights to acquire such capital stock, (3) the purchase of fractional interests in shares of the Company's or CHL's capital stock pursuant to conversion or exchange provisions of such capital stock or the security being converted or exchanged or (4) dividends and distributions made on the Company's or CHL's capital stock or rights to acquire such capital stock with the Company's or CHL's capital stock or rights to acquire such capital stock) or make any guarantee payments with respect to any of the foregoing and (ii) make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities (including any guarantees, other than the Guarantees) issued by the Company or CHL that rank pari passu with or junior to the New
Debentures, if at such time (x) there shall have occurred any event of which the Company has actual knowledge that (I) with the giving of notice or the lapse of time, or both, would constitute an Indenture Event of Default with respect to New Debentures and (II) in respect of which CHL shall not have taken reasonable steps to cure, (y) the Company shall be in default with respect to its payment of any obligations under the New Debt Guarantee or (z) CHL shall have given notice of its election of an Extension Period as provided in the Indenture and shall not have rescinded such notice, or such Extension Period, or any extension thereof, shall be continuing.


          In addition, the Company has also covenanted, with respect to the New Debentures, that for so long as the Trust Securities remain outstanding, the Company will, among other things, (i) maintain 100% direct or indirect ownership of the Common Securities; provided, however, that any permitted successor of the Company under the New Debt Guarantee may succeed to the Company's ownership of the Common Securities, (ii) timely perform its duties as sponsor of the Trust, (iii) use its reasonable efforts to cause the Trust (a) to remain a business trust classified as a grantor trust, except in connection with a distribution of the New Debentures and the New Debt Guarantee to the holders of Capital Securities in liquidation of the Trust, the redemption of all of the Trust Securities or certain mergers, consolidations or amalgamations, each as permitted by the Declaration, and (b) continue not to be treated as an association taxable as a corporation for United States federal income tax purposes (other than in connection with a distribution of New Debentures and the New Debt Guarantee to the holders of Capital Securities in liquidation of the Trust) and (iv) use its reasonable efforts to cause each holder of Trust Securities to be treated as owning an undivided beneficial interest in the New Debentures.

RANKING


          The New Debentures will be subordinated and junior in right of payment to all existing and future Senior Indebtedness of CHL. In addition, the New Debt Guarantee will be subordinated and junior in right of payment to all existing and future Senior Indebtedness of the Company. Accordingly:
(i) no payment of principal (including redemption payments) of, premium, if any, or interest on the New Debentures and no payment under the New Debt Guarantee may be made if (A) any principal of, premium, if any, or interest on any Senior Indebtedness of CHL or the Company, as the case may be, is not paid when due and any applicable grace period with respect to such payment default under such Senior Indebtedness has ended and such default has not been cured or waived or (B) the maturity of any Senior Indebtedness of CHL or the Company, as the case may be, has been accelerated because of a default; (ii) upon any payment by or any distribution of assets of CHL or the Company, as the case may be, to creditors upon any dissolution, winding-up, liquidation or reorganization, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership or other proceedings, all principal of, premium, if any, and interest due or to become due on all Senior Indebtedness of CHL or the Company, as the case may be, must be paid in full (or payment thereof provided for) before the holders of New Debentures or the New Debt Guarantee are entitled to receive or retain any payment; and (iii) upon satisfaction of all claims of all Senior Indebtedness then outstanding, the holders of New Debentures or the New Debt Guarantee will be subrogated to the rights of the holders of Senior Indebtedness of CHL or the Company, as the case may be, to receive payments or distributions applicable to Senior Indebtedness until all amounts owing on the New Debentures or the New Debt Guarantee, as the case may be, are paid in full.


          "Senior Indebtedness" means, with respect to CHL or the Company, as the case may be, (i) the principal, premium, if any, and interest in respect of (A) indebtedness of such obligor for money borrowed and (B) indebtedness evidenced by securities, debentures, bonds or other similar instruments issued by such obligor, (ii) all capital lease obligations of such obligor, (iii) all obligations of such obligor issued or assumed as the deferred purchase price of property, all conditional sale obligations of such obligor and all obligations of such obligor under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business), (iv) all obligations of such obligor for reimbursement on any letter of credit, any banker's acceptance, any security purchase facility, any repurchase agreement or similar arrangement, any interest rate swap, any other hedging arrangement, any obligation under options or any similar credit or other transaction, (v) all obligations of the type referred to in clauses (i) through (iv) above of other persons for the payment of which such obligor is responsible or liable as obligor, guarantor or otherwise and (vi) all obligations of the type referred to in clauses (i) through (v) above of other persons secured by any lien on any property or asset of such obligor (whether or not such obligation is assumed by such obligor), except for (1) any such indebtedness that contains express terms, or is issued under a deed, indenture or other instrument that contains express terms, providing that it is subordinate or ranks pari passu with the New Debentures or the New Debt Guarantee, as the case may be, (2) any indebtedness between or among CHL or the Company or any affiliate of CHL or the Company and (3) all other debt securities and guarantees in respect of those debt securities, in any case issued by CHL or the Company to any trust (including, without limitation, Countrywide Capital I), or a trustee of such trust, partnership or other entity affiliated with CHL or the Company that is a financing vehicle of CHL or the Company (a "financing entity") in connection with the issuance by such financing entity of securities of a similar nature to the Capital Securities or of other securities that rank pari passu with, or junior to, the Capital Securities. Such Senior Indebtedness shall continue to be Senior Indebtedness and to be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of such Senior Indebtedness.


          The Indenture places no limitation on the amount of additional Senior Indebtedness that may be incurred by the Company or CHL or on the amount of any indebtedness or other liabilities that may be incurred by the Company's or CHL's subsidiaries. CHL's obligations under the New Debentures and the Company's obligations under the New Debt Guarantee will be structurally subordinated to all existing and future liabilities and obligations of the Company's and CHL's subsidiaries, as the case may be. At August 31, 1997, CHL had approximately $5.7 billion aggregate principal amount of Senior Indebtedness outstanding and the Company had no indebtedness outstanding (excluding indebtedness of subsidiaries guaranteed by the Company). In addition, at such date, the Company's subsidiaries (other than CHL) had outstanding indebtedness of $16.3 million.


INDENTURE EVENTS OF DEFAULT

          The Indenture provides that any one or more of the following described events with respect to the New Debentures that has occurred and is continuing constitutes an "Indenture Event of Default" with respect to the New Debentures:

                    (a) default for 30 days in payment of any interest on the New Debentures when due; provided, however, that a valid extension of the interest payment period by CHL shall not constitute a default in the payment of interest on the New Debentures; or

                    (b) default in payment of principal and premium, if any, on the New Debentures when due either at maturity, upon redemption, by declaration or otherwise; or

                    (c) default by CHL or the Company in the performance of any other of the covenants or agreements in the Indenture which shall not have been remedied for a period of 90 days after notice; or

                    (d)  certain  events  of   bankruptcy,   insolvency  or
          reorganization of CHL or the Company; or

                    (e) the voluntary or involuntary dissolution, winding-up or termination of the Trust, except in connection with the distribution of the New Debentures to the holders of Trust Securities in liquidation of the Trust, the redemption of all of the Trust Securities of the Trust, or certain mergers,
          consolidations  or  amalgamations,   each  as  permitted  by  the
          Declaration.

          The Indenture provides that the Indenture Trustee may, under certain circumstances, withhold from the holders notice of default with respect to the New Debentures (except for any default in the payment of principal of, premium, if any, or interest on the New Debentures) if the Indenture Trustee considers it in the interest of such holders to do so.

          The Indenture provides that if an Indenture Event of Default on the New Debentures shall have occurred and be continuing, either the Indenture Trustee or the holders of not less than 25% in aggregate principal amount of the New Debentures then outstanding may declare the principal of, premium, if any, and accrued interest on all the New Debentures to be due and payable immediately, but upon certain conditions such declarations may be annulled and past defaults may be waived (except defaults in payment of principal of, premium, if any, or interest on the New Debentures, which must be cured or paid in full) by the holders of a majority in aggregate principal amount of the New Debentures.

          No holder of any New Debenture shall have any right to institute any suit, action or proceeding for any remedy under the Indenture, unless such holder previously shall have given to the Indenture Trustee written notice of a continuing Indenture Event of Default with respect to the New Debentures and unless the holders of not less than 25% in aggregate principal amount of the New Debentures then outstanding shall have given the Indenture Trustee a written request to institute such action, suit or proceeding and shall have offered to the Indenture Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred thereby, and the Indenture Trustee for 60 days after its receipt of such notice, request and offer of indemnity shall have failed to institute any such action, suit or proceeding; provided that no holder of New Debentures shall have any right to prejudice the rights of any other holder of New Debentures, obtain priority or preference over any other such holder or enforce any right under the Indenture except as provided in the Indenture and for the equal, ratable and common benefit of all holders of New Debentures. Notwithstanding the foregoing, the right of any holder of any New Debenture to receive payment of the principal of, premium, if any, and interest, if any, on such New Debenture when due, or to institute suit for the enforcement of any such payment, shall not be impaired or affected without the consent of such holder.

          The holders of a majority in aggregate principal amount of the New Debentures then outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to, or exercising any trust or power conferred on, the Indenture Trustee under the Indenture; provided, however, that, except under certain circumstances, the Indenture Trustee may decline to follow any such direction if the Indenture Trustee determines that the action so directed would be unjustly prejudicial to holders not taking part in such direction or unlawful or would involve the Indenture Trustee in personal liability. The Indenture requires the annual filing by CHL with the Indenture Trustee of a certificate as to the absence of certain defaults under the Indenture.

          In case an Indenture Event of Default shall occur and be continuing, the Property Trustee will have the right to declare the principal of and premium, if any, and the interest on such New Debentures and any other amounts payable under the Indenture, to be forthwith due and payable and to enforce its other rights as a creditor with respect to such New Debentures.

ENFORCEMENT OF CERTAIN RIGHTS BY HOLDERS OF CAPITAL SECURITIES

          An Indenture Event of Default that has occurred and is continuing constitutes a Trust Enforcement Event. The holders of Capital Securities in certain circumstances have the right to direct the Property Trustee to exercise its rights as the holder of the New Debentures and the New Debt Guarantee. See "Description of Capital Securities -- Trust Enforcement Events" and "-- Voting Rights; Amendment of the Declaration." If CHL were to default on its obligation to pay amounts payable under the New Debentures and the Company does not make such payments, to the extent required, under the New Debt Guarantee, the Trust would lack funds for the payment of Distributions or amounts payable on redemption of the Capital Securities or otherwise, and, in such event, holders of the Capital Securities would not be able to rely upon the New Trust Guarantee for payment of such amounts. However, in the event CHL failed to pay interest on, premium, if any, or principal of the New Debentures on the payment date on which such payment is due and payable (including on any redemption date) and the Company does not make such payments, to the extent required, under the New Debt Guarantee, then a registered holder of Capital Securities may directly institute a proceeding against CHL or the Company, as the case may be, on or after such respective due dates specified in the New Debentures for enforcement of payment to such holder of the interest on, premium, if any, or principal of such New Debentures having a principal amount equal to the aggregate liquidation amount of the Capital Securities of such holder. In connection with such Direct Action, the Company will be subrogated to the rights of such holder of Capital Securities under the Declaration to the extent of any payment made by the Company, pursuant to the New Debt Guarantee, to such holder of Capital Securities in such Direct Action.
Except to the extent described above under "Description of Capital Securities -- Trust Enforcement Events" and "-- Voting Rights; Amendment of the Declaration," the holders of Capital Securities will not be able to exercise directly any other remedy available to the holders of the New Debentures and the New Debt Guarantee.

CONSOLIDATION, MERGER, SALE OF ASSETS AND OTHER TRANSACTIONS

          Nothing contained in the Indenture or in the New Debentures or New Debt Guarantee shall prevent any consolidation or merger of CHL or the Company with or into any other corporation (whether or not affiliated with CHL or the Company, as the case may be) or successive consolidations or mergers in which CHL or the Company, as the case may be, or its successor or successors shall be a party, or shall prevent any sale, conveyance, transfer or other disposition of the property of CHL or the Company, as the case may be, or its successor or successors as an entirety, or substantially as an entirety, to any other corporation (whether or not affiliated with CHL or the Company, as the case may be, or its successor or successors) authorized to acquire and operate the same; provided, however, CHL or the Company, as the case may be, shall, upon any such consolidation, merger, sale, conveyance, transfer or other disposition, cause the obligations of CHL under the New Debentures or the obligations of the Company under the New Debt Guarantee, as the case may be, and under the Indenture, to be expressly assumed, by supplemental indenture satisfactory in form to the Indenture Trustee and executed and delivered to the Indenture Trustee, by the successor entity formed by such consolidation or into which CHL or the Company, as the case may be, shall have been merged, or which shall have acquired such property. Upon execution and delivery of such supplemental indenture to the Indenture Trustee, such successor entity will be substituted under the Indenture, the New Debentures or the New Debt Guarantee, as the case may be, and thereupon CHL or the Company, as the case may be, will be relieved of any further liability or obligation thereunder.

MODIFICATION OF INDENTURE


          The Indenture contains provisions permitting CHL, the Company and the Indenture Trustee, with the consent of the holders of not less than a majority in principal amount of the New Debentures at the time outstanding, to modify the Indenture or the rights of the holders of the New Debentures; provided, however, that no such modification shall, without the consent of the holder of each outstanding New Debenture affected thereby, (a) change the stated maturity of, the principal of, or any installment of interest on, any New Debenture, or reduce the principal amount thereof or the rate of interest thereon, or change the place of payment where, or the coin or currency in which, any New Debenture or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the stated maturity thereof (or, in the case of redemption, on or after the redemption date), or modify the provisions of the Indenture with respect to the subordination of the New Debentures in a manner adverse to the holders of the New Debentures, (b) reduce the percentage in principal amount of the New Debentures outstanding, the consent of whose holders is required for any such modification, or the consent of whose holders is required for any waiver (of compliance with certain provisions of the Indenture or certain defaults thereunder and their consequences) provided for in the Indenture or (c) modify any of the provisions of the Indenture regarding amendment with the consent of the holders of the New Debentures, waiver of defaults and waiver of compliance with covenants, except to (i) increase the percentage of aggregate principal amount of outstanding New Debentures required to consent to such modification or (ii) to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the holder of each outstanding New Debenture affected thereby; provided, that, so long as any of the Capital Securities remains outstanding, no such amendment shall be made that adversely affects the holders of the Capital Securities, and no termination of the Indenture shall occur, and no waiver of any Indenture Event of Default or compliance with any covenant under the Indenture shall be effective, without the prior consent of the holders of at least a majority of the aggregate liquidation amount of the outstanding Capital Securities unless and until the principal of and any premium on the New Debentures and all accrued and unpaid interest thereon have been paid in full.


          Without the consent of any holders of the New Debentures, CHL and the Company, when authorized by appropriate board resolutions, and the Indenture Trustee, may enter into one or more supplemental indentures: (a) to evidence the succession of another person to CHL or the Company and the assumption by any such successor of the covenants of CHL or the Company in the Indenture and in the New Debentures, (b) to add to the covenants of CHL or the Company for the benefit of the holders of the New Debentures, or to surrender any right or power herein conferred upon CHL or the Company, (c) to cure any ambiguity, to correct or supplement any provision in the Indenture which may be inconsistent with any other provision in the Indenture, or to make any other provisions with respect to matters or questions arising under the Indenture which will not be inconsistent with the provisions of the Indenture, provided that such action shall not adversely affect the interests of the holders of the New Debentures or, so long as any of the Capital Securities shall remain outstanding, the holders of the Capital Securities, or (d) to comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.

DEFEASANCE AND DISCHARGE

          The Indenture provides that CHL, at its option: (a) will be discharged from any and all obligations in respect of the New Debentures (except for certain obligations to register the transfer or exchange of New Debentures, replace mutilated, defaced, destroyed, lost or stolen New Debentures, maintain paying agencies and hold moneys for payment in trust) or (b) need not comply with certain covenants of the Indenture (including those described under "-- Certain Covenants of CHL and the Company" above), in each case, if CHL deposits, in trust with the Indenture Trustee or the Defeasance Agent (as defined in the Indenture), money or U.S. Government Obligations, or any combination thereof, which through the payment of interest thereon and principal thereof in accordance with their terms will provide money in an amount sufficient to pay all the principal of, premium, if any, and interest on, the New Debentures on the dates such payments in respect thereof are due in accordance with the terms of such New Debentures. To exercise any such option, CHL, among other things, is required to deliver to the Indenture Trustee and the Defeasance Agent, if any, an opinion of counsel to the effect that the deposit and related defeasance would not cause the holders of the New Debentures to recognize income, gain or loss for United States federal income tax purposes and that such holders will be subject to United States federal income tax on the same amount and in the same manner and at the same times, as would have been the case if such deposit, defeasance and/or discharge had not occurred, and, in the case of a discharge pursuant to clause (a), such opinion shall be based on the fact that (x) CHL has received from, or there has been published by, the Internal Revenue Service a ruling or (y) since the date of the Indenture, there has been a change in applicable federal income tax law, in each case, to such effect.

DISTRIBUTIONS OF NEW DEBENTURES; BOOK-ENTRY ISSUANCE

          At any time, New Debentures may be distributed to the holders of the Trust Securities in liquidation of the Trust after satisfaction of liabilities to creditors of the Trust as provided by applicable law. If distributed to holders of New Capital Securities in liquidation, the New Debentures will initially be issued in the form of Global Certificates. DTC, or any successor depositary, will act as depositary for such Global Certificates. It is anticipated that the depositary arrangements for such Global Certificates would be substantially identical to those in effect for the Capital Securities. For a description of Global Certificates, see "Book-Entry Issuance."

          If New Debentures are distributed to holders of Capital Securities in liquidation, CHL will use its reasonable efforts to arrange to list, or seek approval for quotation of, such New Debentures on any securities exchange or other organization on which the Capital Securities are then listed or quoted, if any.

          There can be no assurance as to the market price of any New Debentures that may be distributed to the holders of Capital Securities. See "Risk Factors-- Liquidation Distribution of New Debentures."

PAYMENT AND PAYING AGENTS

          CHL initially will act as Paying Agent with respect to the New Debentures except that, if the New Debentures are distributed to the holders of the Capital Securities in liquidation of such holders' interests in the Trust, the Indenture Trustee will act as the Paying Agent. CHL at any time may designate additional Paying Agents or rescind the designation of any Paying Agent or approve a change in the office through which any Paying Agent acts, except that CHL will be required to maintain a Paying Agent at the place of payment.

          Any moneys deposited with the Indenture Trustee or any Paying Agent, or then held by CHL in trust, for the payment of the principal of and premium, if any, or interest on any New Debentures and remaining unclaimed for two years after such principal and premium, if any, or interest has become due and payable shall, at the request of CHL, be repaid to CHL, and the holder of such New Debentures shall thereafter look, as a general unsecured creditor, only to CHL for payment thereof.

GOVERNING LAW

          The Indenture is, and the New Debentures will be, governed by and construed in accordance with the laws of the State of New York.

INFORMATION CONCERNING THE INDENTURE TRUSTEE

          The Indenture Trustee has been and is subject to all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act. Subject to such provisions, the Indenture Trustee is under no obligation to exercise any of the powers vested in it by the Indenture at the request of any holder of New Debentures, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. The Indenture Trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the Indenture Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

                       DESCRIPTION OF TRUST GUARANTEE

          The New Trust Guarantee will be executed and delivered by the Company concurrently with the issuance by the Trust of the New Capital Securities for the benefit of the holders from time to time of such New Capital Securities. The Bank of New York will act as Trust Securities Guarantee Trustee under the New Trust Guarantee. This summary of material provisions of the New Trust Guarantee and the Old Trust Guarantee does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the Trust Guarantee, including the definitions therein of certain terms and the provisions of the Trust Indenture Act made a part thereof. The Trust Securities Guarantee Trustee will hold the New Trust Guarantee for the benefit of the holders of the New Capital Securities.

GENERAL

          The Company will irrevocably and unconditionally agree to pay in full, to the extent set forth herein, the Trust Guarantee Payments to the holders of the Capital Securities, as and when due, regardless of any defense, right of set-off or counterclaim that the Trust may have or assert. The following payments or distributions with respect to the Capital Securities, to the extent not paid by or on behalf of the Trust, will be subject to the Trust Guarantee: (i) any accumulated and unpaid Distributions required to be paid on the New Capital Securities, to the extent that the Trust has sufficient funds available therefor at such time,
(ii) the Redemption Price with respect to any Capital Securities called for redemption, to the extent that the Trust has sufficient funds available therefor at such time, or (iii) upon a voluntary or involuntary dissolution, winding up or liquidation of the Trust (unless the New
Debentures are distributed to holders of the Capital Securities), the lesser of (a) the aggregate liquidation amount of the Capital Securities and all accrued and unpaid Distributions thereon to the date of payment, to the extent that the Trust has sufficient funds available therefor at such time, and (b) the amount of assets of the Trust remaining available for distribution to holders of Capital Securities. The Company's obligation to make a Trust Guarantee Payment may be satisfied by direct payment of the required amounts by the Company to the holders of the Capital Securities or by causing the Trust to pay such amounts to such holders.

          The Trust Guarantee will apply only to the extent that the Trust has sufficient funds available to make such payments.

          If CHL does not make payments on the New Debentures held by the Trust and the Company does not make such payments, to the extent required, under the New Debt Guarantee, the Trust will not be able to make payments on the Capital Securities and will not have funds legally available therefor. The Trust Guarantee does not limit the incurrence or issuance of other secured or unsecured debt of the Company, whether under any existing indenture or under any other indenture that the Company may enter into in the future or otherwise.

          The Company's obligations under the New Guarantees, the Indenture and the Declaration, taken together with CHL's obligations under the New Debentures and the Indenture, including CHL's obligation to pay all costs, expenses and liabilities of the Trust (other than with respect to the Trust Securities) constitute a full and unconditional guarantee by the Company of all of the Trust's obligations under the Capital Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full and unconditional guarantee by the Company of the Trust's obligations under the Capital Securities. See "Relationship Among the Capital Securities, the New Debentures and the Guarantees."

STATUS OF THE TRUST GUARANTEE

          The Old Trust Guarantee ranks, and the New Trust Guarantee will rank, subordinate and junior in right of payment to all existing and future Senior Indebtedness of the Company. The Trust Guarantee does not place a limitation on the amount of additional Senior Indebtedness that may be incurred by the Company. See "Risk Factors -- Ranking of Obligations under the Guarantees and the New Debentures."

          The Trust Guarantee will constitute a guarantee of payment and not of collection (i.e., the guaranteed party may institute a legal proceeding directly against the Company to enforce its rights under the Trust Guarantee without first instituting a legal proceeding against any other person or entity). The Trust Guarantee will be held by the Trust Securities Guarantee Trustee for the benefit of the holders of the Capital Securities. The Trust Guarantee will not be discharged except by payment of the Trust Guarantee Payments in full to the extent not paid by the Trust or upon distribution of the New Debentures to the holders of the Capital Securities in exchange for all of the Capital Securities.

AMENDMENTS AND ASSIGNMENT

          Except with respect to any changes that do not materially adversely affect the rights of holders of the Capital Securities (in which case no consent of such holders will be required), the Trust Guarantee may not be amended without the prior approval of the holders of not less than a majority of the aggregate liquidation amount of the outstanding Capital Securities. All guarantees and agreements contained in the Trust Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Company and shall inure to the benefit of the holders of the Capital Securities then outstanding.

EVENTS OF DEFAULT

          An event of default under the Trust Guarantee will occur upon the failure of the Company to perform any of its payment or other obligations thereunder. The holders of not less than a majority in aggregate liquidation amount of the Capital Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trust Securities Guarantee Trustee in respect of the Trust Guarantee or to direct the exercise of any trust or power conferred upon the Trust Securities Guarantee Trustee under the Trust Guarantee.

          If the Trust Securities Guarantee Trustee fails to enforce the Trust Guarantee, then any holder of the Capital Securities may institute a legal proceeding directly against the Company to enforce the Trust Securities Guarantee Trustee's rights under the Trust Guarantee without first instituting a legal proceeding against the Trust, the Trust Securities Guarantee Trustee or any other person or entity.

          The Company, as guarantor, is required to file annually with the Trust Securities Guarantee Trustee a certificate as to whether or not the Company is in compliance with all the conditions and covenants applicable to it under the Trust Guarantee.

INFORMATION CONCERNING THE TRUST SECURITIES GUARANTEE TRUSTEE

          The Trust Securities Guarantee Trustee, other than during the occurrence and continuance of a default by the Company in performance of the Trust Guarantee, undertakes to perform only such duties as are specifically set forth in the New Trust Guarantee and, after default with respect to the Trust Guarantee (that has not been cured or waived) that is actually known to a responsible officer of the Trust Securities Guarantee Trustee, must exercise the same degree of care and skill as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs. Subject to this provision, the Trust Securities
Guarantee Trustee is under no obligation to exercise any of the powers vested in it by the Trust Guarantee at the request of any holder of any Capital Security unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby.

TERMINATION OF THE TRUST GUARANTEE

          The Trust Guarantee will terminate and be of no further force and effect upon full payment of the Redemption Price of all of the Capital Securities, upon full payment of the amounts payable upon liquidation of the Trust or upon distribution of New Debentures to the holders of the Capital Securities in exchange for all of the Capital Securities. The Trust Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the Capital Securities must restore payment of any sums paid under the Capital Securities or the Trust Guarantee.

GOVERNING LAW

          The Old Trust Guarantee is and the New Trust Guarantee will be governed by and construed and interpreted in accordance with the laws of the State of New York.

                 RELATIONSHIP AMONG THE CAPITAL SECURITIES,
                   THE NEW DEBENTURES AND THE GUARANTEES

          Payments of Distributions and other amounts due on the Capital Securities (to the extent the Trust has funds available for such payments) are fully, unconditionally and irrevocably guaranteed by the Company to the extent set forth under "Description of Trust Guarantee." If and to the extent that CHL does not make payments under the New Debentures and the Company does not make such payments, to the extent required, under the New Debt Guarantee, the Trust will not pay Distributions or other amounts due on the Capital Securities. The Trust Guarantee does not cover payment of Distributions and such other amounts when the Trust has insufficient funds to pay the same. In such event, a holder of Capital Securities may institute a legal proceeding directly against CHL or the Company to enforce payment of such amounts to such holder after the respective due dates. Taken together, the Company's obligations under the Guarantees, the Indenture and the Declaration, and CHL's obligations under the Indenture and the New Debentures, including CHL's obligation to pay all costs, expenses and liabilities of the Trust (other than with respect to the Trust Securities), provide, in the aggregate, a full and unconditional guarantee by the Company of payments of Distributions and other amounts due on the Capital Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full and unconditional guarantee by the Company of the Trust's obligations under the Capital Securities.

SUFFICIENCY OF PAYMENTS

          As long as payments of interest, principal and other payments are made when due on the New Debentures, such payments will be sufficient to cover Distributions and other payments due on the Capital Securities, primarily because (i) the aggregate principal amount of the New Debentures will be equal to the sum of the aggregate stated liquidation amount of the Trust Securities; (ii) the interest rate, the Interest Payment Dates and the other payment dates on the New Debentures will match the Distribution Rate, the Distribution Dates and the other payment dates for the Capital Securities; (iii) CHL will pay for all and any costs, expenses and liabilities of the Trust except the Trust's obligations under the Trust Securities; and (iv) the Declaration further provides that the Trust will not engage in any activity that is not consistent with the limited purposes of the Trust.

          Notwithstanding anything to the contrary in the Indenture, the Company has the right to set-off any payment it is otherwise required to make thereunder with and to the extent the Company has theretofore made, or is concurrently on the date of such payment making, a related payment under the Trust Guarantee.

LIMITED PURPOSE OF TRUST

          The Capital Securities evidence an undivided beneficial ownership interest in the assets of the Trust, and the Trust exists for the exclusive purposes of issuing the Trust Securities and investing the proceeds thereof in the Old Debentures and the Old Debt Guarantee, which Old Debentures and Old Debt Guarantee, will be exchanged for the New Debentures and New Debt Guarantee, respectively, pursuant to the Exchange Offer. A principal difference between the rights of a holder of Capital Securities and a holder of New Debentures is that a holder of New Debentures is entitled to receive from CHL (or from the Company under the New Debt Guarantee) the principal amount of, premium, if any, and interest accrued on New
Debentures held, while a holder of Capital Securities is entitled to receive Distributions from the Trust (or from the Company under the Trust Guarantee if and to the extent the Trust has funds available for the payment of such Distributions).

RIGHTS UPON TERMINATION

          Upon any voluntary or involuntary dissolution of the Trust involving the liquidation of the Trust, the holders of the Capital Securities will be entitled to receive, out of assets held by the Trust, the Liquidation Distribution in cash. See "Description of Capital Securities -- Liquidation Distribution Upon Dissolution." Upon any voluntary or involuntary liquidation or bankruptcy of CHL or the Company, the Property Trustee, as holder of the New Debentures and the New Debt Guarantee, would be a subordinated creditor of CHL and the Company, subordinated in right of payment to all Senior Indebtedness, but entitled to receive payment in full of principal and interest before any stockholders of CHL or the Company, as the case may be, receive payments or distributions. Because the Company is the guarantor under the Guarantees and CHL has agreed to pay for all costs, expenses and liabilities of the Trust (other than the Trust's obligations to the holders of the Trust Securities), the positions of a holder of Capital Securities and a holder of the New Debentures relative to other creditors and to stockholders of CHL or the Company in the event of liquidation or bankruptcy of CHL or the Company would be substantially the same.

                       CERTAIN UNITED STATES FEDERAL
                          INCOME TAX CONSEQUENCES

          The following is a general summary of certain U.S. federal income tax consequences of the purchase, ownership and disposition of the New Capital Securities and the exchange of Old Capital Securities for New Capital Securities, but it does not purport to be a comprehensive description of all the tax considerations that may be relevant to a decision to purchase, own and dispose of the New Capital Securities or exchange Old Capital Securities for New Capital Securities. This summary does not describe any tax consequences arising under the laws of any state, locality or taxing jurisdiction other than the United States.

          PROSPECTIVE PURCHASERS OF THE NEW CAPITAL SECURITIES AND HOLDERS OF OLD CAPITAL SECURITIES CONSIDERING AN EXCHANGE OF OLD CAPITAL SECURITIES FOR NEW CAPITAL SECURITIES SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE U.S. AND OTHER TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE NEW CAPITAL SECURITIES AND THE EXCHANGE OF OLD CAPITAL SECURITIES FOR NEW CAPITAL SECURITIES, INCLUDING THE PARTICULAR TAX CONSEQUENCES TO THEM IN LIGHT OF THEIR PARTICULAR INVESTMENT CIRCUMSTANCES.

GENERAL

          In addition to the two specific opinions referred to below under "-- Classification of the Trust" and "-- Classification of the New Debentures," Fried, Frank, Harris, Shriver & Jacobson (a partnership which includes professional corporations), special counsel to the Company, CHL and the Trust ("Counsel"), has rendered its opinion generally to the effect that, subject to the exceptions and qualifications set forth therein, the discussion of United States federal income taxation which follows summarizes the material United States federal income tax consequences of the purchase, ownership and disposition of New Capital Securities.

          This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations thereunder, and administrative and judicial interpretations thereof, each as of the date hereof, all of which are subject to change, possibly on a retroactive basis, and is for general information only.

          Except as otherwise stated, this summary deals only with a Security held as a capital asset by a holder who or which (i) purchased New Capital Securities upon original issuance (an "Initial Holder") and (ii) is a US Holder (as defined below). It does not deal with all aspects of United States federal income taxation, nor with the particular United States federal income tax (hereafter, "income tax") consequences which may be applicable to certain classes of US Holders (such as banks, thrift institutions, real estate investment trusts, regulated investment companies, insurance companies, brokers and dealers in securities or currencies, other financial institutions, tax-exempt organizations, persons holding New Capital Securities as a position in a "straddle," as part of a "synthetic security or hedge," as part of a "conversion transaction" or as part of any other integrated investment, persons having a functional currency other than the U.S. Dollar and certain United States expatriates). Further, this summary does not address (a) the income tax consequences to shareholders in, or partners or beneficiaries of, a holder of New Capital Securities, (b) the United States federal alternative minimum tax consequences of the purchase, ownership or disposition of New Capital Securities or (c) any state, local or foreign tax consequences of the purchase, ownership and disposition of New Capital Securities.

          A "US Holder" is a holder of New Capital Securities who or which is a citizen or individual resident (or is treated as a citizen or individual resident) of the United States for income tax purposes, a corporation or partnership created or organized (or treated as created or organized for income tax purposes) in or under the laws of the United States or any political subdivision thereof, or a trust or estate the income of which is includable in its gross income for income tax purposes without regard to its source. (For taxable years beginning after December 31, 1996 (or for the immediately preceding taxable year, if the trustee of a trust so elects), a trust is a US Holder for income tax purposes if, and only if (i) a court within the United States is able to exercise primary supervision over the administration of the trust, and (ii) one or more United States trustees have the authority to control all substantial decisions of the trust.)

EXCHANGE OF NEW CAPITAL SECURITIES

          The issuance of New Capital Securities in exchange for Old Capital Securities will not be a taxable event, and the federal tax characteristics of the New Capital Securities (e.g., tax basis and holding period) will be the same as those of the Old Capital Securities surrendered in exchange therefor.

CLASSIFICATION OF THE TRUST

          Counsel has rendered its opinion generally to the effect that, under then current law and assuming full compliance with the terms of the Declaration (and other documents), and based on certain assumptions and qualifications referenced in the opinion, the Trust will be characterized for United States federal income tax purposes as a grantor trust, and will not be characterized as an association taxable as a corporation for such purposes. Accordingly, for income tax purposes, each holder of New Capital Securities generally will be considered the owner of an undivided interest in the New Debentures owned by the Trust, and each US Holder will be required to include all income or gain recognized for income tax purposes with respect to its allocable share of the New Debentures on its own income tax return.

CLASSIFICATION OF THE NEW DEBENTURES

          The Company, CHL, the Trust and the holders of the New Capital Securities (by acceptance of a beneficial interest in a New Capital Security) will agree to treat the New Debentures as indebtedness for all United States income tax purposes. Counsel has rendered its opinion generally to the effect that, under then current law and assuming full compliance with the terms of the Indenture (and other documents), and based on certain assumptions and qualifications referenced in the opinion, the New Debentures will be characterized for United States federal income tax purposes as debt of CHL.

INTEREST INCOME AND ORIGINAL ISSUE DISCOUNT

          Under the terms of the New Debentures, CHL has the option to defer payments of interest from time to time for a period not exceeding 10 consecutive semi-annual periods, but not beyond the Stated Maturity of the New Debentures. Recently issued Treasury regulations under Section 1273 of the Code provide that debt instruments like the New Debentures will not be considered issued with OID by reason of CHL's option to defer payments of interest if the likelihood of deferral is "remote."

          CHL has concluded, and this discussion assumes, that, as of the date of this Prospectus, the likelihood of exercise of that option is "remote" within the meaning of the applicable regulations, in part because exercising that option would prevent the Company and CHL from declaring dividends on their stock and would prevent the Company and CHL from making any payments with respect to debt securities that rank pari passu or junior to the New Debentures. Therefore, the New Debentures should not be treated as issued with OID by reason of CHL's deferral option. Rather, stated interest on the New Debentures will generally be taxable to a US Holder, as ordinary income, when paid or accrued in accordance with that holder's method of accounting for income tax purposes. It should be noted, however, that these regulations have not yet been addressed in any rulings or other interpretations by the Internal Revenue Service ("IRS"). Accordingly, it is possible that the IRS could take a position contrary to the interpretation described herein.

          In the event CHL subsequently exercised its option to defer payments of interest, the New Debentures would be treated as reissued for OID purposes and the sum of the remaining interest payments on the New Debentures (and any de minimis OID on the New Debentures (discussed below)) would thereafter be treated as OID, which would accrue, and be includable in a US Holder's taxable income, on an economic accrual basis (regardless of the US Holder's method of accounting for income tax purposes) over the remaining term of the New Debentures (including any period of interest deferral), without regard to the timing of payments under the New Debentures. (Subsequent distributions of interest on the New Debentures generally would not be taxable.) The amount of OID that accrued in any period would generally equal the amount of interest that accrued on the New Debentures in that period at the stated interest rate (adjusted for any de minimis OID on the New Debentures). Consequently, during any period of interest deferral, US Holders will include OID in gross income in advance of the receipt of cash, and a US Holder which disposes of a New Capital Security prior to the record date for payment of Distributions on the New Debentures following that period will be subject to income tax on OID accrued through the date of disposition (and not previously included in income), but will not receive cash from the Trust with respect to that OID.

          In the absence of CHL's election to defer an interest payment period, de minimis OID would not be subject to income tax until a holder's New Debentures were sold, redeemed or retired, in which event the de minimis OID would increase any gain or decrease any loss recognized by the holder. De minimis OID will be present with respect to the New Debentures, in an amount equal to the excess of (a) the stated redemption price at maturity (as defined for income tax purposes) of a New Debenture, over (b) the issue price of an Old Debenture, if such amount is less than the product of (x) 0.25% of that redemption price, and (y) the number of complete calendar years from an Old Debenture's issue date to the maturity of a New Debenture.

          If CHL's option to defer payments of interest were not treated as remote, the Old Debentures and the New Debentures would be treated as initially issued with OID in an amount equal to the aggregate stated interest over the term of the Old Debentures and the New Debentures, plus the amount of de minimis OID on the Old Debentures and the New Debentures. That OID would generally be includable in a US Holder's taxable income, over the term of the Old Debentures and the New Debentures, on an economic accrual basis.

          Because the income underlying the New Capital Securities will not be characterized as dividends for income tax purposes, corporate holders of New Capital Securities will not be entitled to a dividend received deduction for any income recognized with respect to the New Capital Securities.

MARKET DISCOUNT AND BOND PREMIUM

          Holders of New Capital Securities other than Initial Holders may be considered to have acquired their undivided interests in the New Debentures with market discount or acquisition premium (as each phrase is defined for income tax purposes).

DISTRIBUTION OF NEW DEBENTURES OR CASH UPON LIQUIDATION OF THE TRUST

          Under the circumstances described under the caption "Description of New Capital Securities -- Redemption -- Special Event Redemption or Distribution of New Debentures; Shortening of Stated Maturity" above, New Debentures, together with the New Debt Guarantee, may be distributed to holders in exchange for the New Capital Securities and in liquidation of the Trust. Except as discussed below, such a distribution would not be a taxable event for income tax purposes, and each US Holder would have an aggregate adjusted basis in its New Debentures (including the New Debt Guarantee) for income tax purposes equal to such holder's aggregate adjusted basis in its New Capital Securities. For income tax purposes, a US Holder's holding period in the New Debentures (including the New Debt Guarantee) received in such a liquidation of the Trust would include the period during which the New Capital Securities were held by the holder. If, however, the relevant event is a Tax Event which results in the Trust being treated as an association taxable as a corporation, the distribution would likely constitute a taxable event to US Holders of the New Capital Securities for income tax purposes.

          Upon retirement of the New Capital Securities, and under certain circumstances described herein (see "Description of Capital Securities"), the New Debentures may be redeemed for cash and the proceeds of such redemption distributed to holders in redemption of their New Capital Securities. Such a redemption would be taxable for income tax purposes, and a US Holder would recognize gain or loss as if it had sold the New Capital Securities for cash. See " -- Sales of New Capital Securities" below.

SALES OF NEW CAPITAL SECURITIES

          A US Holder that sells New Capital Securities will recognize gain or loss equal to the difference between its adjusted basis in the New Capital Securities and the amount realized on the sale of such New Capital Securities. A US Holder's adjusted basis in the New Capital Securities generally will be its initial purchase price, increased by OID, if any, previously included (or currently includable) in such holder's gross income to the date of disposition, and decreased by payments received on the New Capital Securities subsequent to the effective date of CHL's first exercise of its option to defer payments of interest. Any such gain or loss generally will be capital gain or loss, and generally will be a long-term capital gain or loss if the New Capital Securities have been held for more than one year.

          A holder who disposes of its New Capital Securities between record dates for payments of Distributions will be required to include accrued but unpaid interest (or OID) on the New Debentures through the date of disposition in its taxable income for United States federal income tax purposes (notwithstanding that the holder may receive a separate payment from the purchaser with respect to accrued interest), and to deduct that amount from the sales proceeds received (including the separate payment, if any, with respect to accrued interest) for the New Capital Securities (or as to OID only, to add such amount to such holder's adjusted tax basis in its New Capital Securities). To the extent the selling price is less than the holder's adjusted tax basis (which will include accrued but unpaid OID, if any), a holder will recognize a capital loss. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes.

RECENT TAX LEGISLATION

          Recently enacted U.S. federal income tax legislation will have no effect on the income tax treatment of the Capital Securities. However, there can be no assurance that future legislation will not adversely affect the ability of CHL to deduct interest on the New Debentures, or otherwise affect the tax treatment of the transactions described herein. Moreover, such legislation could give rise to a Tax Event, which would permit CHL to shorten the maturity of the New Debentures or cause a redemption of the Capital Securities, as described more fully under "Description of Capital Securities -- Redemption -- Special Event Redemption or Distribution of New Debentures; Shortening of Stated Maturity."

NON-UNITED STATES HOLDERS

          The following discussion applies to an Initial Holder who is not a US Holder (a "Non-US Holder").

          Payments to a holder of a New Capital Security which is a Non-US Holder will generally not be subject to withholding of income tax, provided that (a) the beneficial owner of the New Capital Security does not (directly or indirectly, actually or constructively) own 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote, (b) the beneficial owner of the New Capital Security is not a controlled foreign corporation that is related to the Company through stock ownership, and (c) either (i) the beneficial owner of the New Capital Securities certifies to the Trust or its agent, under penalties of perjury, that it is a Non-US Holder and provides its name and address, or (ii) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "Financial Institution"), and holds the New Capital Security in such capacity, certifies to the Trust or its agent, under penalties of perjury, that such a statement has been received from the beneficial owner by it or by another Financial Institution between it and the beneficial owner in the chain of ownership, and furnishes the Trust or its agent with a copy thereof.


          As discussed above (see "Description of Capital Securities -- Redemption -- Special Event Redemption or Distribution of New Debentures; Shortening of Stated Maturity"), changes in legislation affecting the income tax consequences of the New Debentures are possible, and could adversely affect the ability of CHL to deduct the interest payable on the New Debentures. Moreover, any such legislation could adversely affect Non-US Holders by characterizing income derived from the New Debentures as dividends, generally subject to a 30% income tax (on a withholding basis) when paid to a Non-US Holder, rather than as interest which, as discussed above, is generally exempt from income tax in the hands of a Non-US Holder.


          A Non-US Holder of a New Capital Security will generally not be subject to withholding of income tax on any gain realized upon the sale or other disposition of a New Capital Security.

          A Non-US Holder which holds New Capital Securities in connection with the active conduct of a United States trade or business will be subject to income tax on all income and gains recognized with respect to its proportionate share of the New Debentures.

INFORMATION REPORTING AND BACKUP WITHHOLDING

          In general, information reporting requirements will apply to payments made on, and proceeds from the sale of, New Capital Securities held by a noncorporate US Holder within the United States. In addition, payments made on, and payments of the proceeds from the sale of, New Capital Securities to or through the United States office of a broker are subject to information reporting unless the holder thereof certifies as to its non-United States status or otherwise establishes an exemption from information reporting and backup withholding. Taxable income on the New Capital Securities for a calendar year should be reported to US Holders on Forms 1099 by the following January 31st.

          Payments made on, and proceeds from the sale of, the New Capital Securities may be subject to a "backup" withholding tax of 31% unless the holder complies with certain identification or exemption requirements. Any amounts so withheld will be allowed as a credit against the holder's income tax liability, or refunded, provided the required information is provided to the IRS.

                                   * * *

          THE PRECEDING DISCUSSION IS ONLY A SUMMARY AND DOES NOT ADDRESS THE CONSEQUENCES TO A PARTICULAR HOLDER OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF NEW CAPITAL SECURITIES. POTENTIAL HOLDERS OF NEW CAPITAL SECURITIES ARE URGED TO CONTACT THEIR OWN TAX ADVISORS TO DETERMINE THEIR PARTICULAR TAX CONSEQUENCES.

                            BOOK-ENTRY ISSUANCE

          The description of book-entry procedures in this Prospectus includes summaries of certain rules and operating procedures of DTC that affect transfers of interests in the Global Certificate or Certificates issued in connection with sales of New Capital Securities. Except as described in the next paragraph, the New Capital Securities will be issued only as fully registered securities registered in the name of Cede & Co. (as nominee for DTC). One or more fully registered Global Certificates will be issued, representing, in the aggregate, the New Capital Securities, and will be deposited with DTC.

          The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in definitive form. Such laws may impair the ability to transfer beneficial interests in the Global Securities as represented by a Global Certificate.

          DTC has advised the Company and the Trust that it is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants ("Participants") deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Participants in DTC include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations ("Direct Participants"). DTC is owned by a number of its Direct Participants and by the New York Stock Exchange Inc., the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others, such as securities brokers and dealers, banks and trust companies that clear transactions through or maintain a direct or indirect custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its Participants are on file with the Commission.

          Purchases of New Capital Securities within the DTC system must be made by or through Direct Participants, which will receive a credit of the New Capital Securities on DTC's records. The ownership interest of each actual purchaser of each New Capital Security ("Beneficial Owner") is in turn to be recorded on the Direct Participants' and Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchases, but Beneficial Owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participants through which the Beneficial Owners purchased New Capital Securities. Transfers of ownership interests in the New Capital Securities are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in the New Capital Securities, except in the event that use of the book-entry system for the New Capital Securities is discontinued.

          To  facilitate   subsequent   transfers,   all  the  New  Capital
Securities deposited by Participants with DTC will be registered in the name of DTC's nominee, Cede & Co. The deposit of New Capital Securities with DTC and their registration in the name of Cede & Co. will effect no change in beneficial ownership. DTC will have no knowledge of the actual Beneficial Owners of the New Capital Securities. DTC's records will reflect only the identity of the Direct Participants to whose accounts such New Capital Securities are credited, which may or may not be the Beneficial
Owners. The Direct Participants and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

          So long as DTC, or its nominee, is the registered owner or holder of a Global Certificate in respect of the New Capital Securities, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the New Capital Securities represented thereby for all purposes under the Declaration and such New Capital Securities. No Beneficial Owner of an interest in a Global Certificate will be able to transfer that interest except in accordance with DTC's applicable procedures.

          DTC has advised the Company that it will take any action permitted to be taken by a holder of New Capital Securities (including the presentation of New Capital Securities for exchange as described below) only at the direction of one or more Participants to whose accounts the DTC interests in the Global Certificates are credited and only in respect of such portion of the aggregate liquidation amount of New Capital Securities as to which such Participant or Participants has or have given such direction. However, if there is a Declaration Event of Default with respect to the New Capital Securities, DTC will, upon notice, exchange the Global Certificates in respect of such New Capital Securities for certificated securities, which it will distribute to its Participants.

          Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

          Redemption notices in respect of the New Capital Securities held in book-entry form will be sent to Cede & Co. If less than all of the New Capital Securities are being redeemed, the New Capital Securities will be redeemed on a pro rata basis.

          Although voting with respect to the New Capital Securities is limited, in those cases where a vote is required, neither DTC nor Cede & Co. will itself consent or vote with respect to the New Capital Securities. Under its usual procedures, DTC would mail an omnibus proxy to the Trust as soon as possible after the record date. The omnibus proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts the New Capital Securities are credited on the record date (identified in a listing attached to the omnibus proxy).

          Distributions on the New Capital Securities held in book-entry form will be made to DTC in immediately available funds. DTC's practice is to credit Direct Participants' accounts on the relevant payment date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payments on such payment date. Payments by Direct Participants and Indirect Participants to Beneficial Owners will be governed by standing instructions and customary practices and will be the responsibility of such Direct Participants and Indirect Participants and not of DTC, the Trust or the Company, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of distributions to DTC is the responsibility of the Trust, disbursement of such payments to Direct Participants is the responsibility of DTC, and disbursement of such payments to the Beneficial Owners is the responsibility of Direct Participants and Indirect Participants.

          Except as provided herein, a Beneficial Owner of an interest in a Global Certificate will not be entitled to receive physical delivery of New Capital Securities. Accordingly, each Beneficial Owner must rely on the procedures of DTC, the Direct Participants and the Indirect Participants to exercise any rights under the New Capital Securities.

          Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interests in the Global Certificates among the Participants of DTC, DTC is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. None of the Company, the Trust or the Trustees will have any responsibility for the performance by DTC or its Direct Participants or Indirect Participants under the rules and procedures governing DTC. DTC may discontinue providing its services as a securities depositary with respect to the Capital Securities at any time by giving notice to the Trust. Under such circumstances, in the event that a successor securities depositary is not obtained, New Capital Security certificates will be required to be printed and delivered. Additionally, the Trust (with the consent of the Company) may decide to discontinue use of the system of book-entry transfers through DTC (or a successor depositary) with respect to the New Capital Securities of the Trust. In that event, certificates for such New Capital Securities will be printed and delivered.

          The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that the Company and the Trust believes to be reliable, but none of the Company, DTC, or the Trust takes responsibility for the accuracy thereof.

                            ERISA CONSIDERATIONS

          Generally, employee benefit plans that are subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or
Section 4975 of the Code ("Plans"), may purchase New Capital Securities, subject to the investing fiduciary's determination that the investment in New Capital Securities satisfies ERISA's fiduciary standards and other requirements applicable to investments by the Plan. Accordingly, an investing fiduciary of a Plan should consider whether the investment satisfies ERISA's diversification and prudence requirements, whether the investment constitutes unauthorized delegation of fiduciary authority and whether the investment is in accordance with the documents and instruments governing such Plan.

          The Department of Labor ("DOL") has issued a regulation (29 C.F.R. Section 2510.3-101) (the "DOL Regulation") concerning the definition of what constitutes the assets of a Plan. The DOL Regulation provides that as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a plan makes an "equity" investment, where such investment interest does not represent a "publicly offered security" or a security issued by an investment company registered under the 1940 Act, will be deemed for purposes of ERISA to be assets of the investing plan unless it is established either that the entity is an operating company or that equity participation by benefit plan investors is not significant. Under the DOL Regulation, equity participation by benefit plan investors will not be considered "significant" on any date only if, immediately after the most recent acquisition of New Capital Securities, the aggregate interest in the New Capital Securities held by benefit plan investors will be less than 25% of the value of the New Capital Securities.

          There can be no assurance that any of the exceptions set forth in the DOL Regulation will apply to the purchase of New Capital Securities offered hereby and, as a result, an investing Plan's assets could be considered to include an undivided beneficial interest in the New Debentures held by the Trust. In the event that assets of the Trust are considered assets of an investing Plan, the Company, CHL and the Trustees and other persons, in providing services with respect to the New Debentures, may be considered fiduciaries to such Plan and subject to the fiduciary responsibility provisions of Title I of ERISA (including the prohibited transaction provisions thereof). In addition, the prohibited transaction provisions of Section 4975 of the Code could apply with respect to transactions engaged in by any "disqualified person," as defined below, involving such assets unless a statutory or administrative exemption applies.

          Even if they are not fiduciaries, the Company and/or any of its affiliates may be considered a "party in interest" (within the meaning of ERISA) or a "disqualified person" (within the meaning of Section 4975 of the Code) with respect to certain Plans. The acquisition and ownership of New Capital Securities by a Plan (or by an individual retirement arrangement or other plan described in Section 4975(e)(1) of the Code) may constitute or result in a prohibited transaction under ERISA or Section 4975 of the Code, unless such New Capital Securities are acquired pursuant to and in accordance with an applicable exemption. As a result, Plans with respect to which the Company or any of its affiliates is a party in interest or a disqualified person should not acquire New Capital Securities unless such New Capital Securities are acquired pursuant to and in accordance with an applicable exemption, including but not limited to:
Prohibited Transaction Class Exemption ("PTE") 90-1, regarding investments by insurance company pooled separate accounts; PTE 91-38, regarding investments by bank collective investment funds; PTE 84-14, regarding transactions effected by qualified professional asset managers; PTE 96-23, regarding transactions effected by in-house asset managers; or PTE 95-60, regarding investments by insurance company general accounts. Any purchaser or holder of the New Capital Securities or any interest therein will be deemed to have represented and covenanted by its purchase and holding thereof that either (i) the purchaser and holder is not a Plan or any entity whose underlying assets include "plan assets" by reason of any Plan's investment in the entity and is not purchasing such New Capital Securities on behalf of or with "plan assets" of any Plan or (ii) the purchase and holding of the New Capital Securities is covered by one of the prohibited transaction class exemptions under ERISA and the Code described above.

          Notwithstanding the foregoing, it is possible that the New Capital Securities may qualify as "publicly offered securities" under the DOL Regulation if, in addition to an effective registration statement filed in connection with the Exchange Offer, they are also "widely held" and "freely transferable" following consummation of the Exchange Offer. Under the DOL Regulation, a class of New Capital Securities is "widely held" only if it is a class of New Capital Securities owned by 100 or more investors independent of the issuer and each other. Although it is possible that at the time of the Exchange Offer the New Capital Securities will be "widely held", no assurances can be given that will be true. If the New Capital Securities are "publicly offered securities" following consummation of the Exchange Offer, the assets of the Trust would not be assets of the Investing Plans as of such time. If the New Capital Securities did not qualify as "publicly offered securities", the foregoing discussion about plan assets in the preceding paragraphs would also be applicable to the New Capital Securities.

          Government plans and certain church plans (as defined in Sections 3(32) and 3(33) of ERISA, respectively), are not subject to ERISA, and are also not subject to the prohibited transaction provisions under Section 4975 of the Code. However, state laws or regulations governing the investment and management of the assets of such plans may contain fiduciary and prohibited transaction requirements similar to those under ERISA and the Code discussed above. Accordingly, fiduciaries of governmental or church plans, in consultation with their advisors, should consider the impact of their respective state pension codes on investments in the New Capital Securities, and the considerations discussed above, to the extent applicable.


          The foregoing discussion is general in nature and is not intended to be all inclusive. Thus, any Plans or other entities whose assets include Plan assets subject to ERISA or Section 4975 of the Code proposing to acquire New Capital Securities should consult with their own counsel.


                            PLAN OF DISTRIBUTION

          Each broker-dealer that receives New Capital Securities for its own account in connection with the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Capital Securities. This Prospectus, as it may be amended or supplemented from time to time, may be used by Participating Broker-Dealers during the period referred to below in connection with resales of New Capital Securities received in exchange for Old Capital Securities if such Old Capital Securities were acquired by such Participating Broker-Dealers for their own accounts as a result of market-making or other trading activities. The Company, CHL and the Trust have agreed that this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of such New Capital Securities for a period ending 90 days after the date the Registration Statement of which this Prospectus is a part is declared effective. However, a Participating Broker-Dealer who intends to use this Prospectus in connection with the resale of New Capital Securities received in exchange for Old Capital Securities pursuant to the Exchange Offer must notify the Company, CHL and the Trust, or cause the Company, CHL and the Trust to be notified, on or prior to the Expiration Date, that it is a Participating Broker-Dealer. Such notice may be given in the space provided for that purpose in the Letter of Transmittal or may be delivered to the Exchange Agent at one of the addresses set forth herein under "The Exchange Offer -- Exchange Agent." See "The Exchange Offer -- Resales of New Capital Securities."

          The Company will not receive any proceeds from any sale of New Capital Securities by broker-dealers. New Capital Securities received by Participating Broker-Dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the New Capital Securities or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such New Capital Securities.

          Any Participating Broker-Dealer that resells New Capital Securities that were received by it for its own account pursuant to the Exchange Offer may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of the New Capital Securities and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

                               LEGAL MATTERS

          Certain matters of Delaware law relating to the validity of the New Capital Securities will be passed upon for the Trust by Morris Nichols Arsht & Tunnell, special Delaware counsel to the Company, CHL and the Trust. The validity of the New Debentures and the New Guarantees will be passed upon for CHL and the Company by Fried, Frank, Harris, Shriver & Jacobson (a partnership which includes professional corporations). Edwin Heller (whose professional corporation retired as a partner of Fried, Frank, Harris, Shriver & Jacobson in September 1996) is of counsel to Fried, Frank, Harris, Shriver & Jacobson and is a director of the Company. Fried, Frank, Harris, Shriver & Jacobson will rely on the opinion of Morris Nichols Arsht & Tunnell as to matters of Delaware law.

                            INDEPENDENT AUDITORS

          The consolidated financial statements of the Company appearing in the Company's Annual Report on Form 10-K for the year ended February 28, 1997, have been audited by Grant Thornton LLP, independent auditors, as set forth in their report thereon, included therein and incorporated herein by reference.


                           INDEX OF CERTAIN TERMS

                                                                      Page
                                                                      ----


1940 Act................................................................23
1996 Debentures.........................................................ii
Agent's Message.........................................................26
beneficial owners........................................................v
book-entry confirmation.................................................26
Business Day............................................................35
Capital Securities......................................................ii
Change in 1940 Act Law..................................................37
CHL......................................................................i
Code....................................................................vi
Commission..............................................................iv
Common Securities.......................................................ii
Company..................................................................i
Counsel.................................................................54
Creditor................................................................41
Declaration.............................................................22
Delaware Trustee........................................................22
Depositor...............................................................29
Direct Action...........................................................14
Direct Participants.....................................................59
Distribution Date.......................................................35
Distribution Rate........................................................9
Distributions...........................................................ii
DOL.....................................................................60
DOL Regulation..........................................................60
DTC.....................................................................14
Eligible Institution....................................................28
ERISA...................................................................60
Exchange Act.............................................................v
Exchange Agent ..........................................................7
Exchange Offer...........................................................i
Expiration Date.........................................................iv
Extension Period.......................................................iii
Financial Institution...................................................58
financing entity........................................................47
Global Certificates.....................................................35
Global Securities.......................................................14
Guarantees...............................................................i
income tax..............................................................55
Indenture...............................................................44
Indenture Event of Default..............................................47
Indenture Trustee.......................................................44
Indirect Participants...................................................59
Initial Holder..........................................................55
Initial Purchasers.......................................................i
interest................................................................44
Interest Payment Date...................................................44
Investment Company Event................................................37
IRS.....................................................................56
Letter of Transmittal....................................................i
Liquidation Distribution................................................39
Maturity Advancement....................................................37
New Capital Securities...................................................i
New Debentures...........................................................i
New Debt Guarantee ......................................................i
New Guarantees...........................................................i
New Securities...........................................................i
New Trust Guarantee......................................................i
Non-US Holder...........................................................57
NYSE....................................................................vi
Offering.................................................................3
OID....................................................................iii
Old Capital Securities...................................................i
Old Debentures...........................................................i
Old Debt Guarantee.......................................................i
Old Securities ..........................................................i
Old Trust Guarantee......................................................i
Participants............................................................59
Participating Broker-Dealers.............................................v
Paying Agent............................................................42
Plans...................................................................60
PORTAL..................................................................18
Prime mortgages.........................................................21
Property Account........................................................22
Property Trustee........................................................22
Prospectus...............................................................i
PTE.....................................................................61
Qualified Institutional Buyers..........................................23
Redemption Price........................................................37
Registration Rights Agreement............................................i
Registration Statement...................................................1
Regular Trustees........................................................22
Rule 144A...............................................................iv
Rule 3a-5...............................................................40
Securities Act...........................................................i
Senior Indebtedness ....................................................47
Shelf Registration Statement.............................................8
Special Event...........................................................36
Stated Maturity.........................................................10
Sub-prime loans.........................................................21
Successor Securities....................................................42
Targeted Consummation Date..............................................23
Tax Event...............................................................37
Trust....................................................................i
Trust Act...............................................................22
Trust Enforcement Event.................................................39
Trust Guarantee..........................................................i
Trust Guarantee Payments................................................15
Trust Indenture Act.....................................................17
Trust Securities........................................................ii
Trust Securities Guarantee Trustee......................................22
Trustees................................................................22
US Holder...............................................................55



                                  PART II

                   INFORMATION NOT REQUIRED IN PROSPECTUS


          ITEM 20., INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          Section 145 of the Delaware General Corporation Law provides, in substance, that Delaware corporations shall have the power, under specified circumstances, to indemnify their directors, officers, employees and agents in connection with actions, suits or proceedings brought against them by a third party or in the right of the corporation, by reason of the fact that they were or are such directors, officers, employees or agents, against expenses incurred in any such action, suit or proceeding. The Delaware General Corporation Law also provides that Delaware corporations may purchase insurance on behalf of any such director, officer, employee or agent. Sections 722, 723, 725 and 726 of the Delaware General Corporation Law.

          Article SIXTH of the Certificate of Incorporation of CCI provides that CCI may indemnify its directors and officers to the full extent permitted by the laws of the State of Delaware. Article VIII of CCI's Bylaws provides that CCI shall indemnify its directors and officers, and persons serving as directors and officers of CHL at the request of CCI, against any threatened, pending or completed action, suit or proceeding or investigation brought against such directors and officers by reason of the fact that such persons were such directors or officers, provided that such persons acted in good faith and in a manner which they reasonably believed to be in or not opposed to the best interests of CCI; except that in the case of actions brought by or in the right of CCI to procure a judgment in its favor, no indemnification is permitted in respect of any claim, issue or matter as to which any such director or officer shall have been adjudged to be liable to CCI unless the court in which the action was brought determines that such person is entitled to indemnification. CCI's Bylaws further contemplate that the indemnification provisions permitted thereunder are not exclusive of any rights to which such directors and officers are otherwise entitled by means of Bylaw provisions, agreements, vote of stockholders or disinterested directors or otherwise. CCI has entered into indemnity agreements with certain of its directors and executive officers (including the directors and executive officers of CHL), whereby such individuals are indemnified by CCI up to an aggregate limit of $5,000,000 for any claims made against such individual based on any act, omission or breach of duty committed while acting as a director or officer, except, among other things, cases involving dishonesty or improper personal benefit. CCI also maintains an insurance policy pursuant to which its directors and officers (including the directors and executive officers of CHL) are insured against certain liabilities which might arise out of their relationship with CCI as directors and officers.

          Article SEVENTH of the Certificate of Incorporation of CCI provides that a director of CCI shall have no personal liability to CCI or its stockholders for monetary damages for breach of his fiduciary duty of care as a director to the full extent permitted by the Delaware General Corporation Law, as it may be amended from time to time.

          ITEM 21., EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.



NUMBER                           DESCRIPTION                           PAGE NO.
------                           -----------                           --------
     4.1   Certificate of Trust of Countrywide Capital III,
           dated May 28, 1997*
     4.2   Declaration of Trust of Countrywide Capital III,
           dated May 28, 1997*
     4.3   Amended and Restated Declaration of Trust of
           Countrywide Capital III, dated as of June 4, 1997*
     4.4   Indenture, dated as of June 4, 1997, among Countrywide
           Home Loans, Inc., as Issuer, Countrywide Credit
           Industries, Inc., as Guarantor, and The Bank of
           New York, as Trustee*
     4.5   Form of New Capital Security (included in Exhibit
           4.3 above)*
     4.6   Form of New Debenture (included in Exhibit 4.4 above)*
     4.7   Guarantee Agreement, dated as of June 4, 1997, between
           Countrywide Credit Industries, Inc. and The Bank of
           New York, as trustee for the benefit of the holders of
           Trust Securities*
     4.8   Registration Rights Agreement, dated as of June 4, 1997,
           among Countrywide Capital III, Countrywide Credit
           Industries, Inc., Countrywide Home Loans, Inc., and
           certain Initial Purchasers*
     5.1   Opinion of Morris, Nichols, Arsht & Tunell as to the
           validity of the New Capital Securities*
     5.2   Opinion of Fried, Frank, Harris, Shriver & Jacobson
           as to the validity of the New Debentures and the
           New Debt Guarantee*
     8.1   Opinion of Fried, Frank, Harris, Shriver & Jacobson
           as to certain United States federal income tax matters*
    12.1   Statement regarding computation of ratio of earnings
           to fixed charges of Countrywide Credit Industries, Inc. (incorporated by reference to Exhibit 12.1 to the
           Quarterly Report on Form 10-Q of Countrywide Credit
           Industries, Inc. for the fiscal quarter ended
           August 31, 1997)
    23.1   Consent of Grant Thornton LLP**
    23.2   Consent of Morris, Nichols, Arsht & Tunell (included
           in Exhibit 5.1)*
    23.3   Consent of Fried, Frank, Harris, Shriver & Jacobson
           (included in Exhibit 5.2)*
    23.4   Consent of Fried, Frank, Harris, Shriver & Jacobson
           (included in Exhibit 8.1)*
    24.1   Powers of Attorney*
    25.1   Form T-1 Statement of Eligibility under the Trust
           Indenture Act of 1939, as amended, of The Bank of
           New York, as Indenture Trustee under the Indenture
           (bound separately)*
    25.2   Form T-1 Statement of Eligibility under the Trust
           Indenture Act of 1939, as amended, of The Bank of
           New York, as Property Trustee under the Amended and
           Restated Declaration of Trust of Countrywide Capital
           III (bound separately)*
    25.3   Form T-1 Statement of Eligibility under the Trust
           Indenture Act of 1939, as amended, of The Bank of
           New York, as Trust Guarantee Trustee under the Trust
           Securities Guarantee of Countrywide Credit Industries,
           Inc. for the benefit of the holders of Capital
           Securities (bound separately)*
    99.1   Form of Letter of Transmittal*
    99.2   Form of Notice of Guaranteed Delivery*
    99.3   Form of Letter to Registered Holders*
    99.4   Form of Instructions to Registered Holders*
    99.5   Form of Letter to Clients*
-------------------
[FN]
*     Previously filed.
**    Filed herewith.


          ITEM 22., UNDERTAKINGS.

          (a) The undersigned, Countrywide Capital III, CHL and the Company (collectively, the "Registrants"), hereby undertake:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually of in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Securities and Exchange Commission (the "Commission") pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Securities Act") if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that the undertakings set forth in paragraphs (1)(i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or
          Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that are incorporated by reference in this Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) Each of the undersigned Registrants hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of CCI's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrants pursuant to the provisions permitted under Item 20 above or otherwise, the Registrants have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted against the Registrants by such director, officer or controlling person in connection with the securities being registered hereby, the Registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

          (d) The undersigned Registrants hereby undertake that:

               (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrants pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time if was declared effective.

               (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (e) The undersigned Registrants hereby undertake to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This undertaking includes information contained in documents filed subsequent to the effective date of this Registration Statement through the date of responding to the request.

          (f) The undersigned Registrants hereby undertake to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                 SIGNATURES


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, COUNTRYWIDE CAPITAL III CERTIFIES THAT IT HAS DULY CAUSED THIS AMENDMENT NO. 1 TO THE REGISTRATION STATEMENT ON FORM S-4 (FILE NO. 333-37047) TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF CALABASAS, STATE OF CALIFORNIA, ON THE 19TH DAY OF NOVEMBER, 1997.



                              COUNTRYWIDE CAPITAL III

                              By:  COUNTRYWIDE CREDIT INDUSTRIES, INC.,
                                   AS SPONSOR

                                        By: /s/ Angelo R. Mozilo
                                            ---------------------------
                                                Angelo R. Mozilo
                                           Executive Vice President and
                                      Vice Chairman of the Board of Directors



                                 SIGNATURES


     PURSUANT  TO  THE   REQUIREMENTS   OF  THE  SECURITIES  ACT  OF  1933,
COUNTRYWIDE HOME LOANS, INC. CERTIFIES THAT IT HAS DULY CAUSED THIS AMENDMENT NO. 1 TO THE REGISTRATION STATEMENT ON FORM S-4 (FILE NO. 333-37047) TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF CALABASAS, STATE OF CALIFORNIA, ON THE 19TH DAY OF NOVEMBER, 1997.



                              COUNTRYWIDE HOME LOANS, INC.

                              By:  COUNTRYWIDE CREDIT INDUSTRIES, INC.,
                                   AS SPONSOR


                                        By: /s/ Angelo R. Mozilo
                                            ----------------------------
                                                Angelo R. Mozilo
                                         Chairman of the Board of Directors





     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS AMENDMENT NO. 1 REGISTRATION STATEMENT ON FORM S-4 (FILE NO. 333-37047) HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.



                 SIGNATURE                          TITLE                              DATE
                 ---------                          -----                              ----

                   *                                Director                      November 19, 1997
------------------------------------------
              David S. Loeb


          /s/ Angelo R. Mozilo                Chairman of the Board of            November 19, 1997
------------------------------------------    Directors and Chief Executive
              Angelo R. Mozilo                Officer (Principal Executive
                                              Officer); Director


                  *                           President and Chief Operating       November 19, 1997
------------------------------------------    Officer; Director
         Stanford L. Kurland


                  *                           Managing Director and Chief         November 19, 1997
------------------------------------------    Financial Officer (Principal
        Thomas K. McLaughlin                  Financial and Accounting
                                              Officer)


*      /s/ Angelo R. Mozilo
------------------------------------------
           Angelo R. Mozilo
          Attorney-in-Fact


                                 SIGNATURES


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, COUNTRYWIDE CREDIT INDUSTRIES, INC. CERTIFIES THAT IT HAS DULY CAUSED THIS AMENDMENT NO. 1 TO THE REGISTRATION STATEMENT ON FORM S-4 (FILE NO. 333-37047) TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF CALABASAS, STATE OF CALIFORNIA, ON THE 18TH DAY OF NOVEMBER, 1997.



                              COUNTRYWIDE CREDIT INDUSTRIES, INC.

                              By:  COUNTRYWIDE CREDIT INDUSTRIES, INC.


                                        By: /s/ Angelo R. Mozilo
                                            --------------------------
                                                Angelo R. Mozilo
                                             Executive Vice President and
                                        Vice Chairman of the Board of Directors



     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS AMENDMENT NO. 1 TO THE REGISTRATION STATEMENT ON FORM S-4 (FILE NO. 333-37047) HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.


                 SIGNATURE                          TITLE                              DATE
                 ---------                          -----                              ----

             *                                Chairman of the Board of            November 19, 1997
------------------------------------------    Directors and President
        David S. Loeb                         (Principal Executive
                                              Officer); Director


     /s/ Angelo R. Mozilo                     Executive Vice President and        November 19, 1997
------------------------------------------    Vice Chairman of the Board
         Angelo R. Mozilo                     of Directors; Director


             *                                Managing Director --                November 19, 1997
------------------------------------------    Finance, Chief Financial
        Carlos M. Garcia                      Officer and Chief
                                              Accounting Officer
                                              (Principal Financial and
                                              Accounting Officer)


             *
------------------------------------------    Director                            November 19, 1997
       Robert J. Donato


             *                                Director                            November 19, 1997
------------------------------------------
          Ben M. Enis


             *                                Director                            November 19, 1997
------------------------------------------
          Edwin Heller


             *                                Director                            November 19, 1997
------------------------------------------
                    Harley W. Snyder


*       /s/ Angelo R. Mozilo
------------------------------------------
            Angelo R. Mozilo
            Attorney-in-Fact






                               EXHIBIT INDEX

NUMBER                           DESCRIPTION                           PAGE NO.
------                           -----------                           --------
   4.1 Certificate of Trust of Countrywide Capital III, dated May 28, 1997
   4.2 Declaration of Trust of Countrywide Capital III, dated May 28, 1997
   4.3   Amended and Restated Declaration of Trust of
         Countrywide Capital III, dated as of
         June 4, 1997
   4.4   Indenture, dated as of June 4, 1997, among
         Countrywide Home Loans, Inc., as Issuer,
         Countrywide Credit Industries, Inc., as
         Guarantor, and The Bank of New York, as
         Trustee
   4.5   Form of New Capital Security (included in
         Exhibit 4.3 above)
   4.6   Form of New Debenture (included in
         Exhibit 4.4 above)
   4.7 Guarantee Agreement, dated as of June 4, 1997, between Countrywide Credit Industries,
         Inc. and The Bank of New York, as trustee for the benefit of the holders of Trust
         Securities
   4.8   Registration Rights Agreement, dated as
         of June 4, 1997, among Countrywide Capital
         III, Countrywide Credit Industries Inc.,
         Countrywide Home Loans, Inc., and certain
         Initial Purchasers
   5.1 Opinion of Morris, Nichols, Arsht & Tunell as to the validity of the New Capital
         Securities
   5.2   Opinion of Fried, Frank, Harris, Shriver &
         Jacobson as to the validity of the New
         Debentures and the New Debt Guarantee
   8.1   Opinion of Fried, Frank, Harris, Shriver
         & Jacobson as to certain United States
         federal income tax matters
  12.1 Statement regarding computation of ratio of earnings to fixed charges of Countrywide
         Credit Industries, Inc. (incorporated by reference to Exhibit 12.1 to the Quarterly
         Report on Form 10-Q of Countrywide Credit
         Industries, Inc. for the fiscal quarter
         ended August 31, 1997)
  23.1   Consent of Grant Thornton LLP
  23.2   Consent of Morris, Nichols, Arsht & Tunell
         (included in Exhibit 5.1)
  23.3   Consent of Fried, Frank, Harris, Shriver &
         Jacobson (included in Exhibit 5.2)
  23.4   Consent of Fried, Frank, Harris, Shriver &
         Jacobson (included in Exhibit 8.1)
  24.1   Powers of Attorney (included on signature pages)
  25.1   Form T-1 Statement of Eligibility under the
         Trust Indenture Act of 1939, as amended, of The Bank of New York, as Indenture Trustee under the Indenture (bound separately)
  25.2   Form T-1 Statement of Eligibility under the
         Trust Indenture Act of 1939, as amended, of The Bank of New York, as Property Trustee under the Amended and Restated Declaration of Trust of Countrywide Capital III (bound separately)
  25.3   Form T-1 Statement of Eligibility under the Trust
         Indenture Act of 1939, as amended, of The Bank of New York, as Trust Guarantee Trustee under the Trust Securities Guarantee of Countrywide
         Credit Industries, Inc. for the benefit of the holders of Capital Securities (bound separately)
  99.1   Form of Letter of Transmittal
  99.2   Form of Notice of Guaranteed Delivery
  99.3   Form of Letter to Registered Holders
  99.4   Form of Instructions to Registered Holders
  99.5   Form of Letter to Clients